  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 1995
                                                      REGISTRATION NO. 33-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                               NBD BANCORP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ---------------

           DELAWARE                 38-1984850                  6711
 (STATE OR OTHER JURISDICTION
              OF                 (I.R.S. EMPLOYER   (PRIMARY STANDARD INDUSTRIAL
INCORPORATION OR ORGANIZATION)  IDENTIFICATION NO.)  CLASSIFICATION CODE NUMBER)

                              611 WOODWARD AVENUE
                            DETROIT, MICHIGAN 48226
                                 313-225-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                              DANIEL T. LIS, ESQ.
                               NBD BANCORP, INC.
                              611 WOODWARD AVENUE
                            DETROIT, MICHIGAN 48226
                                 313-225-1000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:

   EDWARD D. HERLIHY, ESQ.      SHERMAN I. GOLDBERG, ESQ.    PATRICK J. LEDWIDGE, ESQ.
WACHTELL, LIPTON, ROSEN & KATZ  FIRST CHICAGO CORPORATION    DICKINSON, WRIGHT, MOON,
     51 WEST 52ND STREET        ONE FIRST NATIONAL PLAZA        VAN DUSEN & FREEMAN
   NEW YORK, NEW YORK 10019      CHICAGO, ILLINOIS 60670  500 WOODWARD AVENUE, SUITE 4000
                                                              DETROIT, MICHIGAN 48226

                                ---------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                         PROPOSED          PROPOSED           AMOUNT
                                        AMOUNT            MAXIMUM           MAXIMUM             OF
     TITLE OF EACH CLASS OF              TO BE        OFFERING PRICE       AGGREGATE       REGISTRATION
   SECURITIES TO BE REGISTERED       REGISTERED(1)       PER SHARE      OFFERING PRICE          FEE
---------------------------------------------------------------------------------------------------------
Common Stock, $1 par value.......     180,754,063           (2)         $       (3)      $2,225,420.33
---------------------------------------------------------------------------------------------------------
Preferred Stock with Cumulative
 and Adjustable Dividends, Series
 B...............................      1,191,000            (2)         $       (4)       $  35,062.63
---------------------------------------------------------------------------------------------------------
Preferred Stock with Cumulative
 and Adjustable Dividends, Series
 C...............................       713,800             (2)         $       (5)      $   23,567.71
---------------------------------------------------------------------------------------------------------
8.45% Cumulative Preferred Stock,
 Series E........................       160,000             (2)         $       (6)(8)   $   35,689.66
---------------------------------------------------------------------------------------------------------
5 3/4% Cumulative Convertible
 Preferred Stock, Series B.......       40,000              (2)         $       (7)(8)   $   83,448.28
---------------------------------------------------------------------------------------------------------
Depositary Shares representing
 Preferred Stock.................         (8)               (8)         $       (8)         $      (8)
---------------------------------------------------------------------------------------------------------
Total.......................                                                             $2,403,188.61(9)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) This Registration Statement covers the maximum number of the Registrant's securities that would be issued, or reserved for issuance, in the transaction described herein or upon exercise of the options issued in, or the employee benefit plans assumed as contemplated in, the transaction described herein.
(2) Not applicable.
(3) Computed pursuant to Rule 457(f)(1), based upon the market value of the securities to be cancelled in the merger (99,864,123 shares of common stock of First Chicago Corporation, par value $5 per share).
(4) Computed pursuant to Rule 457(f)(1), based upon the market value of the securities to be cancelled in the merger (1,191,000 shares of First
    Chicago Preferred Stock with Cumulative and Adjustable Dividends, Series
    B).
(5) Computed pursuant to Rule 457(f)(1), based upon the market value of the securities to be cancelled in the merger (713,800 shares of First Chicago Preferred Stock with Cumulative and Adjustable Dividends, Series C).
(6) Computed pursuant to Rule 457(f)(1), based upon the market value of the securities to be cancelled in the merger (160,000 shares of First Chicago 8.45% Cumulative Preferred Stock, Series E).
(7) Computed pursuant to Rule 457(f)(1), based upon the market value of the securities to be cancelled in the merger (40,000 shares of First Chicago 5 3/4% Cumulative Convertible Preferred Stock, Series B).
(8) The 5 3/4% Cumulative Convertible Preferred Stock, Series B and the 8.45% Cumulative Preferred Stock, Series E will be represented by Depositary Shares as evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. The Depositary Receipts represent a fractional interest in shares of the referenced Preferred Stock. Shares of such Preferred Stock will be issued to the Depositary under the applicable deposit agreement.
(9) $1,153,560.60 of the Registration Fee was previously paid in connection with the Registrant's Preliminary Proxy Statement filed with the
    Commission on Schedule 14A on August 3, 1995.
                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and all other conditions precedent to the merger of First Chicago Corporation with and into the Registrant have been satisfied or waived as described in the enclosed Joint Proxy Statement-Prospectus.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATES AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               NBD BANCORP, INC.

          CROSS-REFERENCE SHEET FOR REGISTRATION STATEMENT ON FORM S-4
                                      AND
                       JOINT PROXY STATEMENT-PROSPECTUS.

                                               LOCATION IN JOINT PROXY
                S-4 ITEM                        STATEMENT-PROSPECTUS
                --------                       -----------------------
 INFORMATION ABOUT THE TRANSACTION
 1.  Forepart of Registration
      Statement and Outside Front
      Cover Page of Prospectus....   Facing Page of Registration Statement;
                                      Cross-Reference Sheet; Cover Page

 2.  Inside Front and Outside Back
      Cover Pages of Prospectus...   Available Information; Information
                                      Incorporated by Reference; Table of
                                      Contents

 3.  Risk Factors, Ratio of
      Earnings to Fixed Charges
      and Other Information ......   Summary of Joint Proxy Statement-
                                      Prospectus; Selected Consolidated
                                      Financial Data; Pro Forma Selected
                                      Financial Data

 4.  Terms of the Transaction.....   Summary of Joint Proxy Statement-
                                      Prospectus; The Merger; Amendments to the
                                      NBD Certificate; Board of Directors,
                                      Management and Operations Following the
                                      Merger; Description of NBD Capital Stock;
                                      Description of New Preferred Stock;
                                      Comparison of Stockholders' Rights

 5.  Pro Forma Financial
      Information.................   Unaudited Pro Forma Condensed Combined
                                      Financial Statements (including the notes
                                      thereto)


 6.  Material Contacts with the
      Company Being Acquired......   The Merger; Interest of Certain Persons in
                                      the Merger

 7.  Additional Information
      Required for Reoffering by
      Persons and Parties Deemed
      to be Underwriters..........   Not Applicable

 8.  Interests of Named Experts
      and Counsel.................   Experts; Legal Opinion

 9.  Disclosure of Commission
      Position on Indemnification
      for Securities Act
      Liabilities.................   Not Applicable

 INFORMATION ABOUT THE REGISTRANT
 10. Information with Respect to
      S-3 Registrants.............   Not Applicable
 11. Incorporation of Certain
      Information by Reference....   Information Incorporated by Reference
 12. Information with Respect to
      S-2 or S-3 Registrants......   Not Applicable
 13. Incorporation of Certain
      Information by Reference....   Not Applicable
 14. Information with Respect to
      Registrants Other Than
      S-2 or S-3 Registrants......   Not Applicable
 INFORMATION ABOUT THE COMPANY BEING ACQUIRED
 15. Information with Respect to
      S-3 Companies...............   Information Incorporated by Reference
 16. Information with Respect to
      S-2 or S-3 Companies........   Not Applicable
 17. Information with Respect to
      Companies Other Than
      S-2 or S-3 Companies........   Not Applicable

                                              LOCATION IN JOINT PROXY
                S-4 ITEM                       STATEMENT-PROSPECTUS
                --------                      -----------------------
 VOTING AND MANAGEMENT INFORMATION
 18. Information if Proxies, Con-
      sents or Authorizations are
      to be Solicited.............  Cover Page; Summary of Joint Proxy
                                     Statement-Prospectus; Meeting of NBD
                                     Stockholders; Meeting of First Chicago
                                     Stockholders; Solicitation of Proxies;
                                     Interests of Certain Persons in the
                                     Merger; Board of Directors, Management and
                                     Operations Following the Merger; The
                                     Merger

 19. Information if Proxies, Con-
      sents or Authorizations are
      not to be Solicited, or in
      an Exchange Offer...........  Not Applicable

  This Registration Statement contains two forms of the Joint Proxy Statement-Prospectus to be delivered separately to stockholders of NBD Bancorp, Inc. ("NBD") and First Chicago Corporation ("First Chicago") in connection with their respective Special Meetings. The Joint Proxy Statement-Prospectus to be delivered to NBD stockholders in connection with the NBD-First Chicago merger described herein will contain a letter to NBD stockholders and a Notice of the NBD Special Meeting. Similarly, the Joint Proxy Statement-Prospectus to be delivered to First Chicago stockholders in connection with the NBD-First Chicago merger will contain a letter to First Chicago stockholders and a Notice of the First Chicago Special Meeting. The Joint Proxy Statement-Prospectus to be delivered to First Chicago stockholders is otherwise identical in all respects to the Joint Proxy Statement-Prospectus to be delivered to NBD stockholders, except with respect to the last page of each, relating (i) to stockholder proposals for future meetings of stockholders and
(ii) to the conduct of business other than consideration of the proposed merger at the respective Special Meetings of NBD and First Chicago.

NBD Bancorp, Inc.
611 Woodward Avenue
Detroit, Michigan 48226


LOGO


                                                             September 18, 1995

To the Owners of NBD Bancorp, Inc.

  You are cordially invited to attend a Special Meeting of the Stockholders of NBD Bancorp, Inc. to be held on October 20, 1995 at 10:00 a.m., Detroit time, on the Staff Floor, Main Office of NBD Bank, 611 Woodward Avenue, Detroit, Michigan.

  At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt a Merger Agreement, dated as of July 11, 1995, as amended, by and between NBD and First Chicago Corporation pursuant to which First Chicago will merge with NBD under the name "First Chicago NBD Corporation". A copy of the Merger Agreement is attached to the accompanying Joint Proxy Statement-Prospectus.

  At the effective time of the Merger, each share of First Chicago Common Stock will be converted into 1.81 shares of Common Stock of the combined company. Each share of NBD Common Stock outstanding at the effective time of the Merger will remain outstanding as a share of Common Stock of the combined company.

  This significant transaction for NBD will create what is expected to be one of the 10 largest banking organizations in the United States, and the largest such institution headquartered in the Midwest. The Merger will create a strong and profitable financial services company that will have the scale and capabilities to compete with banks and non-banking financial institutions across the Midwest, the United States, and around the world.

  Enclosed are a Notice of Special Meeting of Stockholders and a Joint Proxy Statement-Prospectus which describes the Merger and the background to the transaction. You are urged to read all of these materials carefully. The Board of Directors has fixed the close of business on September 8, 1995 as the record date for the Special Meeting. Accordingly, only stockholders of record on that date will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. The affirmative vote of the holders of a majority of the shares of NBD Common Stock outstanding and entitled to vote is necessary to approve and adopt the Merger Agreement.

  THE BOARD OF DIRECTORS OF NBD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

  The accompanying Joint Proxy Statement-Prospectus sets forth the voting rights of holders of NBD Common Stock with respect to this matter, and describes the matter to be acted upon at the Special Meeting. Stockholders are urged to review carefully the accompanying Joint Proxy Statement-Prospectus, which contains a detailed description of the Merger, its terms and conditions and the transactions contemplated thereby.

  BECAUSE OF THE SIGNIFICANCE OF THE PROPOSED MERGER TO NBD, YOUR PARTICIPATION IN THE SPECIAL MEETING, IN PERSON OR BY PROXY, IS ESPECIALLY IMPORTANT. AN ABSTENTION OR FAILURE TO VOTE AT THE SPECIAL MEETING OR FAILURE TO SUBMIT A PROXY WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT. ACCORDINGLY, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE THAT HAS BEEN PROVIDED TO YOU FOR YOUR CONVENIENCE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

  The Board and I urge you to vote "FOR" the Merger Agreement and each of the transactions contemplated thereby.

  Thank you, and we look forward to seeing you at the Special Meeting.

                                          Sincerely,


                                          /s/ Verne G. Istock

                                          VERNE G. ISTOCK
                                          Chairman and
                                          Chief Executive Officer

         NBD BANCORP, INC. 611 WOODWARD AVENUE DETROIT, MICHIGAN 48226

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 20, 1995

  A Special Meeting of Stockholders (the "Special Meeting") of NBD Bancorp, Inc., a Delaware corporation ("NBD"), will be held on October 20, 1995 at 10:00 a.m., Detroit time, on the Staff Floor, Main Office of NBD Bank, 611 Woodward Avenue, Detroit, Michigan for the purpose of considering and voting upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 11, 1995, as amended (the "Merger Agreement"), by and between NBD and First Chicago Corporation, a Delaware corporation ("First Chicago"), and the consummation of the transactions contemplated thereby, pursuant to which First Chicago will be merged with and into NBD, upon the terms and subject to the conditions set forth in the Merger Agreement, as are more fully described in the accompanying Joint Proxy Statement-Prospectus. A copy of the Merger Agreement is attached as Exhibit A to the accompanying Joint Proxy Statement-Prospectus.

  The Board of Directors has fixed the close of business on September 8, 1995 as the record date (the "Record Date") for determining stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. The holders of record of NBD Common Stock at the Record Date are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                          By Order of the Board of Directors,

                                          /s/ Daniel T. Lis

                                          DANIEL T. LIS
                                          Secretary

Detroit, Michigan
September 18, 1995

  WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

LOGO   FIRST CHICAGO
       CORPORATION                                One First National Plaza
                                                  Chicago, Illinois 60670


                                                             September 18, 1995

  TO OUR STOCKHOLDERS:

  You are cordially invited to attend a Special Meeting of Stockholders of First Chicago Corporation which will be held at the First Chicago Center located in the Plaza adjacent to The First National Bank of Chicago, at 9:30 a.m., Chicago time, on Friday, October 20, 1995. Please use the Dearborn Street entrance to the Bank Building.

  At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of July 11, 1995, as amended, between First Chicago and NBD Bancorp, Inc. pursuant to which First Chicago will be merged with NBD under the name "First Chicago NBD Corporation". A copy of the Merger Agreement is attached to the accompanying Joint Proxy Statement-Prospectus.

  At the Effective Time of the Merger, each outstanding share of First Chicago Common Stock will be converted into 1.81 shares of Common Stock of the combined company. In addition, upon consummation of the Merger, each holder of First Chicago Preferred Stock and Depositary Shares will be entitled to receive Preferred Stock or Depositary Shares, as applicable, of the combined company.

  This significant transaction for First Chicago will create what is expected to be one of the 10 largest banking organizations in the United States, and the largest such institution headquartered in the Midwest. The Merger will create a strong and profitable financial services company that will have the scale and capabilities to compete with banks and non-banking financial institutions across the Midwest, the United States, and around the world.

  Enclosed are a Notice of Special Meeting of Stockholders and a Joint Proxy Statement-Prospectus which describes the Merger and the background to the transaction. You are urged to read all of these materials carefully. The Board of Directors has fixed the close of business on September 8, 1995 as the record date for the Special Meeting. Accordingly, only stockholders of record on that date will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. The affirmative vote of the holders of a majority of the shares of First Chicago Common Stock outstanding and entitled to vote is necessary to approve the Merger.

  THE BOARD OF DIRECTORS OF FIRST CHICAGO HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

  The accompanying Joint Proxy Statement-Prospectus sets forth the voting rights of holders of First Chicago Common Stock with respect to this matter, and describes the matter to be acted upon at the Special Meeting. Holders of First Chicago Preferred Stock are not entitled to vote at the First Chicago Meeting. Stockholders are urged to review carefully the attached Joint Proxy Statement-Prospectus, which contains a detailed description of the Merger, its terms and conditions and the transactions contemplated thereby.

  BECAUSE OF THE SIGNIFICANCE OF THE PROPOSED MERGER TO FIRST CHICAGO, YOUR PARTICIPATION IN THE SPECIAL MEETING, IN PERSON OR BY PROXY, IS ESPECIALLY IMPORTANT. AN ABSTENTION OR FAILURE TO VOTE AT THE SPECIAL MEETING OR FAILURE TO SUBMIT A PROXY WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER. ACCORDINGLY, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE THAT HAS BEEN PROVIDED TO YOU FOR YOUR CONVENIENCE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

  Promptly after the Merger, a letter of transmittal will be mailed to each holder of record of shares of First Chicago Capital Stock and Depositary Shares. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD TO THE EXCHANGE AGENT.

  The Board and I urge you to vote "FOR" the Merger Agreement and each of the transactions contemplated thereby.

  The First Chicago Center offers special access for people in wheelchairs and headsets for the hearing-impaired. Stockholders who wish to arrange for either of these services are invited to call (312) 732-3150 by Wednesday, October 18, 1995.

  Thank you, and we look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                          /s/ Richard L. Thomas

                                          RICHARD L. THOMAS
                                          Chairman, President and
                                          Chief Executive Officer

                           FIRST CHICAGO CORPORATION
                           ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60670

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON OCTOBER 20, 1995

  A Special Meeting of Stockholders (the "Special Meeting") of First Chicago Corporation, a Delaware corporation ("First Chicago"), will be held on October 20, 1995 at 9:30 a.m., Chicago time, at the First Chicago Center, One First National Plaza, Chicago, Illinois. The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 11, 1995, as amended (the "Merger Agreement"), by and between First Chicago and NBD Bancorp, Inc., a Delaware corporation ("NBD"), and the consummation of the transactions contemplated thereby, pursuant to which First Chicago will be merged with and into NBD upon the terms and subject to the conditions set forth in the Merger Agreement, as are more fully described in the enclosed Joint Proxy Statement-Prospectus. A copy of the Merger Agreement is attached as Exhibit A to the accompanying Joint Proxy Statement-Prospectus.

  The Board of Directors has fixed the close of business on September 8, 1995 as the record date (the "Record Date") for determining stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. The holders of record of First Chicago Common Stock at said Record Date are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. The holders of record of First Chicago Preferred Stock or Depositary Shares on the Record Date are entitled to notice of, but will not be entitled to vote at, the Special Meeting.

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                          By Order of the Board of Directors,

                                          /s/ Sherman I. Goldberg

Chicago, Illinois                         SHERMAN I. GOLDBERG
September 18, 1995                        Secretary

  WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

NBD BANCORP, INC.                             FIRST CHICAGO CORPORATION
611 WOODWARD AVENUE                           ONE FIRST NATIONAL PLAZA
DETROIT, MICHIGAN 48226                       CHICAGO, ILLINOIS 60670

                       JOINT PROXY STATEMENT--PROSPECTUS

                        SPECIAL MEETING OF STOCKHOLDERS
                               NBD BANCORP, INC.

                        SPECIAL MEETING OF STOCKHOLDERS
                           FIRST CHICAGO CORPORATION

                               OCTOBER 20, 1995

  This Joint Proxy Statement-Prospectus is being furnished in connection with the solicitation of proxies by the Board of Directors (the "NBD Board") of NBD Bancorp, Inc. ("NBD") to be used at the Special Meeting of Stockholders of NBD to be held on October 20, 1995 (including any adjournments or postponements thereof, the "NBD Meeting"). At the NBD Meeting, holders of the common stock, par value $1.00 per share, of NBD (the "NBD Common Stock") will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of July 11, 1995, as amended (the "Merger Agreement"), by and between NBD and First Chicago Corporation ("First Chicago") providing for the merger of First Chicago with and into NBD (the "Merger"). The Merger Agreement is attached hereto as Exhibit A and is incorporated herein by reference. Following the Merger, the combined company will operate under the name "First Chicago NBD Corporation."

  This Joint Proxy Statement-Prospectus is also furnished in connection with the solicitation of proxies by the Board of Directors of First Chicago (the "First Chicago Board") to be used at the First Chicago Special Meeting of Stockholders to be held on October 20, 1995 (including any adjournments or postponements thereof, the "First Chicago Meeting"). At the First Chicago Meeting, holders of the common stock, par value $5.00 per share, of First Chicago (together with the associated preferred share purchase rights, the "First Chicago Common Stock") will consider and vote upon a proposal to approve and adopt the Merger Agreement.

  This Joint Proxy Statement-Prospectus and the respective forms of proxy are first being mailed on or about September 18, 1995.

  At the Effective Time (as defined herein): each share of First Chicago Common Stock, with certain exceptions described herein, will be converted into the right to receive 1.81 shares (the "Exchange Ratio") of NBD Common Stock (the NBD Common Stock after the Effective Time, the "Common Stock"); and each share of First Chicago preferred stock will be converted into the right to receive one share of preferred stock of the combined company with substantially the same terms.

  NBD Common Stock and First Chicago Common Stock are traded on the New York Stock Exchange, (the "NYSE"). The closing sales price of NBD Common Stock and First Chicago Common Stock was $32 1/2 and $60 5/8, respectively, on July 11, 1995 (the last trading day prior to the public announcement of the Merger), and was $37 3/4 and $66 3/8, respectively, on September 12, 1995.

  NBD has filed a Registration Statement (the "Registration Statement") on
Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering a maximum of 180,754,063 shares of NBD Common Stock and 2,104,800 shares of New Preferred Stock (as defined herein) to be issued or reserved for issuance in connection with the Merger. This Joint Proxy Statement-Prospectus does not cover any resales of Common Stock of the combined company or the preferred stock of the combined company to be received by stockholders of First Chicago upon consummation of the Merger, and no person is authorized to make use of this Joint Proxy Statement-Prospectus in connection with any such resale.
                                                         (Cover Page Continues)

  THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS JOINT PROXY STATEMENT-PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. STOCKHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS JOINT PROXY STATEMENT-PROSPECTUS IN ITS ENTIRETY.

  THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER FEDERAL OR STATE GOVERNMENT AGENCY.

  THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  All information contained in this Joint Proxy Statement-Prospectus with respect to NBD has been supplied by NBD and all information with respect to First Chicago has been supplied by First Chicago.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NBD OR FIRST CHICAGO. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF THE SHARES OF NBD COMMON STOCK OR PREFERRED STOCK OF THE COMBINED COMPANY HEREUNDER WILL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF NBD OR FIRST CHICAGO SINCE THE DATE HEREOF.

  The date of this Joint Proxy Statement-Prospectus is September 18, 1995.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION......................................................   5
INFORMATION INCORPORATED BY REFERENCE......................................   6
SUMMARY OF JOINT PROXY STATEMENT-PROSPECTUS................................   7
  The Parties..............................................................   7
  Date, Time and Place of Meetings.........................................   7
  Purposes of Meetings.....................................................   7
  Vote Required............................................................   7
  Terms of the Merger......................................................   9
  Recommendations of the Boards of Directors and Reasons for the Merger....  10
  Fairness Opinions of Financial Advisors..................................  11
  Conditions to the Consummation of the Merger.............................  11
  Board of Directors, Management and Operations Following the Merger.......  11
  Regulatory Approvals.....................................................  13
  Certain Federal Income Tax Consequences..................................  13
  Accounting Treatment.....................................................  13
  Termination of the Merger Agreement......................................  13
  Waiver and Amendment.....................................................  14
  Stock Option Agreements..................................................  14
  Interests of Certain Persons in the Merger...............................  15
  No Appraisal Rights......................................................  15
  Certain Differences in the Rights of Stockholders........................  15
  Comparative Stock Prices and Dividends; Pro Forma Equivalent Market Value
   Per Share...............................................................  15
  Selected Historical and Pro Forma Per Share Data.........................  17
  Selected Consolidated Financial Data.....................................  18
  Pro Forma Selected Financial Data........................................  21
NBD BANCORP, INC...........................................................  22
FIRST CHICAGO CORPORATION..................................................  22
MEETING OF NBD STOCKHOLDERS................................................  23
  Date, Time and Place; Purpose of Meeting.................................  23
  Record Date..............................................................  23
  Proxies; Voting and Revocation...........................................  23
  Vote Required to Approve the Merger Agreement; Principal Stockholders....  24
MEETING OF FIRST CHICAGO STOCKHOLDERS......................................  24
  Date, Time and Place; Purpose of Meeting.................................  24
  Record Date..............................................................  25
  Proxies; Voting and Revocation...........................................  25
  Vote Required to Approve the Merger Agreement; Principal Stockholders....  26
THE MERGER.................................................................  27
  General..................................................................  27
  Background of the Merger.................................................  27
  Reasons for the Merger...................................................  29
  Fairness Opinions of Financial Advisors..................................  32
  Structure of the Merger..................................................  41
  Conversion of First Chicago Capital Stock; Treatment of First Chicago
   Stock Options and First Chicago Stock Purchase Plan.....................  41
  Exchange of Certificates; Fractional Shares..............................  42
  Effective Time...........................................................  44
  Representations and Warranties...........................................  44
  Conduct of Business Pending the Merger and Other Agreements..............  44
  Conditions to the Consummation of the Merger.............................  46

  Regulatory Approvals Required for the Merger..............................  48
  Certain Federal Income Tax Consequences...................................  49
  Accounting Treatment......................................................  50
  Termination of the Merger Agreement.......................................  51
  Extension, Waiver and Amendment of the Merger Agreement...................  51
  Stock Option Agreements...................................................  52
  First Chicago Rights Agreement............................................  56
  Employee Benefits and Plans...............................................  56
  Stock Exchange Listing....................................................  57
  Expenses..................................................................  57
  Dividends.................................................................  57
  Resales of NBD Common Stock and New Preferred Stock in the Merger.........  57
  No Appraisal Rights.......................................................  58
BOARD OF DIRECTORS, MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER..........  59
  Board of Directors........................................................  59
  Management................................................................  59
  Operations................................................................  60
INTERESTS OF CERTAIN PERSONS IN THE MERGER..................................  61
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.................  63
DESCRIPTION OF NBD CAPITAL STOCK............................................  73
  General...................................................................  73
  NBD Common Stock..........................................................  73
  NBD Preferred Stock.......................................................  74
DESCRIPTION OF NEW PREFERRED STOCK..........................................  74
  General...................................................................  75
  New Series B Preferred Stock..............................................  77
  New Series C Preferred Stock..............................................  77
  New Series E Preferred Stock..............................................  77
  New Convertible Preferred Stock...........................................  77
AMENDMENTS TO THE NBD CERTIFICATE...........................................  77
COMPARISON OF STOCKHOLDERS' RIGHTS..........................................  78
  General...................................................................  78
  Stockholder Meetings......................................................  78
  Voting Rights.............................................................  79
  Provisions Relating to Directors..........................................  80
  Rights Agreement..........................................................  81
EXPERTS.....................................................................  81
LEGAL OPINION...............................................................  81
SOLICITATION OF PROXIES.....................................................  81
STOCKHOLDER PROPOSALS.......................................................  82
OTHER BUSINESS..............................................................  82
INDEX OF DEFINED TERMS......................................................  83

                                    EXHIBITS

A. Agreement and Plan of Merger............................................. A-1
B. Opinion of Montgomery Securities......................................... B-1
C. Opinion of Lazard Freres & Co. LLC....................................... C-1

                             AVAILABLE INFORMATION

  NBD has filed the Registration Statement with the Commission covering the shares of NBD Common Stock and New Preferred Stock to be issued in connection with the Merger. As permitted by the rules and regulations of the Commission, this Proxy Statement-Prospectus omits certain information, Exhibits and undertakings contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the Exhibits filed as a part thereof. Such additional information may be inspected and copied as set forth below.

  Each of NBD and First Chicago is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning either NBD or First Chicago can be inspected and copied at the Commission's office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (Suite 1300, Seven World Trade Center, New York, New York 10048) and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. NBD Common Stock, First Chicago Common Stock, First Chicago Preferred Stock and depositary receipts representing First Chicago Preferred Stock are each listed on the NYSE. Reports, proxy materials and other information concerning NBD also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Reports, proxy materials and other information concerning First Chicago may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104. This Joint Proxy Statement--Prospectus does not contain all the information set forth in the Registration Statement and Exhibits thereto which NBD has filed with the Commission under the Securities Act, which may be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees, and to which reference is hereby made.

                     INFORMATION INCORPORATED BY REFERENCE

  THIS JOINT PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS THERETO, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT-PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO THE FOLLOWING:

   NBD DOCUMENTS                                FIRST CHICAGO DOCUMENTS


  NBD BANCORP, INC.                           FIRST CHICAGO CORPORATION
  611 Woodward Avenue                         One First National Plaza, Suite
  Detroit, Michigan 48226                     0460
                                              Chicago, Illinois 60670


  Attention: Daniel T. Lis
           (313) 225-3154                     Attention: Investor Relations
                                                     Sean O'Neill
                                                     (312) 732-4812

  IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, A REQUEST MUST BE RECEIVED NO LATER THAN October 13, 1995.

  The following NBD documents are incorporated by reference herein (File No. 1-7127):

    (1) NBD's Annual Report on Form 10-K for the year ended December 31,
  1994.

    (2) NBD's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

    (3) NBD's Current Reports on Form 8-K dated July 19, 1995, July 21, 1995 and August 15, 1995.

    (4) The description of NBD Common Stock set forth in NBD's registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed with the Commission for the purpose of updating such description.

  Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

  The following First Chicago documents are incorporated by reference herein (File No. 1-6052):

    (1) First Chicago's Annual Report on Form 10-K for the year ended December 31, 1994.

    (2) First Chicago's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

    (3) First Chicago's Current Reports on Form 8-K, dated January 17, 1995, April 17, 1995, July 14, 1995, July 17, 1995, July 19, 1995, July 21, 1995
  and August 15, 1995.

    (4) Item 14 on pages 26 and 27 of First Chicago's Registration Statement on Form 10 describing First Chicago's Common Stock.

    (5) First Chicago's Registration Statement on Form 8-A dated November 25, 1988, describing the Preferred Share Purchase Rights declared by First Chicago on November 18, 1988, as amended by Amendment No. 1 on Form 8 dated July 16, 1990, as further amended by an Amendment dated July 11, 1995, as filed on Form 8-K, dated July 19, 1995.

  Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

  All documents filed with the Commission by NBD and First Chicago pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of effectiveness of the Registration Statement of which this Joint Proxy Statement-Prospectus forms a part and prior to the date of the NBD Meeting and the First Chicago Meeting are incorporated herein by reference and such documents will be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Joint Proxy Statement-Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Joint Proxy Statement- Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement-Prospectus.

                  SUMMARY OF JOINT PROXY STATEMENT-PROSPECTUS

  The following is a summary, which is necessarily incomplete, of certain information contained elsewhere in this Joint Proxy Statement-Prospectus or in documents incorporated herein by reference. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained herein, the Exhibits hereto and the documents incorporated by reference herein. Each stockholder is urged to read the Joint Proxy Statement-Prospectus and the Exhibits hereto in their entirety and with care.

THE PARTIES

  NBD and First Chicago are registered bank holding companies under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), which, through their respective banking and non-banking subsidiaries, provide banking and financial services in the Midwest, particularly in Michigan, Illinois, and Indiana, and throughout the United States and the world, to customers, including individuals, corporations, governments, and other institutions. NBD is headquartered at 611 Woodward Avenue, Detroit, Michigan 48226. First Chicago is headquartered at One First National Plaza, Chicago, Illinois 60670. See "NBD Bancorp, Inc." and "First Chicago Corporation".

DATE, TIME AND PLACE OF MEETINGS

  The NBD Meeting will be held on the Staff Floor, Main Office of NBD Bank, 611 Woodward Avenue, Detroit, Michigan, at 10:00 a.m., Detroit time, on October 20, 1995. The First Chicago Meeting will be held at the First Chicago Center, One First National Plaza, Chicago, Illinois at 9:30 a.m., Chicago time, on October 20, 1995.

PURPOSES OF MEETINGS

  The NBD Meeting will be held for the purpose of considering and voting upon a proposal to approve and adopt the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, an increase in the authorization of NBD Common Stock from 500,000,000 to 750,000,000, and the changing of the name of NBD to "First Chicago NBD Corporation." See "Meeting of NBD Stockholders--Date, Time and Place; Purpose of Meeting".

  The First Chicago Meeting will be held for the purpose of considering and voting upon a proposal to approve and adopt the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger. See "Meeting of First Chicago Stockholders--Date, Time and Place; Purpose of Meeting".

  As described herein under "Board of Directors, Management and Operations Following the Merger", from and after the Effective Time, the Board of Directors of the combined company will consist of 22 members, two of whom will be the current Chairmen of each of NBD and First Chicago, 10 of whom will be directors appointed by NBD's Chairman and the NBD Board and 10 of whom will be directors appointed by First Chicago's Chairman and the First Chicago Board.

VOTE REQUIRED

  The NBD Board and the First Chicago Board have each fixed the close of business on September 8, 1995 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the NBD Meeting and the First Chicago Meeting, respectively. Only the holders of record of the outstanding shares of NBD Common Stock and First Chicago Common Stock on the Record Date will be entitled to notice of, and to vote at, the NBD Meeting and the First Chicago Meeting, respectively. The holders of record of the outstanding shares of First Chicago Preferred Stock on the Record Date will be entitled to notice of, but will not be entitled to vote at, the First Chicago Meeting. The presence, in person or by proxy, of a majority of the aggregate number of shares of NBD Common Stock and First Chicago Common Stock issued, outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the NBD Meeting and the First Chicago Meeting, respectively.

  NBD. The affirmative vote of the holders of a majority of the shares of NBD Common Stock issued, outstanding and entitled to vote at the NBD Meeting will be required to approve the Merger Agreement and the consummation of the transactions contemplated thereby. Approval of the Merger Agreement by the requisite vote of the holders of NBD Common Stock is a condition to, and is required for, consummation of the Merger.

  As of the Record Date, 158,967,936 shares of NBD Common Stock were issued, outstanding and entitled to vote, of which approximately 2,241,519 shares, or approximately 1.41%, were held by directors and executive officers of NBD and their respective affiliates. Each such director and officer of NBD has indicated his or her intention to vote the NBD Common Stock beneficially owned by him or her for approval of the Merger Agreement and the consummation of the transactions contemplated thereby. As of the Record Date, the banking and trust subsidiaries of NBD, as fiduciaries, custodians or agents, held a total of 21,891,401 shares, or 13.77%, of the outstanding shares of NBD Common Stock under trust agreements and other instruments and agreements. These entities maintained sole or shared voting power with respect to 8,213,082 of such shares. In addition, First Chicago's directors and executive officers as a group beneficially owned 100 shares, or less than 1%, of the outstanding shares of NBD Common Stock, all of which they intend to vote for approval of the Merger Agreement and the consummation of the transactions contemplated thereby. As of the Record Date, the banking and trust subsidiaries of First Chicago, as fiduciaries, custodians or agents, held a total of 568,766 shares, or less than 1%, of the outstanding shares of NBD Common Stock under trust agreements and other instruments and agreements. These entities maintained sole or shared voting power with respect to 471,252 of such shares.

  See "Meeting of NBD Stockholders--Vote Required to Approve the Merger Agreement; Principal Stockholders".

  First Chicago. The affirmative vote of the holders of a majority of the shares of First Chicago Common Stock issued, outstanding and entitled to vote at the First Chicago Meeting will be required to approve the Merger Agreement and the consummation of the transactions contemplated thereby. Holders of shares of First Chicago Preferred Stock are not entitled to vote on any of the matters to be considered at the First Chicago Meeting. Approval of the Merger Agreement by the requisite vote of the holders of First Chicago Common Stock is a condition to, and required for, consummation of the Merger.

  As of the Record Date, 90,518,589 shares of First Chicago Common Stock were issued, outstanding and entitled to vote, of which approximately 4,268,740 shares, or approximately 4.72%, were held by directors and executive officers of First Chicago, its subsidiaries and their respective affiliates. Each such director and executive officer of First Chicago has indicated his or her intention to vote the First Chicago Common Stock beneficially owned by him or her for approval of the Merger Agreement and the consummation of the transactions contemplated thereby. As of the Record Date, the banking and trust subsidiaries of First Chicago, as fiduciaries, custodians or agents, held a total of 1,702,777 shares, or 1.88%, of the outstanding shares of First Chicago Common Stock under trust agreements and other instruments and agreements. These entities maintained sole or shared voting power with respect to 1,209,961 of such shares. As of the Record Date, the banking and trust subsidiaries of NBD, as fiduciaries, custodians or agents, held a total of 636,017 shares, or less than 1%, of the outstanding shares of First Chicago Common Stock under trust agreements and other instruments and agreements. These entities maintained sole or shared voting power with respect to 27,835 of such shares.

  See "Meeting of First Chicago Stockholders--Vote Required to Approve the Merger Agreement; Principal Stockholders".

TERMS OF THE MERGER

  At the Effective Time, First Chicago will be merged with and into NBD, with NBD as the surviving corporation in the Merger and with the name of NBD changed to "First Chicago NBD Corporation." In connection with the Merger (i) each then outstanding share of First Chicago Common Stock (other than shares held in First Chicago's treasury or directly or indirectly by NBD or its wholly owned subsidiaries or by First Chicago or its wholly owned subsidiaries (except for, in both cases, shares held in a fiduciary, custodial or similar capacity or in respect of a debt previously contracted or in certain other circumstances)) will be converted into the right to receive 1.81 shares of NBD Common Stock. First Chicago's obligation to consummate the Merger is not conditioned upon NBD Common Stock continuing to trade at any specified minimum price during any period prior to the Effective Time. Because the Exchange Ratio is fixed and because the market price of NBD Common Stock is subject to fluctuation, the value of the shares of NBD Common Stock that holders of First Chicago Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. Subject to stock repurchases by NBD and First Chicago, option exercises under various NBD and First Chicago employee benefit plans and other issuances of NBD Common Stock and First Chicago Common Stock prior to the Effective Time, it is anticipated that at the Effective Time, stockholders of NBD and First Chicago will own approximately 49.9% and 50.1%, respectively, of the Common Stock of the combined company following the Merger.

  Further, at the Effective Time, (i) each share of First Chicago Preferred Stock with Cumulative and Adjustable Dividends, Series B ($100 stated value) (the "First Chicago Series B Preferred Stock") then issued and outstanding will be converted into the right to receive one share of preferred stock with cumulative and adjustable dividends of the combined company (the "New Series B Preferred Stock"); (ii) each share of First Chicago Preferred Stock with Cumulative and Adjustable Dividends, Series C ($100 stated value) (the "First Chicago Series C Preferred Stock") then issued and outstanding will be converted into the right to receive one share of preferred stock with cumulative and adjustable dividends of the combined company (the "New Series C Preferred Stock"); (iii) each share of First Chicago's 8.45% Cumulative Preferred Stock, Series E ($625 stated value) (the "First Chicago Series E Preferred Stock") then issued and outstanding will be converted into the right to receive one share of cumulative preferred stock with an annual fixed dividend rate of 8.45% of the combined company (the "New Series E Preferred Stock"); and (iv) each share of First Chicago 5 3/4% Cumulative Convertible Preferred Stock, Series B ($5,000 stated value) (the "First Chicago Convertible Preferred Stock," and together with the First Chicago Series B Preferred Stock, the First Chicago Series C Preferred Stock, and the First Chicago Series E Preferred Stock, the "First Chicago Preferred Stock") then issued and outstanding will be converted into the right to receive one share of cumulative convertible preferred stock with an annual fixed dividend rate of 5 3/4% of the combined company (the "New Convertible Preferred Stock", and together with the New Series B Preferred Stock, the New Series C Preferred Stock, and the New Series E Preferred Stock, the "New Preferred Stock"; and the New Preferred Stock together with the Common Stock, the "Capital Stock"). The terms of the New Preferred Stock will be substantially the same as the terms of the First Chicago Preferred Stock. At the Effective Time, any deposit agreements pursuant to which shares of First Chicago Preferred Stock are held subject to, and evidenced by, depositary receipts will be assumed by the combined company. See "The Merger--Conversion of First Chicago Capital Stock; Treatment of First Chicago Stock Options and First Chicago Stock Purchase Plan", "Description of NBD Capital Stock", "Description of New Preferred Stock" and "The Merger--No Appraisal Rights".

  No fractional shares of NBD Common Stock will be issued in the Merger. In lieu thereof, each holder of First Chicago Common Stock who otherwise would have been entitled to a fractional share of NBD Common Stock will receive cash in an amount equal to such fraction (rounded to the nearest thousandth of a share) multiplied by the average of the closing sale prices of NBD Common Stock on the NYSE as reported by The Wall Street Journal for the five trading days immediately preceding the date of the Effective Time.

  Each stock option or right to acquire First Chicago Common Stock granted pursuant to the First Chicago 1983 Stock Option Plan and the First Chicago Stock Incentive Plan (together, the "First Chicago Stock Plans") which is outstanding and unexercised immediately prior to the Effective Time will be converted automatically at the Effective Time into an option to purchase Common Stock of the combined company and, subject to the adjustment described below, will continue to be governed by the terms of the First Chicago Stock Plans which will be assumed by the combined company. As of the Record Date, 5,747,673 shares of First Chicago Common Stock were subject to such options. The number of shares of Common Stock of the combined company subject to such options and the exercise price of such options will be adjusted as provided in the Merger Agreement to give effect to the Exchange Ratio.

  In addition, First Chicago employees participating in the current offering under the First Chicago Employee Stock Purchase and Savings Plan (the "First Chicago ESPSP") will be eligible to purchase shares of Common Stock of the combined company at the termination of the current offering under the First Chicago ESPSP. The number of shares of Common Stock of the combined company which each participating First Chicago employee will be entitled to purchase and the purchase price of such shares will be adjusted as contemplated in the Merger Agreement to give effect to the Exchange Ratio. Other terms of the First Chicago ESPSP will remain substantially the same after the Effective Time.

  Pursuant to the Merger Agreement, at the Effective Time, the NBD Restated Certificate of Incorporation (as in effect prior to the Effective Time, or, with respect to any period after the Effective Time, as amended, the "NBD Certificate") will be amended in accordance with the Delaware General Corporation Law (the "DGCL") to provide: (a) that the number of shares of authorized Common Stock of the combined company shall be increased to 750,000,000; (b) that the name of NBD shall be changed to "First Chicago NBD Corporation"; (c) that the NBD Series A Preferred Stock (as defined herein), of which, as of the date of this Joint Proxy Statement-Prospectus, no shares are issued and outstanding, will no longer be authorized capital stock of NBD, and that the combined company shall no longer be authorized to issue such shares of such NBD Series A Preferred Stock; and (d) for the designation of each series of New Preferred Stock.

  The Merger will become effective on the date and time (the "Effective Time") as set forth in the Certificate of Merger which will be filed with the Secretary of State of Delaware.

  See "The Merger--Structure of the Merger", "--Conversion of First Chicago Capital Stock; Treatment of First Chicago Stock Options and First Chicago Stock Purchase Plan", "--Exchange of Certificates; Fractional Shares", "--Effective Time" and "Amendments to the NBD Certificate".

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS AND REASONS FOR THE MERGER

  The Boards of Directors of NBD (with 19 directors present and 2 absent) and First Chicago (with 15 directors present and 2 absent) have unanimously approved the Merger Agreement. EACH BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF NBD AND FIRST CHICAGO, RESPECTIVELY, VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

  The NBD Board and the First Chicago Board each believes that the terms of the Merger Agreement are fair and in the best interests of NBD and its stockholders and First Chicago and its stockholders, respectively. The terms of the Merger Agreement were reached on the basis of arm's-length negotiations between NBD and First Chicago. In the course of reaching their respective decisions to approve the Merger Agreement, the NBD Board and the First Chicago Board consulted with their respective legal advisors regarding the legal terms of the Merger

Agreement and the NBD Board's and the First Chicago Board's obligations in consideration thereof, and with their respective financial advisors, Montgomery Securities ("Montgomery") and Lazard Freres & Co. LLC ("Lazard Freres"), as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of NBD Common Stock and First Chicago Common Stock, respectively.

  See "The Merger--Background of the Merger", "--Reasons for the Merger" and "--Fairness Opinions of Financial Advisors".

FAIRNESS OPINIONS OF FINANCIAL ADVISORS

  Montgomery, NBD's financial advisor, has rendered its oral opinion, as of July 11, 1995, and its written opinion as of the date of this Joint Proxy Statement-Prospectus, to the NBD Board that the Exchange Ratio is fair, from a financial point of view, to the holders of NBD Common Stock.

  Lazard Freres, First Chicago's financial advisor, has rendered its oral opinion, as of July 11, 1995, and its written opinion, as of the date of this Joint Proxy Statement-Prospectus, to the First Chicago Board, that the Exchange Ratio is fair, from a financial point of view, to the holders of First Chicago Common Stock.

  The opinions of the financial advisors, which are attached hereto as Exhibits B and C, should be read in their entirety with respect to the assumptions made, matters considered and limits of the reviews undertaken by Montgomery and Lazard Freres in rendering their respective opinions. NBD and First Chicago have agreed to pay fees to Montgomery and Lazard Freres, respectively, a portion of which are contingent upon consummation of the Merger. See "The Merger--Fairness Opinions of Financial Advisors" for a further description of the opinions of Montgomery and Lazard Freres and of the fees payable to Montgomery and Lazard Freres by NBD and First Chicago, respectively.

  See "The Merger--Background of the Merger", "--Reasons for the Merger", "-- Fairness Opinions of Financial Advisors" and Exhibits B and C to this Joint Proxy Statement-Prospectus.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

  Consummation of the Merger is subject to certain conditions, including the approval of the Merger Agreement by the separate affirmative votes of the holders of a majority of the shares of NBD Common Stock and of First Chicago Common Stock entitled to vote thereon; the effectiveness of the Registration Statement of which this Joint Proxy Statement-Prospectus forms a part; approval of the Merger by certain Federal and state regulatory authorities; receipt by NBD and First Chicago of an opinion of counsel dated as of the Effective Time as to the tax-free nature of the Merger for Federal income tax purposes; receipt by NBD of a letter from Deloitte & Touche LLP and receipt by First Chicago of a letter from Arthur Andersen LLP each to the effect that the Merger will qualify for "pooling-of-interests" accounting treatment; the listing, subject to notice of issuance, on the NYSE of the NBD Common Stock to be issued in the Merger; the absence of any injunction or legal restraint prohibiting consummation of the Merger and certain other customary closing conditions. NBD has received an opinion from Deloitte & Touche LLP and First Chicago has received an opinion from Arthur Andersen LLP each to the effect that the Merger will qualify for "pooling-of-interests" accounting treatment. Each of NBD and First Chicago has received an opinion from Wachtell, Lipton, Rosen & Katz, dated as of the date hereof, as to the tax-free nature of the Merger for Federal income tax purposes. There can be no assurance as to when and if the remaining conditions will be satisfied (or, where permissible, waived) or that the Merger will be consummated.

  See "The Merger--Conditions to the Consummation of the Merger" and "-- Regulatory Approvals Required for the Merger".

BOARD OF DIRECTORS, MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

  From and after the Effective Time, the Board of Directors of the combined company will consist of 22 persons, divided into three classes of directors, including Richard L. Thomas, the Chairman, President and Chief

Executive Officer of First Chicago, Verne G. Istock, the Chairman and Chief Executive Officer of NBD, 10 additional persons (two of whom may be executive officers of First Chicago) to be named by Mr. Thomas and the First Chicago Board, and 10 additional persons (one of whom may be an executive officer of NBD) to be named by Mr. Istock and the NBD Board. Mr. Thomas and the First Chicago Board have designated David J. Vitale, currently the Vice Chairman of the First Chicago Board, and Scott P. Marks, Jr., currently an Executive Vice President of First Chicago, to serve as Vice Chairmen of the Board of Directors of the combined company. Mr. Istock and the NBD Board have designated Thomas H. Jeffs II, currently President, Chief Operating Officer, and a director of NBD, to serve as a Vice Chairman of the Board of Directors of the combined company. As of the date of this Joint Proxy Statement-Prospectus, no additional directors have been designated by Messrs. Thomas and Istock and their respective boards of directors. The directors selected by NBD and First Chicago will be divided as equally as practicable among the three classes of directors and will serve on the various committees established by the Board of Directors of the combined company in proportion to the aggregate representation of such directors.

  The executive officers of the combined company after the Merger will be comprised of certain members of NBD's current senior management and certain members of First Chicago's current senior management. Mr. Thomas will serve as Chairman of the Board of the combined company until the first annual meeting of stockholders of the combined company, expected to be held in May, 1996. Mr. Istock will serve as President and Chief Executive Officer of the combined company, and will become Chairman of the Board of the combined company on the date (which in no event will be later than May 31, 1996) upon which Mr. Thomas ceases to be Chairman of the Board. In addition, as noted above, Mr. Jeffs, an executive officer of NBD, and Messrs. Vitale and Marks, executive officers of First Chicago, will be Vice Chairmen of the combined company following the Merger. For additional information concerning the senior management of the combined company, see "Board of Directors, Management and Operations Following the Merger". From time to time prior to consummation of the Merger, decisions may be made with respect to the management and operations of the combined company following the Merger, including the selection of additional executive officers of the combined company.

  Following the Merger, the combined company may elect to combine the operations of and, subject to required regulatory approvals, to merge certain of the subsidiary banks of NBD and First Chicago and to consolidate the operations of certain other NBD and First Chicago subsidiaries which provide similar services. The receipt of such required regulatory approvals is not a condition to, or required for, consummation of the Merger. As of the date of this Joint Proxy Statement-Prospectus, no final determination with respect to such matters had been made, although it is anticipated that NBD's Illinois bank subsidiaries will be combined with First Chicago's Illinois bank subsidiaries.

  While no assurances can be given, following the Merger, NBD and First Chicago expect to achieve annualized pre-tax cost savings of approximately $200 million by 1997. Such cost savings are expected to be realized primarily through reductions in staff, elimination or consolidation of certain branches, consolidation of the parties' credit card businesses, and the consolidation of certain offices, data processing and other redundant back-office operations and staff functions. NBD and First Chicago also anticipate that in order to achieve such cost savings they will incur approximately $225 million (pre-tax) in one-time Merger expenses and restructuring charges. It is anticipated that substantially all these charges will be recognized during 1995 and paid within 12 to 15 months of the Merger.

  NBD and First Chicago also expect to reduce the combined company's balance sheet by up to approximately $25 billion of generally highly-liquid, low margin assets and related short-term funding sources. It is not anticipated that the balance sheet reduction program will have any significant impact on the combined company's operating results. In addition, NBD and First Chicago do not anticipate incurring any material probable losses as a result of this balance sheet reduction program.

  See "Board of Directors, Management and Operations Following the Merger", "Interests of Certain Persons in the Merger" and "Unaudited Pro Forma Condensed Combined Financial Statements".

REGULATORY APPROVALS

  The Merger is subject to approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to Sections 3 and 4 of the BHC Act and by other Federal and various state regulators.

  Assuming Federal Reserve Board and other required regulatory approvals for the Merger are obtained, the Merger may not be consummated for 30 days after such approvals (or 15 days, in certain circumstances described more fully under "The Merger--Regulatory Approvals Required for the Merger"), during which time the United States Department of Justice may challenge the Merger on antitrust grounds and seek the divestiture of assets and liabilities. NBD and First Chicago have filed prior to the date hereof certain applications or notifications with the appropriate Federal and state regulators with respect to the Merger and intend to file any remaining applications or notifications as soon as practicable following the date of this Joint Proxy Statement-Prospectus. The Merger will not proceed until the Requisite Regulatory Approvals (as defined herein) have been obtained, such approvals are in full force and effect and all statutory waiting periods in respect thereof have expired. There can be no assurance that the Merger will be approved by the appropriate Federal and state regulators of whom approval is required. If such approvals are received, there can be no assurance as to the date of such approvals or the absence of any litigation challenging such approvals.

  See "The Merger--Regulatory Approvals Required for the Merger".

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  NBD and First Chicago have received an opinion from Wachtell, Lipton, Rosen & Katz, dated as of the date hereof, based upon certain customary representations and assumptions set forth therein, substantially to the effect that: (i) the Merger will constitute a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") and First Chicago and NBD will each be a party to the reorganization; (ii) no gain or loss will be recognized by First Chicago or NBD as a result of the Merger; (iii) no gain or loss will be recognized by the stockholders of First Chicago who exchange their First Chicago Common Stock or First Chicago Preferred Stock (collectively, the "First Chicago Capital Stock") solely for NBD Common Stock or New Preferred Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in NBD Common Stock); (iv) the tax basis of the Capital Stock of the combined company received by stockholders who exchange all of their First Chicago Capital Stock solely for Capital Stock of the combined company in the Merger will be the same as the tax basis of the First Chicago Capital Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and (v) the holding period of Capital Stock of the combined company received by stockholders of First Chicago in the Merger will include the period during which the shares of First Chicago Capital Stock surrendered in exchange therefor were held; provided that such First Chicago Capital Stock was held as a capital asset by the holder of such First Chicago Capital Stock at the Effective Time. Each of NBD's and First Chicago's obligation to effect the Merger is conditioned on the receipt of an opinion to the same effect updated as of the Effective Time. See "The Merger--Certain Federal Income Tax Consequences".

ACCOUNTING TREATMENT

  The Merger is intended to be accounted for as a "pooling of interests" under generally accepted accounting principles. NBD has received an opinion from Deloitte & Touche LLP and First Chicago has received an opinion from Arthur Andersen LLP each to the effect that the Merger will qualify for "pooling-of-interests" accounting treatment. See "The Merger--Accounting Treatment".

TERMINATION OF THE MERGER AGREEMENT

  The Merger Agreement may be terminated at any time prior to the Effective Time (i) by the mutual consent of NBD and First Chicago by a majority vote of the members of each company's entire Board of Directors; (ii) by either NBD or First Chicago if any governmental entity which must grant a regulatory approval has denied approval of the Merger and such denial has become final and nonappealable or any governmental entity of competent jurisdiction has issued a final, non-appealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement; (iii) except if the party seeking termination is in material breach of the Merger Agreement, by either NBD or First Chicago, (a) if the Effective Time has not occurred by July 11, 1996 or (b) if there is a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement which is not timely cured; or (iv) by either NBD or First Chicago if the requisite stockholder approvals of either party have not been obtained. See "The Merger--Termination of the Merger Agreement".

WAIVER AND AMENDMENT

  Prior to the Effective Time, NBD and First Chicago, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts required of the other party contained in the Merger Agreement; (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or (iii) waive compliance by the other party of any of its agreements or conditions contained in the Merger Agreement; except that after First Chicago stockholder approval or NBD stockholder approval, no extension or waiver will reduce the amount or change the form of consideration to be delivered to First Chicago's common stockholders under the Merger Agreement without further approval of the stockholders of First Chicago or NBD.

  Subject to compliance with applicable law, the Merger Agreement may be amended by NBD and First Chicago by action taken or authorized by their respective Boards of Directors at any time, except that after approval by the respective stockholders of NBD and First Chicago, no amendment will change the amount or form of the consideration to be delivered to First Chicago's common stockholders other than as contemplated by the Merger Agreement.

  See "The Merger--Extension, Waiver and Amendment of the Merger Agreement".

STOCK OPTION AGREEMENTS

  As an inducement to First Chicago to enter into the Merger Agreement, NBD and First Chicago entered into the NBD Stock Option Agreement, dated July 11, 1995 (the "NBD Stock Option Agreement"), pursuant to which NBD granted First Chicago an option to purchase from NBD 31,270,000 shares of NBD Common Stock (subject to adjustment, but in no event to exceed 19.9% of the then outstanding NBD Common Stock), at a price of $32 1/2 per share (the "NBD Option"). First Chicago may exercise the NBD Option only upon the occurrence of certain events described therein (none of which has occurred as of the date hereof). At the request of the holder of the NBD Option, under certain circumstances, NBD will repurchase, pursuant to a formula price set out in the NBD Stock Option Agreement, the NBD Option and any shares of NBD Common Stock purchased upon the exercise of the NBD Option and beneficially owned by such holder at that time.

  As an inducement to NBD to enter into the Merger Agreement, First Chicago and NBD entered into the First Chicago Stock Option Agreement, dated July 11, 1995 (the "First Chicago Stock Option Agreement", and together with the NBD Stock Option Agreement, the "Stock Option Agreements"), pursuant to which First Chicago granted NBD an option to purchase from First Chicago 17,854,000 shares of First Chicago Common Stock (subject to adjustment, but in no event to exceed 19.9% of the then outstanding First Chicago Common Stock), at a price of $60 1/8 per share (the "First Chicago Option"). NBD may exercise the First Chicago Option only upon the occurrence of certain events described therein (none of which has occurred as of the date hereof). At the request of the holder of the First Chicago Option, under certain circumstances, First Chicago will repurchase, pursuant to a formula price set out in the First Chicago Stock Option Agreement, the First Chicago Option and any shares of First Chicago Common Stock purchased upon the exercise of the First Chicago Option and beneficially owned by such holder at that time.

  The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in NBD or First Chicago from considering or proposing such an acquisition.

  See "The Merger--Stock Option Agreements" and "Information Incorporated by Reference".

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of NBD's management and the NBD Board, and First Chicago's management and the First Chicago Board, may be deemed to have certain interests in the Merger that are in addition to their interests generally as stockholders of NBD or First Chicago, as the case may be. Certain executive officers and directors of each of NBD and First Chicago will be executive officers and directors of the combined company following the Merger. NBD also has agreed to take certain actions regarding the existing employment and severance arrangements of certain officers of First Chicago and to indemnify, and maintain directors' and officers' liability insurance covering, the First Chicago directors and officers following the Merger.

  The NBD Board and the First Chicago Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

  See "Interests of Certain Persons in the Merger" and "Board of Directors, Management and Operations Following the Merger".

NO APPRAISAL RIGHTS

  Under the DGCL, holders of NBD Common Stock, First Chicago Common Stock and First Chicago Preferred Stock will have no appraisal rights in connection with the Merger Agreement and the consummation of the transactions contemplated thereby. See "The Merger--No Appraisal Rights".

CERTAIN DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS

  The rights of stockholders of First Chicago are currently governed by the DGCL, the First Chicago Amended and Restated Certificate of Incorporation (the "First Chicago Certificate") and the First Chicago by-laws (the "First Chicago By-laws"). Upon consummation of the Merger, First Chicago stockholders who receive NBD Capital Stock (as defined herein) in the Merger will become stockholders of NBD, and their rights will be governed by the NBD Certificate (as defined herein) and the NBD by-laws (the "NBD By-laws"), and will continue to be governed by the DGCL. See "Comparison of Stockholders' Rights".

COMPARATIVE STOCK PRICES AND DIVIDENDS; PRO FORMA EQUIVALENT MARKET VALUE PER SHARE

  Common Stock. The shares of NBD Common Stock and First Chicago Common Stock are listed and traded on the NYSE under the symbols "NBD" and "FNB", respectively. First Chicago Common Stock is also currently listed on the Chicago and Pacific Stock Exchanges and the International Stock Exchange of the United Kingdom and the Republic of Ireland. The table below sets forth the high and low sales prices for NBD Common Stock and First Chicago Common Stock as reported on the NYSE, and the cash dividends declared, for the periods indicated, as well as certain pro forma data per share of First Chicago Common Stock, assuming consummation of the Merger.

                                                                              FIRST CHICAGO
                                    NBD                  FIRST CHICAGO          PRO FORMA
                         ------------------------- -------------------------   EQUIVALENT
                          HIGH     LOW   DIVIDENDS  HIGH     LOW   DIVIDENDS  DIVIDENDS(1)
                         ------- ------- --------- ------- ------- ---------  -------------
1991.................... $30 1/8 $20 3/4   $0.95   $28 3/4 $15 5/8   $2.00        $1.72
1992....................  33 1/8  26 3/4    1.04    37 3/4  22 7/8    1.20         1.88
1993....................  36 3/8  28 5/8    1.08    50 5/8  35 1/2    1.30         1.95
1994....................  33      26 3/4    1.23    55 1/2  41 1/8    1.95         2.23
1995 (through September
 12, 1995)..............  37 7/8  27 3/8    0.66    66 1/2  45        1.10(2)      1.19

--------
(1) Represents dividends declared for NBD Common Stock for each specified period, multiplied by the Exchange Ratio, which is 1.81.
(2) Represents dividends declared for First Chicago Common Stock through July 1, 1995. On July 14, 1995, the First Chicago Board declared a dividend of $0.60 per share of First Chicago Common Stock payable on October 1, 1995 to stockholders of record on September 8, 1995.

  The following table sets forth the closing sales price of NBD Common Stock and First Chicago Common Stock and the equivalent per share price of First Chicago Common Stock giving effect to the Merger on July 11, 1995 (the last trading day prior to the public announcement of the proposed Merger) and September 12, 1995 (the latest practicable trading day before the printing of this Joint Proxy Statement-Prospectus).

                                               CLOSING SALES PRICE
                                 -----------------------------------------------
                                     NBD      FIRST CHICAGO PRO FORMA EQUIVALENT
                                 COMMON STOCK COMMON STOCK      PER SHARE(1)
                                 ------------ ------------- --------------------
Market value per share:
 July 11, 1995..................   $32 1/2       $60 5/8         $ 58.825
 September 12, 1995.............    37 3/4        66 3/8           68.3275

--------
(1) Equivalent market value per share of First Chicago Common Stock represents the closing sales prices of NBD Common Stock, as reported in The Wall Street Journal, on each specified date, multiplied by the Exchange Ratio, which is 1.81.

  Stockholders are advised to obtain current market quotations for NBD Common Stock and First Chicago Common Stock. No assurance can be given as to the market price of NBD Common Stock or First Chicago Common Stock at the Effective Time, or the Common Stock of the combined company after the Effective Time. Because the Exchange Ratio is fixed and because the market price of the NBD Common Stock is subject to fluctuation, the value of the shares of NBD Common Stock that holders of First Chicago Common Stock will receive in the Merger may increase or decrease prior to and following the Merger.

SELECTED HISTORICAL AND PRO FORMA PER SHARE DATA

  The unaudited information set forth in the following tables reflects certain comparative per common share data related to income per share, cash dividends declared per share and book value per share (i) on a historical basis for NBD and First Chicago; (ii) on a pro forma combined basis per share of NBD Common Stock assuming consummation of the Merger; and (iii) on an equivalent pro forma combined basis per share of First Chicago Common Stock assuming consummation of the Merger.

  The information shown below should be read in conjunction with the consolidated historical financial statements of NBD and First Chicago, including the respective notes thereto, which are incorporated by reference in this Joint Proxy Statement-Prospectus and the unaudited pro forma condensed combined financial information, including the notes thereto, which appears elsewhere in this Joint Proxy Statement-Prospectus. The pro forma data is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations which would have been realized had the acquisitions been consummated during the periods or as of the dates for which the pro forma data is presented.

  See "Information Incorporated by Reference" and "Unaudited Pro Forma Condensed Combined Financial Statements".

                                                                  SIX MONTHS
                                       YEAR ENDED DECEMBER 31,  ENDED JUNE 30,
                                       -----------------------  ---------------
                                        1994    1993    1992     1995    1994
                                       ------- ------- -------  ------- -------
NBD COMMON STOCK
Earnings per share-primary(a):
  Historical.......................... $  3.45 $  2.98 $  2.11  $  1.79 $  1.61
  Pro forma(b)........................    3.67    3.90    0.60     2.00    1.84
Earnings per share-fully diluted(a):
  Historical..........................    3.43    2.93    2.06     1.79    1.59
  Pro forma(b)........................    3.62    3.78    0.60     1.97    1.81
Cash dividends declared per share:
  Historical..........................    1.23    1.08    1.04     0.66    0.60
Book value per share-end of period:
  Historical..........................   21.11   20.21   18.34    22.92   20.47
  Pro forma(c)........................   22.65                    23.84
                                                                  SIX MONTHS
                                       YEAR ENDED DECEMBER 31,  ENDED JUNE 30,
                                       -----------------------  ---------------
                                        1994    1993    1992     1995    1994
                                       ------- ------- -------  ------- -------
FIRST CHICAGO COMMON STOCK
Earnings per share-primary(a):
  Historical..........................  $ 7.04  $ 8.78  $(2.08)  $ 3.98  $ 3.76
  Equivalent pro forma(d).............    6.64    7.06    1.09     3.62    3.33
Earnings per share-fully diluted(a):
  Historical..........................    6.88    8.43   (2.08)    3.88    3.67
  Equivalent pro forma(d).............    6.55    6.84    1.09     3.57    3.28
Cash Dividends declared per share:
  Historical..........................    1.95    1.30    1.20     1.10    0.90
  Equivalent pro forma(d).............    2.23    1.95    1.88     1.19    1.09
Book value per share-end of period:
  Historical..........................   43.65   40.55   33.19    46.37   43.40
  Equivalent pro forma(d).............   41.00                    43.15

--------
(a) Earnings per share were calculated using income (loss) from continuing operations. In calculating pro forma earnings per share, no adjustments to the pro forma amounts have been made to reflect potential expense reductions or revenue enhancements which may result from the Merger or the effect of repurchases of NBD Common Stock or First Chicago Common Stock subsequent to the stated period.
(b) Gives effect to the Merger as if it had occurred at the beginning of each period presented.
(c) Gives effect to the Merger as if it had occurred at the end of the period. The June 30, 1995 pro forma book value per share also includes the after-tax impact of an anticipated $225 million of restructuring and merger-related charges and an incremental $4 million of dividends.
(d) The equivalent pro forma computations assume that for each share of First Chicago Common Stock outstanding, First Chicago stockholders would receive
    1.81 shares of NBD Common Stock.

SELECTED CONSOLIDATED FINANCIAL DATA

  The following tables set forth certain unaudited selected historical consolidated financial data for each of NBD and First Chicago. This data is based on, and qualified in its entirety by, the respective consolidated financial statements of NBD and First Chicago, including the respective notes thereto, which are incorporated by reference in this Joint Proxy Statement-Prospectus and should be read in conjunction therewith. See "Information Incorporated by Reference".

                      SELECTED CONSOLIDATED FINANCIAL DATA

                               NBD BANCORP, INC.

                                  (HISTORICAL)

                                                                              SIX MONTHS
                                                                                 ENDED
                                    YEAR ENDED DECEMBER 31,                    JUNE 30,
                          ------------------------------------------------  ----------------
                            1994      1993      1992      1991      1990     1995     1994
                          --------  --------  --------  --------  --------  -------  -------
                                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED SUMMARY OF
 INCOME
 Net interest income....  $1,624.8  $1,558.1  $1,509.8  $1,338.1  $1,242.4  $ 849.3  $ 787.6
 Provision for possible
  credit losses.........      52.0     119.7     228.5     166.2     151.1     40.2     24.0
 Noninterest income.....     545.6     585.4     529.2     473.0     412.3    281.1    272.7
 Noninterest expenses...   1,304.3   1,321.8   1,338.1   1,161.1   1,055.8    659.7    654.6
 Income before
  extraordinary item and
  cumulative effect of
  accounting change.....     547.3     481.8     338.0     361.5     348.5    284.3    258.1
 Net income.............     531.7     485.8     300.1     361.5     348.5    284.3    242.5
CONSOLIDATED PERIOD-END
 BALANCES
 Total assets...........  $ 47,111  $ 40,776  $ 40,937  $ 38,760  $ 36,879  $48,051  $45,232
 Long-term debt.........     2,504     1,435       975       534       325    3,012    2,333
 Stockholders' equity...     3,292     3,249     2,941     2,716     2,533    3,602    3,250
COMMON SHARE DATA
 Earnings per share
 Primary
  Income before
   extraordinary item
   and cumulative effect
   of accounting change.  $   3.45  $   2.98  $   2.11  $   2.27  $   2.19  $  1.79  $  1.61
  Net income............      3.35      3.01      1.87      2.27      2.19     1.79     1.51
 Fully diluted
  Income before
   extraordinary item
   and cumulative effect
   of accounting change.  $   3.43  $   2.93  $   2.06  $   2.23  $   2.17  $  1.79  $  1.59
  Net income............      3.33      2.95      1.84      2.23      2.17     1.79     1.50
 Dividends declared per
  share.................      1.23      1.08      1.04      0.95      0.91     0.66     0.60
 Book value, period-end.     21.11     20.21     18.34     17.26     15.98    22.92    20.47
 Market price, period-
  end...................    27 3/8    29 3/4    32 3/4    29 3/4        22       32   31 5/8
CAPITAL
 Common equity-to-
  assets................       7.5%      7.8%      7.3%      7.2%      6.9%     7.4%     7.8%
 Regulatory leverage
  ratio.................       6.8       7.3       6.5       6.2       6.3      6.9      6.8
 Risk-based capital
 Tier 1 capital ratio...       8.4       9.1       8.5       8.2       8.3      8.0      8.9
 Total capital ratio....      12.5      13.6      12.0      10.7      10.2     12.3     12.5
 Tier 1 capital.........  $  3,180  $  2,967  $  2,625  $  2,400  $  2,299  $ 3,299  $ 3,062
 Total capital..........     4,712     4,424     3,718     3,129     2,830    5,059    4,334
RATIOS
 Rate of return on:(1)
 Average common
  stockholders' equity..     16.09%    15.57%    10.44%    13.59%    14.18%   16.07%   14.65%
 Average assets.........      1.21      1.21      0.76      0.97      0.98     1.19     1.15
RATIO OF EARNINGS TO
 FIXED CHARGES
 Excluding interest
  expense on deposits...      2.88x     3.80x     2.98x     2.84x     2.24x    2.30x    3.28x
 Including interest
  expense on deposits...      1.62      1.65      1.35      1.27      1.21     1.46     1.68

--------
(1) Ratios based on net income. Ratios for interim periods have been annualized.

                      SELECTED CONSOLIDATED FINANCIAL DATA

                           FIRST CHICAGO CORPORATION

                                  (HISTORICAL)

                                                                                      SIX MONTHS
                                                                                         ENDED
                                      YEAR ENDED DECEMBER 31,                          JUNE 30,
                            ------------------------------------------------------  ----------------
                              1994         1993      1992         1991      1990     1995     1994
                            --------     --------  --------     --------  --------  -------  -------
                                 (IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
CONSOLIDATED SUMMARY OF
 INCOME:
 Net interest income......  $1,331.0     $1,225.8  $1,183.0     $1,080.0  $1,197.6  $ 729.2  $ 663.4
 Combined credit
  provisions
 Assets held for
  accelerated disposition.       --           --      625.0          --        --       --       --
 Other....................     225.7        274.2     481.9        544.3     518.8    135.5     93.0
 Noninterest income.......   1,874.6      2,202.4   1,488.2      1,225.2   1,199.3    957.8    930.7
 Noninterest expense (1)..   1,916.9      1,853.9   1,764.4      1,597.0   1,565.9    965.3    945.1
 Income (loss) before
  cumulative effect of
  changes in accounting
  principles..............     689.7        804.5    (114.5)       116.3     249.3    382.5    362.5
 Net income...............     689.7        804.5      93.5        116.3     249.3    382.5    362.5
CONSOLIDATED PERIOD-END
 BALANCES:
 Total assets ............  $ 65,900     $ 52,560  $ 49,281     $ 48,963  $ 50,779  $75,328  $64,089
 Long-term debt...........     2,271        2,065     1,705        1,725     1,428    2,271    2,269
 Total stockholders'
  equity..................     4,533        4,264     3,401        2,970     2,812    4,771    4,524
COMMON SHARE DATA:
 Earnings per share
 Primary
  Income (loss) before
   cumulative effect of
   changes in accounting
   principles.............  $   7.04     $   8.78  $  (2.08)    $   1.15  $   3.35  $  3.98  $  3.76
  Net income..............      7.04         8.78      0.64         1.15      3.35     3.98     3.76
 Fully diluted
  Income (loss) before
   cumulative effect of
   changes in accounting
   principles.............  $   6.88     $   8.43  $  (2.08)    $   1.15  $   3.32  $  3.88  $  3.67
  Net income..............      6.88         8.43      0.64         1.15      3.32     3.88     3.67
 Dividends declared.......      1.95         1.30      1.20         2.00      2.00     1.10     0.90
 Book value, period-end...     43.65        40.55     33.19        34.90     36.27    46.37    43.40
 Market price, period-end.    47 3/4       43 1/4    36 3/4       24 5/8    16 1/2   59 7/8   48 1/8
CAPITAL:
 Common equity-to-assets
  (2).....................       6.6%         7.2%      5.9%         5.1%      4.8%     6.1%     6.5%
 Regulatory leverage ratio
  (3).....................       7.5          8.0       6.6          5.8       5.0      7.0      8.0
 Risk-based capital (3)
 Tier 1 ratio.............       8.8          8.8       6.7          5.5       4.9      8.8      8.9
 Total capital ratio......      13.4         13.6      10.8          9.4       8.3     13.1     13.8
 Tier 1 capital...........  $  4,325     $  4,098  $  3,223     $  2,804  $  2,642  $ 4,567  $ 4,148
 Total capital............     6,566        6,292     5,221        4,762     4,441    6,783    6,424
RATIOS:
 Rate of return on: (4)
 Average common
  stockholders' equity....      17.0%        24.2%      1.8%         3.2%      9.4%    18.1%    18.3%
 Average total
  stockholders' equity....      15.5         20.7       2.8          4.0       9.0     16.6     16.6
 Average assets...........      1.08         1.42      0.17         0.22      0.47     1.06     1.20
CONSOLIDATED RATIOS OF
 EARNINGS TO COMBINED
 FIXED CHARGES
 AND PREFERRED STOCK
 DIVIDENDS (5):
Earnings to Fixed Charges:
 Excluding interest
  expense on deposits.....       1.9x         2.7x      0.7x(6)      1.2x      1.3x     1.7x     2.2x
 Including interest
  expense on deposits.....       1.6x         1.9x      0.9x(6)      1.1x      1.1x     1.4x     1.7x
Earnings to Combined Fixed
 Charges and Preferred
 Dividends:
 Excluding interest
  expense on deposits.....       1.8x(7)      2.4x      0.8x(8)      1.1x      1.3x     1.6x     2.0x(7)
 Including interest
  expense on deposits.....       1.5x(7)      1.8x      0.7x(8)      1.0x      1.1x     1.4x     1.6x(7)

--------
(1) Excludes provision for other real estate and provision for other real estate held for accelerated disposition.
(2) Net of investment in First Chicago Capital Markets, Inc., First Chicago's wholly-owned subsidiary authorized to underwrite, trade and deal in certain securities.
(3) Under the year-end 1992 risk-based capital rules promulgated by the Federal Reserve Board.
(4) Ratios based on net income. For return on average common stockholders' equity, dividends on preferred stock have been deducted. Ratios for interim periods have been annualized.
(5) The ratios of earnings to combined fixed charges and preferred stock dividends for First Chicago are computed on the basis of the total enterprise (as defined by the Commission) by dividing earnings before fixed charges and income taxes by fixed charges and preferred stock dividend requirements. Fixed charges consist principally of interest expenses on all long- and short-term borrowings, excluding or including interest on deposits as indicated.
(6) For 1992, earnings (as defined) were insufficient to cover fixed charges. The coverage deficiency was approximately $201 million.
(7) For 1994, preferred dividends include a $4.5 million premium related to the redemption of First Chicago's 10% Cumulative Preferred Stock, Series D.
(8) For 1992, earnings (as defined) were insufficient to cover combined fixed charges and preferred stock dividends. The coverage deficiency was approximately $279 million.

PRO FORMA SELECTED FINANCIAL DATA

  The following table presents selected unaudited financial data for the combined company prepared on a pro forma basis. The pro forma income statement items have been prepared assuming that the Merger had occurred at the beginning of the periods presented. The pro forma income statement items and related per share amounts do not include anticipated revenue enhancements or expense reductions as a result of the Merger or the effect of repurchases of NBD Common Stock or First Chicago Common Stock subsequent to the stated period. The income statement items and related per share amounts exclude the after-tax impact of an anticipated $225 million of restructuring and merger-related charges.

  The pro forma balance sheet items give effect to the Merger as if it occurred at the end of the period presented. The pro forma balance sheet items for June 30, 1995 also include the after-tax impact of an anticipated $225 million of restructuring and merger-related charges, and an incremental $4 million of dividends.

                                                                  SIX MONTHS
                                                                     ENDED
                                     YEAR ENDED DECEMBER 31,       JUNE 30,
                                    -------------------------- -----------------
                                      1994     1993     1992     1995     1994
                                    -------- -------- -------- -------- --------
                                        (IN MILLIONS, EXCEPT PER SHARE DATA)
SUMMARY OF INCOME
Net interest income...............  $2,955.7 $2,783.9 $2,692.8 $1,578.5 $1,451.0
Provision for credit losses.......     276.0    389.7    653.5    175.2    117.0
Provision for assets held for
 accelerated disposition..........       --       --     625.0      --       --
Noninterest income................   2,420.2  2,787.8  2,017.4  1,238.9  1,203.4
Noninterest expense...............   3,222.9  3,180.0  3,159.4  1,625.5  1,599.7
Income from continuing operations.   1,237.0  1,286.3    223.5    666.8    620.6
PERIOD-END BALANCES
Total assets......................  $113,011 $ 93,336 $ 90,218 $123,379 $109,321
Long-term debt....................     4,775    3,500    2,680    5,283    4,602
Total stockholders' equity........     7,825    7,513    6,342    8,227    7,774
COMMON SHARE DATA
Income from continuing
 operations--per share
 Primary..........................  $   3.67 $   3.90 $   0.60 $   2.00 $   1.84
 Fully diluted....................      3.62     3.78     0.60     1.97     1.81

                               NBD BANCORP, INC.

  NBD is a multi-bank holding company incorporated in Delaware in 1972. Based on rankings of total assets at December 31, 1994, NBD was the 18th largest bank holding company in the United States. Through its banking subsidiaries, NBD provides domestic retail banking, worldwide commercial banking, trust and investment management services. Through its non-banking subsidiaries, NBD engages in mortgage lending and servicing, insurance, leasing, community development, discount brokerage and data processing activities. The lead banking subsidiary of NBD is NBD Bank, Detroit, Michigan ("NBD Bank"), formerly named NBD Bank, N.A. and prior to that National Bank of Detroit, which was the largest bank in the State of Michigan and among the 20 largest commercial banks in the United States based on total deposits at December 31, 1994. NBD's activities in the States of Indiana and Illinois are conducted primarily through second-tier bank holding companies. At June 30, 1995, NBD Indiana, Inc. had consolidated total assets of $10.6 billion, while NBD Illinois, Inc. had consolidated total assets of $6.2 billion, making them the first and seventh largest banking companies located in Indiana and Illinois, respectively. NBD has expanded significantly in recent years through selective acquisitions, and it regularly explores opportunities for additional acquisitions of financial institutions and related businesses.

  As of June 30, 1995, NBD had total assets, deposits, and shareholders' equity of approximately $48.1 billion, $32.6 billion, and $3.6 billion, respectively, making NBD the fifth largest bank holding company headquartered in the Midwest and the 18th largest in the United States in terms of assets.

  As a registered bank holding company, NBD is subject to supervision and regulation by the Federal Reserve Board. See "The Merger--Regulatory Approvals Required for the Merger".

  NBD's principal offices are located at 611 Woodward Avenue, Detroit, Michigan 48226, and its telephone number is 313-225-1000.

                           FIRST CHICAGO CORPORATION

  First Chicago is a multi-bank holding company incorporated in Delaware in 1969. The principal asset of First Chicago is the capital stock of The First National Bank of Chicago ("FNBC"). First Chicago also owns all the outstanding capital stock of American National Corporation ("ANC") and FCC National Bank. ANC is the holding company for American National Bank and Trust Company of Chicago. FCC National Bank is a Delaware-based bank primarily engaged in the issuance of VISA and MasterCard credit cards. In addition to these banking organizations, First Chicago, directly or indirectly, owns the stock of various nonbank companies engaged in businesses related to banking and finance, including venture capital, leasing and investment management.

  In addition to its equity investments in subsidiaries, First Chicago, directly or indirectly, raises funds principally to finance operations of its nonbank subsidiaries. A substantial portion of First Chicago's annual income typically has been derived from dividends from its subsidiaries, and from interest on loans, some of which are subordinated, to its subsidiaries.

  As of June 30, 1995, First Chicago had total assets, deposits, and shareholders' equity of approximately $75.3 billion, $33.8 billion, and $4.8 billion, respectively, making First Chicago the second largest bank holding company headquartered in the Midwest and the 10th largest in the United States in terms of assets.

  As a registered bank holding company, First Chicago is subject to supervision and regulation by the Federal Reserve Board. See "The Merger-- Regulatory Approvals Required for the Merger".

  First Chicago's principal offices are located at One First National Plaza, Chicago, Illinois 60670, and its telephone number is 312-732-4000.

                          MEETING OF NBD STOCKHOLDERS

DATE, TIME AND PLACE; PURPOSE OF MEETING

  This Joint Proxy Statement-Prospectus is being furnished in connection with the solicitation of proxies by the NBD Board for use at the NBD Meeting. The NBD Meeting will be held on the Staff Floor, Main Office of NBD Bank, 611 Woodward Avenue, Detroit, Michigan at 10:00 a.m., Detroit time, on October 20, 1995.

  The NBD Meeting will be held for the purpose of considering and voting upon a proposal to approve and adopt the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, an increase in the authorization of NBD Common Stock from 500,000,000 to 750,000,000, and the changing of the name of NBD to "First Chicago NBD Corporation."

  Management of NBD knows of no matters to be brought before the meeting other than those referred to herein. If any other business should properly come before the NBD Meeting, the persons named in the proxy will vote in accordance with their best judgment.

  THE NBD BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE

  The NBD Board has fixed the close of business on September 8, 1995 as the Record Date. Only the holders of record of the outstanding shares of NBD Common Stock on the Record Date will be entitled to notice of, and to vote at, the NBD Meeting. At the Record Date, 158,967,936 shares of NBD Common Stock were outstanding and entitled to vote. The presence, in person or by proxy, of a majority of the aggregate number of shares of NBD Common Stock outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the NBD Meeting.

PROXIES; VOTING AND REVOCATION

  Shares of NBD Common Stock represented by a properly executed proxy received prior to the vote at the NBD Meeting and not revoked will be voted at the NBD Meeting as directed in the proxy. IF A PROXY IS SUBMITTED AND NO DIRECTIONS ARE GIVEN, THE PROXY WILL BE VOTED "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. NBD intends to count shares of NBD Common Stock present in person at the NBD Meeting but not voting, and shares of NBD Common Stock for which it has received proxies but with respect to which holders of shares have abstained, as present at the NBD Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Since the affirmative vote of the holders of a majority of the outstanding shares of NBD Common Stock entitled to vote on the Merger is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, such non-voting shares and abstentions will have the effect of a vote "against" the approval of the Merger Agreement. In addition, under the rules of the NYSE, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the approval and adoption of the Merger Agreement and the transactions contemplated thereby without specific instructions from such customers. The failure of such customers to provide specific instructions with respect to their shares of NBD Common Stock to their broker will have the effect of a vote "against" the approval of the Merger Agreement.

  Each share of NBD Common Stock is entitled to one vote on each matter voted upon at the NBD Meeting. The persons named as proxies by a stockholder may propose and vote for one or more adjournments or postponements of the NBD Meeting to permit further solicitation of proxies in favor of such proposal; provided, however, that no proxy which is voted "against" the proposal to approve and adopt the Merger Agreement will be voted in favor of any such adjournment or postponement.

  A stockholder of record may revoke a proxy by filing an instrument of revocation with Daniel T. Lis, Secretary of NBD (611 Woodward Avenue, Detroit, Michigan 48226), by filing a duly executed proxy bearing a later date, or by appearing at the NBD Meeting in person, notifying the Secretary, and voting by ballot at the NBD Meeting. Any stockholder of record attending the NBD Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Secretary) of a stockholder at the NBD Meeting will not constitute revocation of a previously given proxy. In addition, stockholders whose shares of NBD Common Stock are not registered in their own name will need additional documentation from the record holder of such shares to vote personally at the NBD Meeting.

VOTE REQUIRED TO APPROVE THE MERGER AGREEMENT; PRINCIPAL STOCKHOLDERS

  The affirmative vote of the holders of a majority of the shares of NBD Common Stock outstanding and entitled to vote at the NBD Meeting is necessary to approve and adopt the Merger Agreement and the transactions contemplated thereby. The approval of the Merger Agreement by holders of NBD Common Stock is a condition to the consummation of the Merger.

  As of the Record Date, 158,967,936 shares of NBD Common Stock were outstanding and entitled to vote, of which approximately 2,241,519 shares, or approximately 1.41%, were held by directors and executive officers of NBD, its subsidiaries and their respective affiliates. Each such director and executive officer of NBD has indicated his or her intention to vote the NBD Common Stock beneficially owned by him or her for approval of the Merger Agreement and the consummation of the transactions contemplated thereby. As of the Record Date, the banking and trust subsidiaries of NBD, as fiduciaries, custodians or agents, held a total of 21,891,401 shares, or 13.77%, of the outstanding shares of NBD Common Stock under trust agreements and other instruments and agreements. These entities maintained sole or shared voting power with respect to 8,213,082 of such shares. In addition, as of July 15, 1995, First Chicago's directors and executive officers beneficially owned 100 shares, or less than 1%, of the outstanding shares of NBD, all of which they intend to vote for approval of the Merger and the consummation of the transactions contemplated thereby. As of the Record Date, the banking and trust subsidiaries of First Chicago, as fiduciaries, custodians or agents, held a total of 568,766 shares, or less than 1%, of the outstanding shares of NBD Common Stock under trust agreements and other instruments and agreements. These entities maintained sole or shared voting power with respect to 471,252 of such shares.

  Information with respect to beneficial ownership of NBD Common Stock by entities owning more than 5% of such stock and more detailed information with respect to beneficial ownership of NBD Common Stock by NBD directors and executive officers is incorporated by reference to NBD's 1994 Annual Report on Form 10-K which is incorporated herein by reference. See "Information Incorporated by Reference".

                     MEETING OF FIRST CHICAGO STOCKHOLDERS

DATE, TIME AND PLACE; PURPOSE OF MEETING

  This Joint Proxy Statement-Prospectus is being furnished in connection with the solicitation of proxies by the First Chicago Board for use at the First Chicago Meeting. The First Chicago Meeting will be held at the First Chicago Center, One First National Plaza, Chicago, Illinois, at 9:30 a.m., Chicago time, on October 20, 1995.

  The First Chicago Meeting will be held for the purpose of considering and voting upon a proposal to approve and adopt the Merger Agreement and the consummation of the transactions contemplated thereby. Any action may be taken with respect to the foregoing at the First Chicago Meeting or at any adjournments or postponements thereof.

  Management of First Chicago knows of no matters to be brought before the meeting other than those referred to herein. If any other business should properly come before the First Chicago Meeting, the persons named in the proxy will vote in accordance with their best judgment.

  THE FIRST CHICAGO BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE

  The First Chicago Board has fixed the close of business on September 8, 1995 as the Record Date. Only the holders of record of the outstanding shares of First Chicago Common Stock and First Chicago Preferred Stock on the Record Date will be entitled to notice of, and only the holders of record of the outstanding shares of First Chicago Common Stock will be entitled to vote at, the First Chicago Meeting. At the Record Date, 90,518,589 shares of First Chicago Common Stock were outstanding and entitled to vote. The presence, in person or by proxy, of a majority of the aggregate number of shares of First Chicago Common Stock outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the First Chicago Meeting.

PROXIES; VOTING AND REVOCATION

  Shares represented by a properly executed proxy received prior to the vote at the First Chicago Meeting and not revoked will be voted at the First Chicago Meeting as directed in the proxy. IF A PROXY IS SUBMITTED AND NO DIRECTIONS ARE GIVEN, THE PROXY WILL BE VOTED "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. First Chicago intends to count shares of First Chicago Common Stock present in person at the First Chicago Meeting but not voting, and shares of First Chicago Common Stock for which it has received proxies but with respect to which holders of shares have abstained, as present at the First Chicago Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Since the affirmative vote of the holders of a majority of the outstanding shares of First Chicago Common Stock entitled to vote on the Merger is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, such nonvoting shares and abstentions will have the effect of a vote "against" the approval of the Merger Agreement. In addition, under the rules of the NYSE, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the approval and adoption of the Merger Agreement without specific instructions from such customers. The failure of such customers to provide specific instructions with respect to their shares of First Chicago Common Stock to their broker will have the effect of a vote "against" the approval of the Merger Agreement.

  Each share of First Chicago Common Stock is entitled to one vote on each matter voted upon at the First Chicago Meeting. The persons named as proxies by a stockholder may propose and vote for one or more adjournments or postponements of the First Chicago Meeting to permit further solicitation of proxies in favor of such proposal; provided, however, that no proxy which is voted against the proposal to approve and adopt the Merger Agreement will be voted in favor of any such adjournment or postponement.

  The giving of a proxy does not affect the rights of a holder of First Chicago Common Stock who attends the First Chicago Meeting to vote at such meeting, since a stockholder may revoke his or her proxy at any time before it is voted at the First Chicago Meeting. A stockholder of record may revoke a proxy by filing an instrument of revocation with Sherman I. Goldberg, Secretary of First Chicago (One First National Plaza, Chicago, Illinois 60670), by filing a duly executed proxy bearing a later date, or by appearing at the First Chicago Meeting in person, notifying the Secretary, and voting by ballot at the First Chicago Meeting. Any stockholder of record attending the First Chicago Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Secretary) of a stockholder at the First Chicago Meeting will not constitute revocation of a previously given proxy. In addition, stockholders whose shares of First Chicago Common Stock are not registered in their own name will need additional documentation from the record holder of such shares to vote personally at the First Chicago Meeting.

VOTE REQUIRED TO APPROVE THE MERGER AGREEMENT; PRINCIPAL STOCKHOLDERS

  The affirmative vote of the holders of a majority of the shares of First Chicago Common Stock outstanding and entitled to vote at the First Chicago Meeting is necessary to approve and adopt the Merger Agreement and the transactions contemplated thereby. The approval of the Merger Agreement by First Chicago's stockholders is a condition to the consummation of the Merger.

  As of the Record Date, 90,518,589 shares of First Chicago Common Stock were outstanding and entitled to vote, of which approximately 4,268,740 shares, or approximately 4.72%, were held by directors and executive officers of First Chicago, its subsidiaries and their respective affiliates. Each such director and executive officer of First Chicago has indicated his or her intention to vote the First Chicago Common Stock beneficially owned by him or her for approval of the Merger Agreement and the consummation of the transactions contemplated thereby. As of the Record Date, the banking and trust subsidiaries of First Chicago, as fiduciaries, custodians or agents, held a total of 1,702,777 shares, or 1.88%, of the outstanding shares of First Chicago Common Stock under trust agreements and other instruments and agreements. These entities maintained sole or shared voting power with respect to 1,209,961 of such shares. As of the Record Date, the banking and trust subsidiaries of NBD, as fiduciaries, custodians or agents, held a total of 636,017 shares, or less than 1%, of the outstanding shares of First Chicago Common Stock under trust agreements and other instruments and agreements. These entities maintained sole or shared voting power with respect to 27,835 of such shares.

  Information with respect to beneficial ownership of First Chicago Common Stock by entities owning more than 5% of such stock and more detailed information with respect to beneficial ownership of First Chicago Common Stock by First Chicago directors and executive officers is incorporated by reference to First Chicago's 1994 Annual Report on Form 10-K which is incorporated herein by reference. See "Information Incorporated by Reference".

                                  THE MERGER

GENERAL

  The Boards of Directors of NBD (with 19 directors present and 2 directors absent) and First Chicago (with 15 directors present and 2 directors absent) have unanimously approved the Merger Agreement, which provides for the Merger, at the Effective Time, of NBD and First Chicago, with NBD as the surviving corporation in the Merger and continuing under the name "First Chicago NBD Corporation". With certain limited exceptions described below, each share of First Chicago Common Stock outstanding at the Effective Time shall be converted into the right to receive 1.81 shares of NBD Common Stock. Shares of NBD Common Stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding after the Merger as Common Stock of the combined company. See "The Merger--Conversion of First Chicago Capital Stock; Treatment of First Chicago Stock Options and First Chicago Stock Purchase Plan".

  The Board of Directors of each of NBD and First Chicago believes that the terms of the Merger Agreement are fair to and in the best interest of the parties and their respective stockholders and unanimously recommends that the stockholders of each of NBD and First Chicago vote to approve and adopt the Merger Agreement and the consummation of the transactions contemplated thereby and the other proposals set forth herein.

  This section of the Joint Proxy Statement-Prospectus describes certain aspects of the proposed Merger, including the principal provisions of the Merger Agreement and the Stock Option Agreements. The Merger Agreement is attached to this Joint Proxy Statement-Prospectus as Exhibit A and is incorporated by reference herein in its entirety. All stockholders of NBD and First Chicago are urged to read the Merger Agreement in its entirety.

BACKGROUND OF THE MERGER

  NBD. For many years, the NBD Board's strategy for building long-term value for NBD stockholders has been based upon the objective of building a strong and profitable Midwest banking franchise that will enable NBD to compete effectively in the increasingly competitive market for financial services and products, while continuing to expand selectively into national and international financial product markets. In the past several years, NBD has expanded significantly through selective acquisitions, primarily in its Midwest market, as well as through steady internal growth.

  The NBD Board has long recognized that in order for NBD to achieve the requisite scale and scope of operations necessary for NBD to remain an effective competitor in the dramatically changing market for banking and financial services in the United States, a strategic combination with another large bank holding company would likely be necessary. An important component to NBD of any such strategic combination has been the compatibility of the business profiles of the two merger partners and the ability of the managements of both parties to work together effectively in integrating the combining companies. From time to time, NBD has explored potential strategic combinations with other large bank holding companies. None of such discussions led to an agreement as to the terms of a potential merger until the recent commencement of discussions with First Chicago leading to the execution of the Merger Agreement.

  Mr. Thomas, Chairman, President and Chief Executive Officer of First Chicago, Mr. Istock, Chairman and Chief Executive Officer of NBD, and Charles
T. Fisher III, former Chairman, President and Chief Executive Officer of NBD, are well acquainted with each other, each having played a significant role in banking for numerous years. From time to time during the past several years, Mr. Thomas has met with either Mr. Istock or Mr. Fisher to discuss regional and national developments in the financial services industry as well as developments affecting their respective companies.

  In the fall of 1993, Mr. Thomas and Mr. Fisher met to discuss the possibility of NBD and First Chicago affiliating. The talks were inconclusive and did not lead to any agreement, largely because of the impending retirement from NBD of Mr. Fisher and the anticipated election of Mr. Istock as Chairman and Chief Executive Officer of NBD. Subsequent to Mr. Istock's election as Chairman and Chief Executive Officer of NBD effective at the beginning of 1994, Messrs. Thomas and Istock had occasional discussions about the possibility of NBD and First Chicago affiliating.

  Following further consolidation in the banking industry during 1994 and the first part of 1995, Messrs. Istock and Thomas met on May 8, 1995 regarding a potential merger of NBD and First Chicago and agreed to commence exploratory discussions. Thereafter, Messrs. Istock and Thomas and/or a small number of senior officers of NBD and First Chicago met or otherwise had discussions on multiple occasions in May, June and July to explore the strategic, business and operational fit, as well as the rationale and potential value of a merger between NBD and First Chicago. In preparation for meetings of their respective boards of directors (or committees of the boards), Messrs. Thomas and Istock met with their respective senior management teams and financial and legal advisors during this period to determine the potential structure of the transaction, and the business, cultural and social implications of a merger of equals. During the latter part of this period, members of NBD's management team commenced a due diligence investigation of First Chicago's business. NBD engaged Montgomery to act as its financial advisor in connection with the Merger on June 13, 1995.

  On May 15, June 19 and July 7, 1995, Mr. Istock described the preliminary discussions between the parties to the NBD Board. At such meetings, members of NBD's senior management made presentations which set forth the reasons for the Merger and the potential benefits to NBD and its stockholders from the Merger, NBD's legal advisors reviewed the NBD Board's obligations in consideration thereof, and NBD's financial advisors discussed the strategic, business and operational fit, rationale and financial aspects of the transaction. On June 22, 1995, the parties entered into a customary confidentiality agreement providing for exclusive negotiations between the parties through July 31, 1995. Thereafter, through July 11, 1995, Mr. Istock continued discussions with Mr. Thomas concerning the proposed transaction and NBD's senior management continued to conduct its due diligence investigation of First Chicago's business and to negotiate issues in the Merger Agreement and the Stock Option Agreements. During this period, the Exchange Ratio was determined on the basis of arm's-length negotiations between the parties. At a special meeting of the NBD Board on July 11, 1995, Mr. Istock and senior management of NBD again reviewed the reasons for and the potential benefits of the Merger; NBD's legal advisors reviewed the terms of the Merger Agreement and Stock Option Agreements; and NBD's financial advisors made a presentation regarding the financial terms and fairness, from a financial point of view, of the Exchange Ratio to holders of NBD Common Stock. After discussion and consideration of the factors discussed below under "--Reasons for the Merger", the NBD Board (with 19 directors present and 2 directors absent) unanimously approved and authorized the execution of the Merger Agreement (see "The Merger") and the Stock Option Agreements (see "The Merger--Stock Option Agreements"). The Merger Agreement and the Stock Option Agreements were entered into on July 11, 1995.

  First Chicago. The First Chicago Board's strategy for building long-term value for First Chicago stockholders has been based upon the objective of building a banking franchise with a commitment to having a national presence in consumer banking and a national and international presence in corporate banking by tailoring and delivering value-added products to customers, continuing to invest in technology and prudently managing risk. In conjunction with that strategy, First Chicago established the goal of becoming one of the top ten United States bank holding companies in market capitalization. To achieve this goal, the First Chicago Board has for some time recognized that a strategic combination with another large bank holding company might be necessary. First Chicago has viewed as crucial to any such combination the compatibility of the businesses of the two merger partners and the ability of the managements of both parties to work together effectively in integrating the combining companies. From time to time, First Chicago has explored potential strategic combinations with other large bank holding companies, as well as potential restructurings. None of these explorations led to an agreement as to the terms of a potential merger until the recent commencement of discussions with NBD leading to the execution of the Merger Agreement.

  Mr. Thomas, Mr. Istock, and Charles T. Fisher III, former NBD Chairman, President and Chief Executive Officer, are well acquainted with each other, each having played a significant role in banking for numerous years. From time to time during the past several years, Mr. Thomas has met with either Mr. Istock or Mr. Fisher to discuss regional and national developments in the financial services industry as well as developments affecting their respective companies.

  In the fall of 1993, Mr. Thomas and Mr. Fisher met to discuss the possibility of NBD and First Chicago affiliating. The talks were inconclusive and did not lead to any agreement, largely because of the impending retirement from NBD of Mr. Fisher and the anticipated election of Mr. Istock as Chairman and Chief Executive Officer of NBD. Subsequent to Mr. Istock's election as Chairman and Chief Executive Officer of NBD, effective at the beginning of 1994, Messrs. Thomas and Istock had occasional discussions about the possibility of NBD and First Chicago affiliating.

  Following further consolidation in the banking industry during 1994 and the first part of 1995, Messrs. Thomas and Istock met on May 8, 1995 regarding a potential merger of NBD and First Chicago and agreed to commence exploratory discussions. Thereafter, Messrs. Istock and Thomas and/or a small number of senior officers of NBD and First Chicago met or otherwise had discussions on multiple occasions in May, June and July to explore the strategic, business and operational fit, as well as the rationale and potential value of a merger between NBD and First Chicago. In preparation for meetings of their respective boards of directors (or committees of the boards), Messrs. Thomas and Istock met with their respective senior management teams and financial and legal advisors during this period to determine the potential structure of the transaction, and the business, cultural and social implications of a merger of equals. During the latter part of this period, members of First Chicago's management team commenced a due diligence investigation of NBD's business. First Chicago engaged Lazard Freres to act as its financial advisor in connection with the Merger on or about May 11, 1995.

  On May 12 and July 7, 1995, Mr. Thomas described the preliminary discussions between the parties to the First Chicago Board and, on June 21, 1995, to the Executive Committee of the First Chicago Board. At such meetings, members of First Chicago's management team made presentations which set forth the reasons for the Merger and the potential benefits to First Chicago and its stockholders from the Merger, First Chicago's legal advisors reviewed the First Chicago Board's obligations in consideration thereof, and First Chicago's financial advisors discussed the strategic, business and operational fit, rationale and financial aspects of the transaction. On June 22, 1995, the parties entered into a customary confidentiality agreement providing for exclusive negotiations between the parties through July 31, 1995. Thereafter, through July 11, 1995, Mr. Istock continued discussions with Mr. Thomas concerning the proposed transaction and First Chicago's senior management team continued to conduct its due diligence investigation of NBD's business and to negotiate issues in the Merger Agreement and the Stock Option Agreements. During this period, the Exchange Ratio was determined on the basis of arm's-length negotiations between the parties. At a special meeting of the First Chicago Board on July 11, 1995, Mr. Thomas and senior management of First Chicago again reviewed the reasons for and the potential benefits of the Merger; First Chicago's legal advisors reviewed the terms of the Merger Agreement and Stock Option Agreements; and First Chicago's financial advisors made a presentation regarding the financial terms and fairness, from a financial point of view, of the Exchange Ratio to holders of First Chicago Common Stock. After discussion and consideration of the factors discussed below under "--Reasons for the Merger", the First Chicago Board (with 15 directors present and 2 directors absent) unanimously approved and authorized the execution of the Merger Agreement (see "The Merger") and the Stock Option Agreements (see "The Merger--Stock Option Agreement"). The Merger Agreement and the Stock Option Agreements were entered into on July 11, 1995.

REASONS FOR THE MERGER

  General. The Merger will create a strong Midwest banking franchise with an important national presence and international capabilities. By combining the strengths of two high-performing financial institutions, the Merger is expected to create an institution with the scale and capabilities to meet the challenges of the ever-changing market for financial products and services in the United States. The Merger will combine NBD's significant customer base and credit skills with First Chicago's wide product range, customer base and attractive market positions. The Merger will permit each company to diversify beyond its current businesses and its current strengths in specialty financial products and services by expanding the marketing of its products and services to the customers now served by the other, and will enable the combined company to continue to provide a broad array of innovative financial services and products to the customers and communities currently served by each.

  In reaching their decisions to approve the Merger Agreement and the Stock Option Agreements, the NBD Board and First Chicago Board considered that the Merger would create what is expected to be one of the ten largest banking institutions in the United States, and the largest such institution to be headquartered in the Midwest. Each board also considered that the Merger would represent a strategic alliance between NBD and

First Chicago and that the NBD and First Chicago stockholders would realize the expected benefits of such alliance, including, but not limited to, the future stock value and earnings per share of the combined company, the combined company's financial strength and its consequent enhanced ability to invest in its existing businesses as well as develop new products and services, the cost savings to be realized through consolidation of operations, the potential for cross-marketing services to customers of the two companies, the opportunity to diversify earnings, the business synergies that might be realized, and the potential effect of the Merger on the perception of the combined company's businesses by the rating agencies and the financial markets.

  Each board determined that the Merger would significantly enhance the combined company's ability to compete effectively and to meet the ever-changing credit and product needs of its customers and communities by combining two financially sound institutions with complementary businesses and business strategies, thereby creating a stronger combined company with greater size, flexibility, breadth of services, efficiency, capital strength, profitability and potential for growth than either NBD or First Chicago would possess on a stand-alone basis. Each board believes that each institution is well-managed and possesses management philosophies and strategic focus compatible with those of the other, and that the strong capitalization of the combined company following the Merger will allow it to take advantage of future opportunities for growth, including appropriate acquisitions and investments in products and technology. Although there can be no assurances, each board also believes that the Merger will allow the combined company to compete effectively in the rapidly changing marketplace for banking and financial services and to take advantage of opportunities for growth and diversification that may not be available to either institution on its own. In evaluating the Merger, each of the NBD Board and First Chicago Board and their respective managements discussed the critical importance of successfully integrating, and building on the strengths of, the management teams and cultures of both companies, and considered the uncertainties inherent in any such combination of two significant companies.

  Recommendation of the NBD Board and Reasons for the Merger.

  THE NBD BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, NBD AND ITS STOCKHOLDERS. THE NBD BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

  In reaching its conclusion to approve the Merger Agreement and the Stock Option Agreements, the NBD Board consulted with NBD management, as well as with its financial and legal advisors, and considered the factors described above under "--General" and a number of additional factors, including the following:

    (i) The NBD Board considered the effectiveness of the Merger in implementing and accelerating NBD's basic long-term external growth strategy.

    (ii) The NBD Board analyzed the financial condition, businesses and prospects of NBD and First Chicago, including, but not limited to, information with respect to their respective recent and historic stock and earnings performance and their respective relatively strong credit position and access to the capital markets. The NBD Board considered the detailed financial analyses, pro forma and other information with respect to NBD and First Chicago discussed by Montgomery, as well as the NBD Board's own knowledge of NBD, First Chicago and their respective businesses. In making its determination, the NBD Board took into account the results of NBD's due diligence review of First Chicago's business. The NBD Board also considered the likelihood that the Merger, on a pro forma basis, would be immediately accretive to the combined company's 1996 earnings per share, based on expected cost savings from the Merger.

    (iii) The NBD Board considered the oral opinion of Montgomery, subsequently confirmed in writing, that, as of July 11, 1995, the Exchange Ratio was fair to holders of NBD Common Stock from a financial point of view. See "--Fairness Opinions of Financial Advisors--NBD".

    (iv) The NBD Board considered the terms of the Merger Agreement and the Stock Option Agreements, which were reciprocal in nature. The NBD Board also considered certain other information regarding the Merger, including the terms and structure of the Merger, the proposed arrangements with respect to the board of directors and management structure of the combined company following the Merger, and that the corporate headquarters of the combined company would be located in Chicago, with major business functions being located in Detroit. See "Board of Directors, Management and Operations Following the Merger" and "Interests of Certain Persons in the Merger".

    (v) The NBD Board considered the effect on NBD stockholders' value of NBD continuing as a stand-alone entity compared to the effect of NBD combining with First Chicago in light of the factors summarized above with respect to the financial condition and prospects of the two companies on a stand-alone basis and of the combined company, and the current economic and financial environment.

    (vi) The NBD Board also considered the likelihood of the Merger being approved by the appropriate regulatory authorities. See "--Regulatory Approvals Required for the Merger".

    (vii) The NBD Board considered the anticipated cost savings and operating efficiencies available to the combined company from the Merger. See "Board of Directors, Management and Operations Following the Merger--Operations".

    (viii) The NBD Board considered the terms of the Merger Agreement which it considered to be attractive in that the terms allow NBD's stockholders to be stockholders in a combined company which is expected to be one of the 10 largest bank holding companies in the United States on the basis of market capitalization and assets as of December 31, 1994.

    (ix) The NBD Board considered the effect of the Merger on NBD's other constituencies, including its senior management and other employees and the communities and customers served by NBD. See "Interests of Certain Persons in the Merger".

  The foregoing discussion of the information and factors considered by the NBD Board is not intended to be exhaustive but is believed to include all material factors considered by the NBD Board. In reaching its determination to approve and recommend the Merger, the NBD Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, considering, among other things, the matters discussed above and the opinion of Montgomery referred to above, the NBD Board unanimously (with 19 directors present and 2 directors absent) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Stock Option Agreements, as being in the best interests of NBD and its stockholders. The NBD Board is unanimous in its recommendation that holders of NBD Common Stock vote "FOR" approval and adoption of the Merger Agreement.

  Recommendation of the First Chicago Board and Reasons for the Merger.

  THE FIRST CHICAGO BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, FIRST CHICAGO AND ITS STOCKHOLDERS. THE FIRST CHICAGO BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

  In reaching its conclusion to approve the Merger Agreement and the Stock Option Agreements, the First Chicago Board consulted with First Chicago management, as well as with its financial and legal advisors, and considered the factors described above under "--General" and a number of additional factors, including the following:

    (i) The First Chicago Board considered the effectiveness of the Merger in implementing and accelerating First Chicago's basic long-term external growth strategy.

    (ii) The First Chicago Board analyzed the financial condition, businesses and prospects of NBD and First Chicago, including, but not limited to, information with respect to their respective recent and historic stock and earnings performance and their respective relatively strong credit position and access to the capital markets. The First Chicago Board considered the detailed financial analyses, pro forma and other information with respect to NBD and First Chicago discussed by Lazard Freres, as well as the First Chicago Board's own knowledge of First Chicago, NBD and their respective businesses. In making its determination, the First Chicago Board took into account the results of First Chicago's due diligence review of NBD's business. The First Chicago Board also considered the likelihood that the Merger, on a pro forma basis, would be immediately accretive to the combined company's 1996 earnings per share, based on expected cost savings from the Merger.

    (iii) The First Chicago Board considered the oral opinion of Lazard Freres, subsequently confirmed in writing, that, as of July 11, 1995, the Exchange Ratio was fair to holders of First Chicago Common Stock from a financial point of view. See "--Fairness Opinions of Financial Advisors-- First Chicago".

    (iv) The First Chicago Board considered the terms of the Merger Agreement and the Stock Option Agreements, which were reciprocal in nature. The First Chicago Board also considered certain other information regarding the Merger, including the terms and structure of the Merger, the proposed arrangements with respect to the board of directors and management structure of the combined company following the Merger, and that the corporate headquarters of the combined company would be located in Chicago, with major business functions being located in Detroit. See "Board of Directors, Management and Operations Following the Merger" and "Interests of Certain Persons in the Merger".

    (v) The First Chicago Board considered the effect on First Chicago stockholders' value of First Chicago continuing as a stand-alone entity compared to the effect of First Chicago combining with NBD in light of the factors summarized above with respect to the financial condition and prospects of the two companies on a stand-alone basis and of the combined company, and the current economic and financial environment.

    (vi) The First Chicago Board also considered the likelihood of the Merger being approved by the appropriate regulatory authorities. See "--Regulatory Approvals Required for the Merger".

    (vii) The First Chicago Board considered the anticipated cost savings and operating efficiencies available to the combined institution from the Merger. See "Board of Directors, Management and Operations Following the Merger--Operations".

    (viii) The First Chicago Board considered the terms of the Merger Agreement which it believed to be attractive in that the terms allow First Chicago stockholders to become stockholders in a combined institution which is expected to be one of the 10 largest bank holding companies in the United States on the basis of market capitalization and assets as of December 31, 1994.

    (ix) The First Chicago Board considered the expectation that the Merger will generally be a tax-free transaction to First Chicago and its stockholders. See "--Certain Federal Income Tax Consequences".

    (x) The First Chicago Board considered the effect of the Merger on First Chicago's other constituencies, including its senior management and other employees, customers and the communities served by First Chicago. See "Interests of Certain Persons in the Merger".

  The foregoing discussion of the information and factors considered by the First Chicago Board is not intended to be exhaustive but is believed to include all material factors considered by the First Chicago Board. In reaching its determination to approve and recommend the Merger, the First Chicago Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, considering, among other things, the matters discussed above and the opinion of Lazard Freres referred to above, the First Chicago Board unanimously (with 15 directors present and 2 directors absent) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Stock Option Agreements, as being in the best interests of First Chicago and its stockholders. The First Chicago Board is unanimous in its recommendation that holders of First Chicago Common Stock vote "FOR" approval and adoption of the Merger Agreement.

FAIRNESS OPINIONS OF FINANCIAL ADVISORS

  NBD. Pursuant to an engagement letter dated June 13, 1995 (the "Engagement Letter") between NBD and Montgomery, NBD retained Montgomery to act as NBD's exclusive representative and financial advisor in connection with the possible Merger. As part of its engagement, Montgomery agreed, if requested by NBD, to render an opinion with respect to the fairness from a financial point of view to NBD of the consideration to be paid by NBD in the Merger. Montgomery is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. NBD selected Montgomery as its financial adviser on the basis of its experience and expertise in transactions similar to the Merger and its reputation in the banking, savings and loan and investment communities.

  At the July 11, 1995 meeting of the NBD Board, Montgomery delivered its oral opinion that the consideration to be paid by NBD in the Merger was fair to NBD from a financial point of view as of July 11, 1995. Montgomery subsequently delivered to the NBD Board a written opinion dated as of the date of this Joint Proxy Statement-Prospectus confirming its oral opinion. No limitations were imposed by NBD on Montgomery with respect to the investigations made or procedures followed in rendering its opinion.

  THE FULL TEXT OF MONTGOMERY'S WRITTEN OPINION TO THE NBD BOARD, DATED THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF REVIEW BY MONTGOMERY, IS ATTACHED HERETO AS EXHIBIT B AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS JOINT PROXY STATEMENT-PROSPECTUS. THE FOLLOWING SUMMARY OF MONTGOMERY'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. MONTGOMERY'S OPINION IS ADDRESSED TO THE NBD BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF NBD OR FIRST CHICAGO AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER. IN FURNISHING ITS OPINION, MONTGOMERY DID NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT"' AS USED IN THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR THAT ITS OPINION CONSTITUTES A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND STATEMENTS TO SUCH EFFECT ARE INCLUDED IN THE TEXT OF MONTGOMERY'S WRITTEN OPINION.

  In connection with its opinions, Montgomery has, among other things: (i) reviewed certain publicly available financial and other data with respect to NBD and First Chicago, including the consolidated financial statements for recent years and interim periods to June 30, 1995 and certain other relevant financial and operating data relating to NBD and First Chicago made available to Montgomery from published sources and from the internal records of NBD and First Chicago; (ii) reviewed the Merger Agreement; (iii) reviewed certain historical market prices and trading volumes of NBD Common Stock and First Chicago Common Stock as reported on the NYSE; (iv) compared NBD and First Chicago from a financial point of view with certain other companies which Montgomery deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations, including transactions which Montgomery deemed to be mergers of equals, in the banking and savings and loan industries which Montgomery deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of NBD and First Chicago certain information of a business and financial nature regarding NBD and First Chicago furnished to Montgomery by NBD and First Chicago, including financial forecasts and related assumptions of NBD and First Chicago; (vii) made inquiries regarding and discussed the Merger, the Merger Agreement and other matters related thereto with NBD's counsel; and (viii) performed such other analyses and examinations as Montgomery deemed appropriate.

  In connection with its review, Montgomery did not assume any obligation independently to verify any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for NBD and First Chicago provided to Montgomery by their respective managements, Montgomery assumed for purposes of its opinion that the forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of NBD and First Chicago and that they provided a reasonable basis upon which Montgomery could form its opinion. Neither NBD nor First Chicago publicly discloses internal management forecasts of the type provided to Montgomery in connection with Montgomery's review of the Merger. Such forecasts were not prepared with a view towards public disclosure. In addition, such forecasts were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts. Montgomery has assumed no liability for the accuracy of such forecasts. Montgomery also assumed that there were no material changes in NBD's or First Chicago's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to Montgomery. Montgomery relied on advice of counsel as to all legal matters with respect to NBD, First Chicago, the Merger and the Merger Agreement. Montgomery also assumed that NBD will conduct the Merger in a manner that complies in all respects with the applicable provisions of the Securities Act and the Exchange Act and all other applicable federal and state statutes, rules and regulations. In addition, Montgomery is not an expert in the valuation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with NBD's consent, that such allowances for each of NBD and First Chicago are in the aggregate adequate to cover such losses. In addition, Montgomery did not assume responsibility for reviewing any individual credit files or making an independent evaluation, appraisal or physical inspection of the assets or individual properties of NBD or First Chicago, nor was Montgomery furnished with any such appraisals. Further, Montgomery's opinions were based on economic, monetary and market and other conditions as in effect on, and the information made available to Montgomery as of the respective dates thereof.

  Montgomery further assumed, with NBD's consent, that the Merger will be consummated in accordance with the terms and provisions of the Merger Agreement, without any amendments thereto, and without any waiver by NBD or First Chicago of any of the material conditions to their respective obligations.

  Set forth below is a brief summary of the report presented by Montgomery to the NBD Board on July 11, 1995 in connection with its opinion:

    Dilution Analysis. Using estimates prepared by the respective managements of NBD and First Chicago, Montgomery compared the calendar year 1996 and 1997 estimated earnings per share of NBD Common Stock on a stand-alone basis to the calendar year 1996 and 1997 estimated earnings per share of the common stock for the pro forma combined company using three different scenarios, all of which utilized fully-diluted share numbers. Analysis of the first scenario, which assumes that no cost savings or revenue enhancement will result between NBD and First Chicago (the "no synergies scenario"), for calendar 1996 and 1997, showed that the proposed transaction would be dilutive to NBD Common Stock by 1.43% and 2.19%, respectively. The second scenario, which assumes pre-tax adjustments which will be fully phased-in by 1997 consisting of the following: (i) $50 million due to revenue enhancements, (ii) $200 million resulting from reductions in non-interest expense associated with overlapping or restructured operations, and (iii) an approximately $100 million reduction in net interest income due to the sale of assets of approximately $24.5 billion. In addition, the second scenario assumes that prior to the Effective Time, NBD and First Chicago utilize $300 million to repurchase shares of Common Stock so that the currently outstanding shares of NBD Common Stock represent 50% of the outstanding Common Stock of the pro forma combined company (the "pre-closing repurchase scenario"). Under the pre-closing repurchase scenario, for calendar year 1996 and 1997, this analysis showed that the proposed transaction would be accretive to NBD Common Stock by 3.26% and 6.21%, respectively. Under the third scenario, which makes the same assumptions as the pre-closing repurchase scenario and also assumes that the pro forma combined company utilizes $84.6 million and $212.2 million in 1996 and 1997, respectively, to repurchase shares of its common stock following the consummation of the Merger (the "post-closing repurchase scenario"), for calendar year 1996 and 1997, this analysis showed that the proposed transaction would be accretive to NBD Common Stock by 4.10% and 9.29%, respectively. The assumptions utilized in this analysis were made by Montgomery for analytical purposes only, and are not necessarily indicative of expected results or plans of NBD or First Chicago.

    Using estimates of security market analysts, Montgomery also compared the calendar year 1996 estimated earnings per share of NBD Common Stock on a stand-alone basis to the calendar year 1996 estimated earnings per share of the common stock for the pro forma combined company using the above-referenced scenarios. Based on the no synergies scenario, for the calendar year 1996, this analysis showed that the proposed transaction would be accretive to NBD Common Stock by 1.00%. Based on the pre-closing repurchase scenario, for the calendar year 1996, this analysis showed that the proposed transaction would be accretive to NBD Common Stock by 5.74%. Based on the post-closing repurchase scenario, for the calendar year 1996, this analysis showed that the proposed transaction would be accretive to NBD Common Stock by 6.48%.

    Montgomery also compared the calendar year 1995, 1996 and 1997 estimated book value per share of NBD Common Stock on a stand-alone basis to the calendar year 1995, 1996 and 1997 estimated book value per share of common stock for the pro forma combined company using the above-referenced no synergies, pre-closing repurchase and post-closing repurchase scenarios. Based on the no synergies scenario, the proposed transaction would be accretive to the book value of NBD Common Stock by 3.30%, 3.99% and 4.41%, respectively, in 1995, 1996 and 1997. Based on the pre-closing repurchase scenario, the proposed transaction would be dilutive to the book value of NBD Common Stock by 0.43% in 1995 and accretive to the book value of NBD Common Stock by 0.81% and 1.99%, respectively, in 1996 and 1997. Based on the post-closing repurchase scenario, the proposed transaction would be accretive to the book value of NBD Common Stock by 0.40%, 3.83% and 6.10%, respectively, in 1995, 1996 and 1997.

    Contribution Analysis. Montgomery analyzed the contribution of each of NBD and First Chicago to, among other things, assets, common equity and net income of the pro forma combined company for the years ended 1992, 1993 and 1994, the last twelve months ("LTM") ended March 31, 1995 and the three months ended March 31, 1995. For the years ended 1992, 1993 and 1994, this analysis showed, among other things, that, NBD would have contributed 45.4%, 43.7% and 41.7%, respectively, of the assets, 51.8%, 48.1% and
  45.6%, respectively, of the common equity and 151.2%, 37.5% and 44.2% of the net income for the pro forma combined company. For the LTM ended March 31, 1995 and the three months ended March 31, 1995, this analysis showed, among other things, that NBD would have contributed 39.8% and 39.8%, respectively, of the assets, 46.4% and 46.4%, respectively, of the common equity and 45.0% and 41.9%, respectively, of the net income for the pro forma combined company. Based upon an exchange ratio in the Merger of 1.81 shares of NBD Common Stock for each share of First Chicago Common Stock, holders of NBD Common Stock would own approximately 49.0% of the combined company based on the market values of NBD and First Chicago on July 11, 1995.

    Exchange Ratio Analysis. Montgomery analyzed the ratio of closing prices of NBD Common Stock to First Chicago Common Stock as reported on the NYSE on a daily basis during the period from March 3, 1995 to July 11, 1995. The analysis showed that, for the 90 days prior to July 11, 1995, the 60 days prior to such date, the 30 days prior to such date, the 10 days prior to such date and the five days prior to such date, the average ratios were 1.7333, 1.8152, 1.8411, 1.8548 and 1.8623, respectively. Montgomery noted
  that the ratio at July 11, 1995, the last trading day prior to the announcement of the Merger, was 1.8654, and that the exchange ratio in the Merger is 1.81 shares of NBD Common Stock for each share of First Chicago Common Stock.

    Analysis of Selected Merger of Equals Transactions. Montgomery reviewed the consideration paid in 30 transactions which it viewed as involving mergers of equals in the banking and savings and loan industries announced since January 1990 (the "MOEs"). For each company merged or to be merged in such transactions, Montgomery compiled figures illustrating, among other things, the ratio of premium (i.e. transaction price in excess of tangible book value) to core deposits, transaction price to tangible book value and transaction price to LTM earnings.

    The figures for the MOEs produces (i) a median ratio of premium to core deposits (expressed as a percentage) of 1.03%; (ii) a median ratio of transaction price to tangible book value of 1.1; and (iii) a median ratio of transaction price to LTM earnings of 10.1. In comparison, based upon an exchange ratio in the Merger of 1.81 shares of NBD Common Stock for each share of First Chicago Common Stock, representing shares of NBD Common Stock with a value of $58.82 per share of First Chicago Common Stock (based on the $32.50 per share closing price of the NBD Common Stock as reported on the NYSE on July 11, 1995), Montgomery determined that the consideration to be paid to the holders of First Chicago Common Stock in the Merger represented a ratio of premium to core deposits (expressed as a percentage) of 4.83%, a ratio of transaction price to tangible book value of 1.37 and a ratio of transaction price to LTM earnings of 8.52.

    In addition, Montgomery reviewed the following seven recent MOEs in more detail: Charter One Financial, Inc./FirstFed Michigan Corporation; BB&T Financial Corporation/Southern National Corporation; Dime Bancorp/Anchor Bancorp, Inc.; KeyCorp/Society Corporation; Comerica
  Incorporated/Manufacturers National Corporation; Chemical Banking Corporation/Manufacturers Hanover

  Corporation; and The Planters Corporation/Peoples Bancorporation. Montgomery analyzed, among other things, the contribution of the surviving entity to the market value, assets, total equity and LTM net income of the pro forma combined company, which ranged from 49% to 59%, 42% to 55%, 45% to 59% and 47% to 58%, respectively. In comparison, NBD would contribute approximately 48.9%, 39.8%, 42.9% and 45.0%, respectively, to the market value, assets, total equity and LTM net income of the pro forma combined company.

  No other company or transaction used in the above analysis as a comparison is identical to NBD, First Chicago or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading volume of the companies to which NBD, First Chicago and the Merger are being compared.

  In connection with the written opinion dated the date of this Joint Proxy Statement-Prospectus, Montgomery performed procedures to reconfirm, as necessary, certain of the analyses described above and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith. Montgomery did not perform any analyses in addition to those described above in rendering its written opinion.

  The summary set forth above does not purport to be a complete description of the presentation by Montgomery to the NBD Board or of the analyses performed by Montgomery. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Montgomery believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the NBD Board. In addition, Montgomery may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Montgomery's view of the actual value of NBD or the combined company. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

  In performing its analyses, Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NBD and First Chicago. The analyses performed by Montgomery are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of Montgomery's analysis of the fairness of the Merger to NBD and were provided to the NBD Board in connection with the delivery of Montgomery's opinions. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Montgomery used in its analyses various projections of future performance prepared by the managements of NBD and First Chicago. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

  As described above, Montgomery's opinion and presentation to the NBD Board were among the many factors taken into consideration by the NBD Board in making its determination to approve, and to recommend that its stockholders approve, the Merger.

  Pursuant to the Engagement Letter, NBD paid Montgomery a retainer fee of $250,000 and, upon the execution of the Merger Agreement, NBD paid Montgomery a fee equal to $1,500,000, which fees will be credited against any other fee to be paid to Montgomery under the Engagement Letter. If the Merger is consummated, Montgomery will be paid a fee equal to $6,000,000. While the payment of all or a significant portion of fees related to financial advisory services provided in connection with arm's-length mergers and other business combination transactions upon consummation of such transactions, as is the case with the Merger, might be viewed as giving such financial advisors a financial interest in the successful completion of such transactions, such compensation arrangements are standard and customary for transactions of the size and type of the Merger. NBD has also agreed to reimburse Montgomery for its reasonable out-of-pocket expenses, including legal fees.

NBD has agreed to indemnify Montgomery, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the Federal securities laws.

  In addition, NBD has agreed to pay Montgomery a financial advisory retainer of $3,000,000 payable in two installments of $1,500,000 on September 30 and December 31, 1995, for financial advisory services. Montgomery has from time to time provided other financial advisory services to NBD for which Montgomery has received fees, including fees of approximately $75,000 during the past two years. In the ordinary course of its business, Montgomery actively trades the equity securities of NBD and First Chicago for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Montgomery has also performed various investment banking services for NBD.

  First Chicago. First Chicago retained Lazard Freres to act as First Chicago's financial advisor in connection with the Merger and related matters based upon its qualifications, expertise and reputation, as well as Lazard Freres's prior investment banking relationship and familiarity with First Chicago. At the July 11, 1995 meeting of the First Chicago Board, Lazard Freres rendered an oral opinion to the First Chicago Board that, as of such date, the Exchange Ratio was fair, from a financial point of view, to holders of the First Chicago Common Stock. Lazard Freres subsequently delivered to the First Chicago Board a written opinion dated as of the date of this Joint Proxy Statement-Prospectus confirming its oral opinion. No limitations were imposed by First Chicago with respect to the investigations made or the procedures followed by Lazard Freres in rendering its opinions.

  THE FULL TEXT OF THE OPINION OF LAZARD FRERES, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITS ON THE REVIEW UNDERTAKEN BY LAZARD FRERES, IS ATTACHED HERETO AS EXHIBIT C. FIRST CHICAGO SHAREHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. THE SUMMARY SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS OF THE OPINION OF LAZARD FRERES IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED HERETO.

  THE OPINION OF LAZARD FRERES IS LIMITED TO THE FAIRNESS, AS OF THE DATE OF SUCH OPINION, FROM A FINANCIAL POINT OF VIEW, TO THE HOLDERS OF FIRST CHICAGO COMMON STOCK OF THE EXCHANGE RATIO AND DOES NOT ADDRESS FIRST CHICAGO'S UNDERLYING BUSINESS DECISION TO UNDERTAKE THE MERGER. MOREOVER, SUCH OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY APPROVAL OF THE MERGER OR THE MERGER AGREEMENT.

  In connection with its opinion, among other things, Lazard Freres: (i) reviewed the financial terms and conditions of the Merger Agreement; (ii) reviewed certain historical business and financial information relating to First Chicago and NBD; (iii) reviewed various financial forecasts and other data provided by First Chicago and NBD with respect to the businesses and prospects of First Chicago and NBD, respectively, the strategic objectives of each, and possible financial benefits which might be realized following the Merger; (iv) participated in discussions with members of the senior managements of First Chicago and NBD with respect to the businesses and prospects of First Chicago and NBD, respectively, the strategic objectives of each and possible financial benefits which might be realized following the Merger; (v) reviewed public information with respect to certain other bank holding companies, the securities of which are publicly traded; (vi) reviewed the financial terms of certain comparable business combinations involving bank holding companies;
(vii) reviewed the historical stock prices and trading volumes of shares of First Chicago Common Stock and NBD Common Stock; and (viii) conducted such other financial studies, analyses and investigations as Lazard Freres deemed appropriate. The opinion of Lazard Freres was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to them as of, the date thereof.

  In conducting its review and in arriving at its opinion, Lazard Freres relied upon the accuracy and completeness of the financial and other information provided by First Chicago and NBD and reviewed by Lazard Freres for purposes of its opinion, and has not assumed any responsibility for any independent verification of such information. With respect to financial forecasts, as well as projections of cost savings, revenue enhancements and operating synergies, Lazard Freres has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of First Chicago and NBD as to the future financial performance of First Chicago and NBD, respectively, and have assumed that such forecasts and projections will be realized in the amounts and at the times contemplated thereby. Lazard Freres has assumed no responsibility for and has expressed no view as to such forecasts and projections or the assumptions on which they are based. Lazard Freres is not an expert in the evaluation of loan portfolios or the allowances for credit losses with respect thereto and has assumed that such allowances for First Chicago and NBD are in the aggregate adequate to cover such losses. In addition, Lazard Freres has not reviewed individual credit files or made an independent appraisal of the assets and liabilities of First Chicago or NBD or any of their subsidiaries and has not been furnished with any such evaluation or appraisal. In rendering its opinion, Lazard Freres has assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by First Chicago and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on First Chicago, NBD or the combined company. In particular, Lazard Freres has assumed that the Merger will be recorded as a "pooling of interests" in accordance with generally accepted accounting principles.

  The forecasts and projections reviewed by Lazard Freres were prepared by the respective managements of First Chicago and NBD. Neither First Chicago nor NBD publicly discloses internal management projections of the type provided to Lazard Freres in connection with the preparation of its opinion. Such forecasts and projections were not prepared with a view towards public disclosure. In addition, such forecasts and projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those contemplated by such projections. Lazard Freres has assumed no responsibility for the accuracy of such information.

  In connection with rendering its opinion to the First Chicago Board, Lazard Freres performed a variety of financial and comparative analyses, which are summarized briefly below. Such summary does not purport to be a complete description of the analyses performed by Lazard Freres. In addition, Lazard Freres believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the process underlying the analyses and its opinions. The preparation of a financial adviser's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In its analyses, Lazard Freres also took into account its assessment of general economic, market, and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. With respect to the comparative market performance and merger of equals transaction analyses summarized below, no public company utilized as a comparison is identical to First Chicago or NBD and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or public trading values of the companies concerned. Any estimates contained in Lazard Freres' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. None of the analyses performed by Lazard Freres was assigned a greater significance by Lazard Freres than any other.

  The following is a brief summary of the financial analyses presented to the First Chicago Board by Lazard Freres in connection with its oral opinion as of July 11, 1995:

    (a) Contribution Analysis. Lazard Freres analyzed the contribution of each of First Chicago and NBD to the market capitalization, balance sheet and income statement of the pro forma combined company. Among the various balance sheet items analyzed as of March 31, 1995 were the relative contribution to the pro forma combined company of each of First Chicago's and NBD's assets, loans, deposits, total equity, common equity and tangible common equity. In addition, Lazard Freres analyzed the relative contribution to the pro forma combined company of each of First Chicago's and NBD's net income to common shareholders for the 12 months ended March 31, 1995 and on a projected basis for the years 1995, 1996 and 1997. Projections for net income to common shareholders were provided by the respective managements of First Chicago and NBD. The analysis produced a range of relative contribution by First Chicago to the balance sheet of the pro forma combined company of a maximum of 60.2% (total assets) and a minimum of 46.9% (total loans), implying a range of Exchange Ratios between 1.555 and 2.666 (based on primary shares outstanding at March 31, 1995). The analysis further produced a range of relative contribution by First Chicago to the net income available to common shareholders of the pro forma combined company having a maximum of 53.2% (for the twelve months ended March 31, 1995) and a minimum of 50.2% (projected 1997), implying a range of Exchange Ratios between 1.772 and 2.003 (based on primary shares outstanding at March 31, 1995). Furthermore, the market capitalization of First Chicago represented a contribution of 51.6% of pro forma combined market capitalization, implying an Exchange Ratio of 1.877 (based on the July 10, 1995 market prices of First Chicago Common Stock and NBD Common Stock and on the primary number of shares of each outstanding at March 31,
  1995). The Exchange Ratio in the Merger is 1.81 shares of NBD Common Stock for each share of First Chicago Common Stock, which will result in the holders of First Chicago Common Stock owning 50.7% of the Common Stock of the pro forma combined company, based on primary shares outstanding at March 31, 1995.

    (b) Exchange Ratio Analysis. Lazard Freres reviewed the ratio of the closing prices per share of First Chicago Common Stock to NBD Common Stock over various time periods during the past five years. The analysis showed that such ratio ranged from 0.694x to 1.898x over the five-year period ending July 10, 1995, and from 1.530 to 1.877 over the six-month period then ended, and that for the three-month period ended July 10, 1995, such ratio ranged from 1.576 to 1.877, with an average of 1.805 and a median of
  1.829. This analysis further showed that, for the one-month period preceding entry into the Merger Agreement, such ratio ranged from 1.813 to 1.877, with an average of 1.850 and a median of 1.854. The Exchange Ratio is 1.81 shares of NBD Common Stock for each share of First Chicago Common Stock.

    (c) Comparative Market Performance Analysis. In performing a comparative market performance analysis, Lazard Freres analyzed certain operating performance statistics of First Chicago, NBD and the pro forma combined company relative to, (1) in the case of First Chicago: BankAmerica Corporation, The Bank of New York Company, Inc., The Chase Manhattan Corporation, Chemical Banking Corp., Citicorp and J.P. Morgan & Co. Incorporated (the "First Chicago Comparison Group"); (2) in the case of
  NBD: Banc One Corporation, Comerica Incorporated, First Bank System, Inc., KeyCorp, Mellon Bank Corporation, National City Corporation, Norwest Corporation, PNC Bank Corp., and Wachovia Corporation (the "NBD Comparison Group"); and (3) in the case of the pro forma combined company: BankAmerica Corporation, Banc One Corporation, First Union Corporation, Mellon Bank Corporation and NationsBank Corporation (the "Combined Company Comparison Group").

    Lazard Freres analyzed the relative financial performance and stock market valuation of First Chicago and NBD by comparing certain financial and market trading information of First Chicago with the First Chicago Comparison Group and of NBD with the NBD Comparison Group. In addition, Lazard Freres analyzed the relative financial performance of the pro forma combined company by comparing certain financial information of the pro forma combined company with the Combined Company Comparison Group. Historical financial information used in connection with this analysis was as of, and for the twelve months ended, March 31, 1995. Market information used in the analysis detailed below was as of July 10, 1995.

    Among the financial information compared was (i) return on average assets, adjusted to exclude extraordinary items, primarily changes in accounting principles, and selected nonrecurring items, (which was 1.04% for First Chicago, 1.24% for NBD and 1.12% for the combined company, and, on average, 1.08% for the First Chicago Comparison Group, 1.32% for the NBD Comparison Group and 1.26% for the Combined Company Comparison Group), (ii) return on average equity, adjusted to exclude extraordinary items, primarily changes in accounting principles, and selected nonrecurring items (which was 15.4% for First Chicago, 16.9% for NBD and 16.0% for the combined company, and, on average, 15.3% for the First Chicago Comparison Group, 16.4% for the NBD Comparison Group and 15.4% for the Combined Company Comparison Group), (iii) market price to book value (which was 1.35x for First Chicago and 1.47x for NBD, and, on average, 1.48x for the First Chicago Comparison Group, 1.75x for the NBD Comparison Group and 1.52x for the Combined Company Comparison Group), (iv) market price to tangible book value (which was 1.54x for First Chicago and 1.55x for NBD, and, on average, 1.71x for the First Chicago Comparison Group, 2.11x for the NBD Comparison Group and 1.97x for the Combined Company

  Comparison Group), and (v) market price to the median Institutional Brokers Estimate System ("IBES") projection of earnings per share as of July 10, 1995 for 1995 and 1996 (which were 8.7x and 8.2x, respectively, for First Chicago and 8.9x and 8.2x, respectively, for NBD, and, on average, 9.7x and 8.6x, respectively, for the First Chicago Comparison Group, 10.1x and 9.1x, respectively, for the NBD Comparison Group and 9.1x and 8.3x, respectively, for the Combined Company Comparison Group). IBES is a data service that monitors and publishes compilations of earnings estimates produced by selected research analysts regarding companies of interest to institutional shareholders.

    (d) Analysis of Other Merger of Equals Transactions. Lazard Freres analyzed other mergers of equals in the United States banking industry over the period from 1989 that it considered relevant. The merger of equals transactions analyzed were: BB&T Financial Corporation/Southern National Corporation, KeyCorp/Society Corporation, Comerica Incorporated/Manufacturers National Corporation, Chemical Banking Corporation/Manufacturers Hanover Corporation, The Planters Corporation/Peoples Bancorporation, and Sovran Financial Corporation/The Citizens and Southern Corp. This analysis, which was based on publicly available financial information for the latest 12 months preceding the entry into the relevant merger agreement, showed that the average of the ratios of (i) the ownership of the combined entity by the common shareholders of the partner in the merger of equals transactions whose shareholders held the greater level of ownership of the combined company to
  (ii) the market capitalization, total assets, common equity and latest twelve months net income contributed to the combined entity by such partner ranged from 0.94x to 1.03x, compared to 0.93x for the Merger and 0.96x for the Merger excluding consideration of the parties' relative contributions to pro forma total assets for the Merger.

    (e) Summary Pro Forma Financial Impact. Lazard Freres reviewed the projections prepared for its review by the managements of each of First Chicago and NBD for the years 1995, 1996 and 1997. On the basis of these projections, Lazard Freres analyzed certain pro forma profitability, capital adequacy and per share data on a projected pro forma combined basis for such three-year period. This analysis was based on (i) an Exchange Ratio of 1.81 shares of NBD Common Stock for each outstanding share of First Chicago Common Stock, (ii) an assumed repurchase of 4.7 million shares of First Chicago Common Stock or 8.5 million shares of NBD Common Stock, or a combination of both, prior to consummation of the Merger, (iii) an assumed balance sheet reduction of $24.5 billion in assets (effected during 1996), including the associated loss of spread income, (iv) assumed cost reductions of $200 million (fully phased in by 1997), revenue enhancements of $50 million (fully phased in by 1997) and pre-tax restructuring charges of $225 million (taken at the time of consummation of the Merger), each based on estimates provided by First Chicago and NBD management, (v) a projected dividend pay-out ratio of 36% for the combined company, and (vi) the assumed use of excess capital (over an 8.0% Tier 1 risk-based capital ratio) to repurchase Common Stock of the combined company beginning in 1997.

    This analysis showed, among other things, that for projected years 1995, 1996 and 1997, (i) the pro forma combined company could expect a return on average assets of 1.01%, 1.09% and 1.25%, respectively, compared to 0.88%, 0.81% and 0.80%, respectively, for First Chicago on a stand-alone basis,
  (ii) the pro forma combined company could expect a return on average common equity of 16.36%, 16.63% and 17.80%, respectively, compared to 15.36%, 15.55% and 15.52%, respectively, for First Chicago on a stand-alone basis,
  (iii) the pro forma combined company could expect a regulatory Tier 1 risk-based capital ratio of 7.88%, 9.01% and 8.00%, respectively, compared to 8.14%, 8.02% and 7.97% for First Chicago on a stand-alone basis, and (iv) the pro forma combined company could expect a regulatory Tier 1 leverage capital ratio of 6.39%, 7.81% and 7.03%, respectively, compared to 6.41%, 6.06% and 6.20%, respectively, for First Chicago on a stand-alone basis. This analysis also showed that, compared with the results reflected in First Chicago management's stand-alone projections, the Merger could be expected to result in (i) a projected increase in fully diluted earnings per share of 3.6% in 1996 and 8.1% in 1997, (ii) a projected increase in dividends per share of 5.3% in 1995, 16.4% in 1996 and 23.7% in 1997, (iii) a projected decrease in book value per share of (5.9)% at December 31, 1995, (6.6)% at December 31, 1996 and (10.8)% at December 31, 1997, and
  (iv) a projected decrease in tangible book value per share of (10.1)% at December 31, 1995, (10.6)% at December 31, 1996 and (15.2)% at December 31,
  1997.

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

    (f) Other Analyses. Lazard Freres also reviewed certain other information regarding selected pro forma industry rankings, the institutional ownership of First Chicago Common Stock and NBD Common Stock and the historical price and trading volume and relative market performance of First Chicago Common Stock and NBD Common Stock.

  Lazard Freres used substantially the same types of financial analyses in preparing its written opinion dated as of the date of this Joint Proxy Statement--Prospectus as it presented to the First Chicago Board on July 11, 1995, as summarized above.

  Lazard Freres is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions.

  First Chicago and Lazard Freres have entered into an agreement relating to the financial advisory services being provided by Lazard Freres in connection with the Merger. In such agreement, First Chicago has agreed to pay Lazard Freres fees as follows: (a) $250,000, payable upon execution of such agreement (which has been paid), (b) an additional fee of $1,750,000, payable upon submission of its opinion to the Board of Directors (which has been paid), and
(c) an additional fee of $4,000,000, payable upon the consummation of the Merger. While the payment of all or a significant portion of fees related to financial advisory services provided in connection with arm's-length mergers and other business combination transactions upon consummation of such transactions, as is the case with the Merger, might be viewed as giving such financial advisors a financial interest in the successful completion of such transactions, such compensation arrangements are standard and customary for transactions of the size and type of the Merger. First Chicago also has agreed to reimburse Lazard Freres for all its out-of-pocket expenses incurred in connection with its engagement and to indemnify Lazard Freres and certain related parties against certain liabilities, including liabilities under the Federal securities laws.

  In addition, First Chicago has agreed to pay Lazard Freres a financial advisory retainer of $3,000,000, payable in two installments of $1,500,000 on September 30 and December 31, 1995, for financial advisory services. Lazard Freres has from time to time provided other financial advisory services to First Chicago for which Lazard Freres has received fees, including fees of approximately $200,000 during the past two years. In the ordinary course of business and subject to certain restrictions, Lazard Freres and its affiliates actively trade the debt and equity securities of First Chicago and NBD for its own account and for the accounts of its customers, including accounts as to which Lazard Freres has discretionary investment authority, and may at any time hold long or short positions in such securities.

STRUCTURE OF THE MERGER

  Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, First Chicago will merge with and into NBD. NBD will be the surviving corporation in the Merger, and will continue its corporate existence under the DGCL under the name "First Chicago NBD Corporation". At the Effective Time, the separate corporate existence of First Chicago will terminate. The NBD Certificate, as amended pursuant to the Merger Agreement and as otherwise in effect at the Effective Time, will be the articles of incorporation of the combined company and the NBD By-Laws, as in effect immediately prior to the Effective Time, will be the by-laws of the combined company.

CONVERSION OF FIRST CHICAGO CAPITAL STOCK; TREATMENT OF FIRST CHICAGO STOCK OPTIONS AND FIRST CHICAGO STOCK PURCHASE PLAN

  At the Effective Time, each share of First Chicago Common Stock outstanding, other than shares held in First Chicago's treasury or held by NBD or First Chicago or any wholly owned subsidiary thereof (except, in both cases, for shares held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary, custodial or similar capacity that are beneficially owned by third parties ("Trust Account Shares") or in respect of a debt previously contracted ("DPC Shares"), or in certain other circumstances), will be converted into the right to receive 1.81 shares of NBD Common Stock. First Chicago's obligation to consummate the Merger is not conditioned upon NBD Common Stock continuing to trade at any specified minimum price during any period prior to the Effective Time. Because the Exchange Ratio is fixed and because the market price of NBD Common Stock is subject to fluctuation, the value of the shares of NBD Common Stock that holders of First Chicago Common Stock will receive in the Merger may increase or decrease prior to and following the Merger.

  Further, at the Effective Time, (i) each share of First Chicago Series B Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of New Series B Preferred Stock; (ii) each share of First Chicago Series C Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of New Series C Preferred Stock;
(iii) each share of First Chicago Series E Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of New Series E Preferred Stock; and (iv) each share of First Chicago Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of New Convertible Preferred Stock. The terms of the New Preferred Stock will be substantially the same as the terms of the First Chicago Preferred Stock from which such shares were converted. See "Description of NBD Capital Stock" and "Description of New Preferred Stock".

  Each outstanding share of First Chicago Capital Stock owned by NBD or its wholly owned subsidiaries or First Chicago or its wholly owned subsidiaries (except for Trust Account Shares, DPC Shares, or in certain other circumstances) or by First Chicago as treasury stock will be cancelled at the Effective Time and will cease to exist, and no NBD Capital Stock or other consideration will be delivered in exchange therefor. All shares of NBD Common Stock that are owned by First Chicago (except for Trust Account Shares, DPC Shares, or in certain other circumstances) will become treasury stock of the combined company.

  Each stock option to acquire First Chicago Common Stock granted under the First Chicago Stock Plans (each a "First Chicago Plan Option") which is outstanding and unexercised immediately prior to the Effective Time will be converted automatically at the Effective Time into, and will become, stock options to purchase Common Stock of the combined company and will, subject to the adjustments described below, otherwise continue to be governed by the terms of the First Chicago Stock Plans (which will be assumed by the combined company) pursuant to which such options were issued. In each case, (a) the number of shares of Common Stock of the combined company subject to the new option (a "New Option") will be equal to the product of the number of shares of First Chicago Common Stock subject to the First Chicago Plan Option and the Exchange Ratio, rounded to the nearest share, and (b) the exercise price per share of Common Stock of the combined company subject to the New Option will be equal to the exercise price per share of First Chicago Common Stock under the First Chicago Plan Option divided by the Exchange Ratio, rounded down to the nearest cent. The duration and other terms of each New Option will be substantially the same as the First Chicago Plan Option.

  In addition, First Chicago employees participating in the First Chicago ESPSP will be eligible to purchase shares of Common Stock of the combined company on September 30, 1996, the termination of the current offering under the First Chicago ESPSP. Subject to the adjustments described below, participation in the First Chicago ESPSP will continue to be governed by the terms and conditions of the First Chicago ESPSP as in effect prior to the Effective Time. After the Effective Time and at the times provided for in the First Chicago ESPSP, each participating First Chicago employee will be entitled to purchase shares of Common Stock of the combined company based upon funds accumulated in their purchase savings accounts through payroll contributions at a purchase price equal to such employee's original purchase price under the First Chicago ESPSP divided by the Exchange Ratio, rounded down to the nearest cent. Under the terms of the Merger Agreement, the combined company will assume First Chicago's rights and obligations under the ESPSP.

  Shares of NBD Capital Stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding immediately after the Merger.

EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

  First Chicago. At or prior to the Effective Time, NBD will deposit, or cause to be deposited, with First Chicago Trust Company of New York (the "Exchange Agent"), for the benefit of the holders of certificates of

First Chicago Capital Stock, certificates representing the shares of Common Stock of the combined company, New Preferred Stock and the cash in lieu of any fractional shares to be issued pursuant to the Merger Agreement in exchange for outstanding shares of First Chicago Capital Stock.

  As soon as is practicable after the Effective Time, and in no event later than five business days thereafter, a form of transmittal letter will be mailed by the Exchange Agent to the holders of First Chicago Capital Stock. The form of transmittal letter will contain instructions with respect to the surrender of certificates representing First Chicago Capital Stock and depositary receipts representing First Chicago Depositary Shares.

  FIRST CHICAGO STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNLESS AND UNTIL THE FIRST CHICAGO STOCKHOLDER OR HOLDER OF DEPOSITARY RECEIPTS RECEIVES A LETTER OF TRANSMITTAL FOLLOWING THE EFFECTIVE TIME.

  No dividends or other distributions declared with respect to Common Stock of the combined company or New Preferred Stock with a record date following the 30th day to occur after the Effective Time will be paid to the holder of any certificate representing shares of First Chicago Capital Stock until such certificates have been surrendered for exchange. Holders of certificates representing shares of First Chicago Common Stock or First Chicago Preferred Stock will be paid the amount of dividends or other distributions with a record date after the Effective Time but on or before such 30th day payable with respect to the shares of Common Stock of the combined company or New Preferred into which such First Chicago Common Stock or First Chicago Preferred Stock has been converted. If certificates representing shares of First Chicago Capital Stock are presented after the Effective Time, they will be cancelled and exchanged for the relevant certificate representing the applicable shares of Common Stock of the combined company and New Preferred Stock.

  No fractional shares of Common Stock of the combined company will be issued to any holder of First Chicago Common Stock upon consummation of the Merger. For each fractional share that would otherwise be issued, the combined company will pay cash in an amount equal to such fraction (rounded down to the nearest thousandth of a share) multiplied by the average of the closing sale prices of NBD Common Stock on the NYSE as reported by The Wall Street Journal for the five trading days immediately preceding the date of the Effective Time. No interest will be paid or accrued on the cash in lieu of fractional shares payable to holders of such certificates.

  None of NBD, First Chicago, the Exchange Agent or any other person will be liable to any former holder of First Chicago Capital Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

  If a certificate for First Chicago Capital Stock has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable in accordance with the Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant, and appropriate and customary indemnification.

  For a description of the differences between the rights of the holders of NBD Capital Stock and First Chicago Capital Stock, see "Comparison of Stockholders' Rights". For a description of the NBD Capital Stock, including the New Preferred Stock and the New Depositary Shares, see "Description of NBD Capital Stock" and "Description of New Preferred Stock".

  NBD. Shares of NBD Common Stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding and be unaffected by the Merger, and holders of such stock will not be required to exchange the certificates representing such stock or take any other action by reason of the consummation of the Merger.

EFFECTIVE TIME

  The Effective Time will be as set forth in the Certificate of Merger (the "Certificate of Merger") which will be filed with the Secretary of State of the State of Delaware on the closing date with respect to the Merger (the "Closing Date"). The Closing Date will occur on a date to be specified by the parties which will be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions precedent to the Merger set forth in the Merger Agreement. NBD and First Chicago each anticipate that the Merger will be consummated by the end of 1995. However, the consummation of the Merger could be delayed as a result of delays in obtaining any necessary regulatory agency or other governmental approvals required for the transactions contemplated by the Merger Agreement (the "Requisite Regulatory Approvals"). There can be no assurances as to if or when such approvals will be obtained or that the Merger will be consummated. If the Merger is not effected on or before July 11, 1996, the Merger Agreement may be terminated by either NBD or First Chicago, unless the failure to effect the Merger by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe the covenants and agreements of such party set forth therein. See "--Conditions to the Consummation of the Merger" and "--Regulatory Approvals Required for the Merger".

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains representations and warranties of NBD and First Chicago as to, among other things, (i) the corporate organization and existence of each party and its subsidiaries; (ii) the capitalization of each party and its subsidiaries; (iii) the corporate power and authority of each party and the compliance of the Merger Agreement with (a) the charter and by-laws of each party, (b) applicable law, and (c) certain material agreements;
(iv) governmental and third-party approvals; (v) the timely filing of required regulatory reports; (vi) each party's financial statements and filings with the Commission; (vii) each party's brokers' fees; (viii) the absence of certain changes in each party's business since March 31, 1995; (ix) the absence of material legal proceedings; (x) the filing and accuracy of each party's tax returns; (xi) each party's employee benefit plans and related matters; (xii) material accuracy and completeness of the filings made by each party with the Commission; (xiii) each party's compliance with applicable law;
(xiv) the absence of material defaults under certain contracts; (xv) agreements between each party and regulatory agencies; (xvi) activities of the subsidiaries of each party; (xvii) investment securities; (xviii) interest rate risk management instruments; (xix) the absence of undisclosed liabilities; (xx) environmental liabilities; (xxi) the inapplicability to the transactions contemplated by the Merger Agreement of Section 203 of the DGCL, relating to certain business combinations specified in such statute; (xxii) "pooling-of-interests" accounting treatment; and (xxiii) the inapplicability to the transactions contemplated by the Merger Agreement of the First Chicago Rights Agreement (as defined herein).

CONDUCT OF BUSINESS PENDING THE MERGER AND OTHER AGREEMENTS

  Pursuant to the Merger Agreement, prior to the Effective Time NBD and First Chicago have each agreed to, and to cause their respective subsidiaries to,
(i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, and
(iii) take no action which would adversely affect or delay the ability of either NBD or First Chicago to obtain any Requisite Regulatory Approvals or to perform its covenants and agreements under the Merger Agreement or the Stock Option Agreements.

  NBD and First Chicago have also agreed to use their best efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, and to obtain and to cooperate in obtaining permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the Merger Agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations. NBD and First Chicago have each agreed upon request to furnish to the other party all information concerning themselves and their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with the Merger. NBD and First Chicago have also agreed, subject to the terms and conditions of the Merger Agreement, to use their best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries and to consummate the Merger. NBD also agreed to cause the shares of NBD Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance. NBD and First Chicago also agreed that the employee benefit plans in place at the Effective Time with respect to employees of NBD and First Chicago, as the case may be, will remain in effect for such employees until such time as the combined company adopts new benefit plans covering employees of both parties who continue to be employed by the combined company (the "New Benefit Plans"). NBD and First Chicago have stated their intention to develop New Benefit Plans, effective as of the Effective Time or as soon thereafter as practicable, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees of the combined company who were covered by NBD Benefit Plans, on the one hand, and those covered by First Chicago Benefit Plans (as defined herein), on the other, at the Effective Time. NBD and First Chicago also reached certain agreements with respect to directors' and officers' indemnification and insurance, and with respect to dividends. See "Interests of Certain Persons in the Merger".

  Each of NBD and First Chicago have further agreed to give the other party access to all of its properties, books, contracts, commitments and records and to furnish information concerning its businesses, properties and personnel, subject to the restrictions set forth in the Merger Agreement.

  In addition, except as expressly contemplated by the Merger Agreement or specified in a schedule thereto or as contemplated by the Stock Option Agreements, each of NBD and First Chicago has agreed that, without the consent of the other party, it and its subsidiaries will not, among other things:

    (i) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of NBD or any of its subsidiaries to NBD or any of its subsidiaries, on the one hand, or of First Chicago or any of its subsidiaries to First Chicago or any of its subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

    (ii) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except, (a) in the case of NBD, for regular quarterly cash dividends at a rate not in excess of $.33 per share of NBD Common Stock, (b) in the case of First Chicago, for regular quarterly cash dividends on First Chicago Common Stock at a rate not in excess of $.60 per share of First Chicago Common Stock, (c) in the case of First Chicago Preferred Stock, for regular quarterly or semiannual cash dividends thereon at the rates set forth in the applicable certificate of incorporation or certificate of designation for such securities and except for dividends paid by any of the subsidiaries of each of First Chicago and NBD to First Chicago or NBD or any of their subsidiaries, respectively, and (d) for dividends paid in the ordinary course of business by any subsidiaries (whether or not wholly owned) of each of First Chicago and NBD); grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (except for options to purchase stock granted in the ordinary course of business consistent with past practice pursuant to the First Chicago Stock Plans, the First Chicago ESPSP, and the NBD Stock Plans (as defined herein)); or issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of July 11, 1995, (B) the First Chicago Convertible Preferred Stock, (C) the Stock Option Agreements, (D) the First Chicago Rights Agreement, (E) the First Chicago Dividend Reinvestment and Stock Purchase Plan, or (F) the First Chicago ESPSP;

    (iii) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the Merger Agreement;

    (iv) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the Merger Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a subsidiary;

    (v) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

    (vi) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

    (vii) solicit, encourage or authorize any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its subsidiaries with any corporation or other entity other than as provided by the Merger Agreement (and each party will promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

    (viii) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

    (ix) take any action (other than the exercise of its rights under the First Chicago Stock Option Agreement or the NBD Stock Option Agreement, as the case may be) that would prevent or impede the Merger from qualifying
  (A) for "pooling-of-interests" accounting treatment or (B) as a "reorganization" within the meaning of Section 368 of the Code;

    (x) amend its certificate of incorporation or articles of incorporation, as the case may be, or its bylaws;

    (xi) other than in prior consultation with the other party, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

    (xii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied or in a violation of any provision of the Merger Agreement, except, in every case, as may be required by applicable law; or

    (xiii) agree to, or make any commitment to, take any of the actions listed above.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

  Each party's obligation to effect the Merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the Effective Time:

    (i) the Merger Agreement and the transactions contemplated thereby shall have been adopted and approved by the respective requisite affirmative votes of the holders of NBD Common Stock and First Chicago Common Stock entitled to vote thereon;

    (ii) the shares of NBD Common Stock which are to be issued to First Chicago stockholders upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance;

    (iii) the Requisite Regulatory Approvals shall have been obtained and will remain in full force and effect and all statutory waiting periods with respect to such approvals will have expired;

    (iv) the Registration Statement of which this Joint Proxy Statement-Prospectus forms a part shall have become effective and no stop order suspending the effectiveness will have been issued and no proceedings for that purpose will have been initiated or threatened by the Commission;

    (v) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement shall be in effect and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits or makes illegal consummation of the Merger;

    (vi) First Chicago and NBD each shall have received an opinion of Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to First Chicago and NBD, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time: (a) the Merger will constitute a tax-free reorganization under Section 368(a)(1)(A) of the Code and First Chicago and NBD will each be a party to the reorganization, (b) no gain or loss will be recognized by First Chicago or NBD as a result of the Merger, (c) no gain or loss will be recognized by the stockholders of First Chicago who exchange their First Chicago Capital Stock solely for NBD Capital Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in NBD Capital Stock), (d) the tax basis of the NBD Capital Stock received by stockholders who exchange all of their First Chicago Capital Stock solely for NBD Capital Stock in the Merger will be the same as the tax basis of the First Chicago Capital Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received), and (e) the holding period of NBD Capital Stock received by stockholders of First Chicago in the Merger will include the period during which the shares of First Chicago Capital Stock surrendered in exchange therefor were held (provided that such First Chicago Capital Stock was held as a capital asset by the holder of such First Chicago Capital Stock at the Effective Time);

    (vii) First Chicago and NBD each shall have received a letter from Arthur Andersen LLP and Deloitte & Touche LLP, respectively, addressed to First Chicago or NBD, as the case may be, to the effect that the Merger will qualify for "pooling-of-interests" accounting treatment;

    (viii) the representations and warranties of the other party to the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on the Closing Date;

    (ix) each party shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date; and

    (x) the rights issued pursuant to the First Chicago Rights Agreement shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of each such agreement. See "--First Chicago Rights Agreement".

  NBD has received an opinion from Deloitte & Touche LLP and First Chicago has received an opinion from Arthur Andersen LLP each to the effect that the Merger will be accounted for as a "pooling of interests".

  No assurance can be provided as to if or when the Requisite Regulatory Approvals necessary to consummate the Merger will be obtained or whether all of the other conditions precedent to the Merger will be satisfied or waived by the party permitted to do so. If the Merger is not effected on or before July 11, 1996, the Merger Agreement may be terminated by either NBD or First Chicago, unless the failure to effect the Merger by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe covenants and agreements of such party set forth therein.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

  NBD and First Chicago have agreed to use their best efforts to obtain the Requisite Regulatory Approvals, which include approval from the Federal Reserve Board and various state regulatory authorities, and intend to complete the filing of applications and notifications to obtain such Requisite Regulatory Approvals promptly after the date of this Joint Proxy Statement-Prospectus. The Merger cannot proceed in the absence of the Requisite Regulatory Approvals. There can be no assurance that such Requisite Regulatory Approvals will be obtained, and, if obtained, there can be no assurance as to the date of any such approvals or the absence of any litigation challenging such approvals. There can likewise be no assurance that the United States Department of Justice or any state attorney general will not attempt to challenge the Merger on antitrust grounds or, if such a challenge is made, as to the result thereof.

  NBD and First Chicago are not aware of any other material governmental approvals or actions that are required prior to the parties' consummation of the Merger other than those described below. It is presently contemplated that if any such additional governmental approvals or actions are required, such approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

  Federal Reserve Board. The Merger is subject to approval by the Federal Reserve Board pursuant to Sections 3 and 4 of the BHC Act. NBD and First Chicago have filed the required application and notification with the Federal Reserve Board for approval of the Merger. Assuming Federal Reserve Board approval, the Merger may not be consummated until 30 days after such approval, during which time the Department of Justice may challenge the Merger on antitrust grounds and seek the divestiture of certain assets and liabilities. With the approval of the Federal Reserve Board and the Department of Justice, the waiting period may be reduced to no less than 15 days.

  The Federal Reserve Board is prohibited from approving any transaction under the applicable statutes which:

    (i) would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or

    (ii) may have the effect in any section of the United States of substantially lessening competition, or tending to create a monopoly, or resulting in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

  In addition, in reviewing a transaction under the applicable statutes, the Federal Reserve Board will consider the financial and managerial resources of the companies and their subsidiary banks and the convenience and needs of the communities to be served. As part of, or in addition to, consideration of the above factors, it is anticipated that the Federal Reserve Board will consider the regulatory status of NBD and First Chicago, current and projected economic conditions in the Midwest and the overall capital and safety and soundness standards established by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and the regulations promulgated thereunder.

  In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve Board must take into account the record of performance of each of NBD and First Chicago in meeting the credit needs of the entire community, including low and moderate income neighborhoods, served by each company. Each of NBD's lead banking subsidiaries in Illinois, Indiana, Michigan and Ohio has an outstanding CRA rating with the appropriate Federal regulator, and each other NBD banking subsidiary has a satisfactory CRA rating. Each of First Chicago's banking subsidiaries has either an outstanding or satisfactory CRA rating with the appropriate Federal regulator. None of NBD's or First Chicago's banking subsidiaries received any negative comments from its respective Federal regulator in its last CRA examination relating to such ratings which were material and remain unresolved.

  The Federal Reserve Board will furnish notice and a copy of the application for approval of the Merger to the Office of the Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the

"FDIC") and the appropriate state regulatory authorities. These agencies have 30 days to submit their views and recommendations to the Federal Reserve Board. The Federal Reserve Board is required to hold a public hearing in the event it receives a written recommendation of disapproval of the application from any of these agencies within such 30-day period. Furthermore, the BHC Act and Federal Reserve Board regulations require publication of notice of, and the opportunity for public comment on, the application submitted by NBD and First Chicago for approval of the Merger and authorize the Federal Reserve Board to hold a public hearing in connection therewith if the Federal Reserve Board determines that such a hearing would be appropriate. Any such hearing or comments provided by third parties could prolong the period during which the application is subject to review by the Federal Reserve Board.

  As noted above, the Merger may not be consummated until 30 days after Federal Reserve Board approval, during which time the Department of Justice may challenge the Merger on antitrust grounds and seek the divestiture of certain assets and liabilities. With the approval of the Federal Reserve Board and the Department of Justice, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action by the Department of Justice would stay the effectiveness of Federal Reserve Board approval of the Merger unless a court specifically orders otherwise. In reviewing the Merger, the Department of Justice could analyze the Merger's effect on competition differently than the Federal Reserve Board, and thus it is possible that the Department of Justice could reach a different conclusion than the Federal Reserve Board regarding the Merger's competitive effects. Failure of the Department of Justice to object to the Merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

  In general, the Federal Reserve Board and the Department of Justice will examine the impact of the Merger on competition in various product and geographic markets, including competition for deposits and loans, especially loans to small and middle market businesses.

  NBD's and First Chicago's rights to exercise their respective options under the Stock Option Agreements are also subject to the prior approval of the Federal Reserve Board, to the extent that the exercise of their respective options under the Stock Option Agreements would result in NBD or First Chicago, as the case may be, owning more than 5% of the outstanding shares of First Chicago Common Stock or NBD Common Stock, respectively. In considering whether to approve NBD's or First Chicago's right to exercise its respective option, including its respective right to purchase more than 5% of the outstanding shares of First Chicago Common Stock or NBD Common Stock, as the case may be, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the Merger.

  State Regulatory Authorities. Applications or notifications have been filed with the Financial Institutions Bureau of the State of Michigan and the Illinois Commissioner of Banks and Trust Companies. These regulators will review such applications or notifications pursuant to standards which are similar to certain of the standards employed by the Federal Reserve Board, as described above. An application for approval of the New York State Banking Department has been filed in connection with the indirect acquisition by NBD of First Chicago Trust Company of New York, a New York State trust company, that may be deemed to have occurred as a result of the Merger. In addition, an application for approval of the Delaware State Bank Commissioner has been filed in connection with the indirect acquisition by NBD of FCC National Bank (a Delaware-based national bank which is primarily engaged in the issuance of Visa and MasterCard credit cards), that may be deemed to have occurred as a result of the Merger.


  In addition, the Merger may be reviewed by the attorneys general in the various states in which NBD and First Chicago own banking subsidiaries, including Illinois, Michigan, New York and Delaware. Such authorities may be empowered under the applicable state laws and regulations to investigate and/or disapprove the Merger under the circumstances and based upon the review set forth in applicable state laws and regulations. There can be no assurance that one or more state attorneys general will not file an antitrust action to enjoin the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  General. The following is a summary description of the material Federal income tax consequences of the Merger. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address Federal income tax considerations that may affect the treatment of a stockholder which, at the Effective Time, already owns some NBD Capital Stock, is not a U.S. person, is a tax-exempt entity or an individual who acquired First Chicago Common Stock pursuant to an employee stock option, or exercises some form of control over First Chicago. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. Consequently, each First Chicago stockholder is advised to consult a tax advisor as to the specific tax consequences of the transaction to that stockholder. The following discussion is based on the Code, as in effect on the date of this Joint Proxy Statement-Prospectus, without consideration of the particular facts or circumstances of any holder of First Chicago Common Stock.

  The Merger. NBD and First Chicago have received an opinion from Wachtell, Lipton, Rosen & Katz, dated as of the date hereof, based upon certain customary representations and assumptions set forth therein, substantially to the effect that for Federal income tax purposes the Merger constitutes a reorganization within the meaning of Section 368 of the Code.

  Based on such opinion, the material Federal income tax consequences of the Merger will be:

    (i) no gain or loss will be recognized by NBD or by First Chicago as a result of the Merger;

    (ii) no gain or loss will be recognized by First Chicago stockholders upon their exchange of First Chicago Capital Stock for NBD Common Stock or New Preferred Stock, except that a First Chicago stockholder who receives cash proceeds in lieu of a fractional share interest in NBD Common Stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to the fractional share interest and such gain or loss will constitute capital gain or loss if such stockholder's First Chicago Capital Stock with respect to which gain or loss is recognized is held as a capital asset at the Effective Time;

    (iii) the tax basis of the NBD Common Stock or NBD New Preferred Stock received by a First Chicago stockholder who exchanges his or her First Chicago Capital Stock for NBD Common Stock or New Preferred Stock will be the same as such stockholder's tax basis in the First Chicago Capital Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

    (iv) the holding period of the NBD Common Stock or New Preferred Stock received by a First Chicago stockholder will include the period during which the First Chicago Capital Stock surrendered in exchange therefor was held (provided that such First Chicago Capital Stock was held by such First Chicago stockholder as a capital asset at the Effective Time).

  Each of NBD's and First Chicago's obligation to effect the Merger is conditioned on the receipt of an opinion to the same effect updated as of the Effective Time.

  Information Reporting and Backup Withholding. Payments in respect of First Chicago Capital Stock may be subject to information reporting to the Internal Revenue Service and to a 31% backup withholding tax. Backup withholding will not apply, however, to a payment to a First Chicago stockholder or other payee if such stockholder or payee completes and signs the substitute Form W-9 that will be included as part of the transmittal letter or otherwise proves to the combined company and the Exchange Agent that it is exempt from backup withholding.

ACCOUNTING TREATMENT

  It is anticipated that the Merger will be accounted for as a "pooling-of-interests" transaction under generally accepted accounting principles. Under such method of accounting, holders of First Chicago Common Stock will be deemed to have combined their existing voting common stock interest with that of holders of NBD Common Stock by exchanging their shares for shares of NBD Common Stock. Accordingly, the book value of the assets, liabilities and stockholders' equity of First Chicago, as reported on its consolidated balance sheet, will be carried over to the consolidated balance sheet of the combined company and no goodwill will be created. The combined company will be able to include in its consolidated income the consolidated income of both companies for the entire fiscal year in which the Merger occurs; however, certain expenses incurred to effect the Merger must be treated as current charges against income rather than adjustments to the balance sheet.

  NBD has received an opinion from Deloitte & Touche LLP and First Chicago has received an opinion from Arthur Andersen LLP each to the effect that the Merger will be accounted for as a "pooling of interests".

  The unaudited pro forma financial information contained in this Joint Proxy Statement-Prospectus has been prepared using the "pooling-of-interests" accounting method to account for the Merger. See "Selected Historical and Pro Forma Per Share Data" and "Unaudited Pro Forma Condensed Combined Financial Statements".

TERMINATION OF THE MERGER AGREEMENT

  The Merger Agreement provides that the Merger may be terminated at any time prior to the Effective Time, whether before or after approval by NBD's or First Chicago's stockholders:

    (i) by mutual consent of NBD and First Chicago in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire board of directors;

    (ii) by either the NBD Board or the First Chicago Board if any governmental entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and non-appealable or any governmental entity of competent jurisdiction has issued a final non-appealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement;

    (iii) by either the NBD Board or First Chicago Board if the Merger is not consummated on or before July 11, 1996, unless the failure of the Effective Time to occur by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe the covenants and agreements of such party set forth therein;

    (iv) by either the NBD Board or First Chicago Board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if there has been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in the Merger Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Effective Time; or

    (v) by either NBD or First Chicago if NBD or First Chicago stockholder approvals have not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment or postponement thereof.

  Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger and the transactions contemplated thereby will be paid by the party incurring such expenses, except that the costs and expenses of printing and mailing this Joint Proxy Statement-Prospectus, and all filing and other fees paid to the Commission in connection with the Merger, will be borne equally by NBD and First Chicago.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

  Extension and Waiver. At any time prior to the Effective Time, NBD and First Chicago, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant the Merger Agreement and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement; except that after any approval of the transactions contemplated by the Merger Agreement by the respective stockholders of First Chicago or NBD, there may not be, without further approval of such stockholders, any extension or waiver of the Merger Agreement which reduces the amount or changes the form of the consideration to be delivered to the holders of First Chicago Common Stock.

  Amendment. Subject to compliance with applicable law, the Merger Agreement may be amended by NBD and First Chicago, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of NBD, except that after any approval of the transactions contemplated by the Merger Agreement by the respective stockholders of First Chicago or NBD, there may not be, without further approval of such stockholders, any amendment of the Merger Agreement which changes the amount or the form of the consideration to be delivered to the holders of First Chicago Common Stock hereunder, other than as contemplated by the Merger Agreement. In the event the parties contemplate an amendment to the Merger Agreement of the type which by law or pursuant to the foregoing may not be made without stockholder approval, NBD and/or First Chicago, as the case may be, may resolicit proxies from the stockholders of NBD and/or of First Chicago, as the case may be, to obtain such approval.

STOCK OPTION AGREEMENTS

  Concurrently with the execution of the Merger Agreement, NBD executed and delivered the NBD Stock Option Agreement, pursuant to which NBD granted to First Chicago the NBD Option. At the same time, First Chicago executed and delivered the First Chicago Stock Option Agreement, pursuant to which First Chicago granted to NBD the First Chicago Option. NBD and First Chicago approved and entered into the Stock Option Agreements to induce each other to enter into the Merger Agreement. The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in NBD or First Chicago from considering or proposing such an acquisition.

  Except as otherwise noted below, the terms and conditions of the NBD Stock Option Agreement and the First Chicago Stock Option Agreement are identical in all material respects. For purposes of this Section, except as otherwise noted, (i) the NBD Stock Option Agreement or the First Chicago Option Agreement, as the case may be, is sometimes referred to as the "Issuer Option Agreement", (ii) NBD, as issuer of the NBD Common Stock, and First Chicago, as issuer of the First Chicago Common Stock, upon the exercise of the NBD Option and the First Chicago Option, respectively, are sometimes individually referred to as the "Issuer", (iii) NBD and First Chicago, as the holder of the First Chicago Option and the NBD Option, respectively, are sometimes individually referred to as the "Optionee", (iv) the NBD Option or the First Chicago Option, as the case may be, is sometimes referred to as the "Issuer Option" and (v) the NBD Common Stock and the First Chicago Common Stock is referred to as "Issuer Common Stock".

  The NBD Stock Option Agreement provides for the purchase by First Chicago of 31,270,000 shares (the "NBD Option Shares" or the "Issuer Option Shares", as the case may be) of NBD Common Stock at an exercise price of $32 1/2 per share, payable in cash. The NBD Option Shares, if issued pursuant to the NBD Option Agreement, will in no event exceed 19.9% of the NBD Common Stock issued and outstanding without giving effect to the issuance of any NBD Common Stock pursuant to the NBD Option.

  The First Chicago Stock Option Agreement provides for the purchase by NBD of 17,854,000 shares (the "First Chicago Option Shares" or the "Issuer Option Shares", as the case may be) of First Chicago Common Stock at an exercise price of $60 1/8 per share, payable in cash. The First Chicago Stock Option Shares, if issued pursuant to the First Chicago Option Agreement, will in no event exceed 19.9% of the First Chicago Common Stock issued and outstanding without giving effect to the issuance of any First Chicago Common Stock pursuant to the First Chicago Option.

  The number of shares of Issuer Common Stock subject to the Issuer Option will be increased or decreased to the extent that the Issuer issues additional shares of Issuer Common Stock (otherwise than pursuant to an exercise of the Issuer Option) or redeems, repurchases, retires or otherwise causes to be no longer outstanding shares of Issuer Common Stock such that the number of shares of Issuer Common Stock subject to the Issuer Option continues to equal 19.9% of the Issuer Common Stock then issued and outstanding, without giving effect to the issuance of shares of Issuer Common Stock pursuant to an exercise of the Issuer Option. In the event of any change in, or distributions in respect of, the Issuer Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Issuer Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Issuer Common Stock subject to the Issuer Option, and the applicable exercise price per Issuer Option Share, will be appropriately adjusted in such manner as to fully preserve the economic benefits provided under the Issuer Option Agreement.

  The Optionee or any other holder or holders of the Issuer Option (collectively, the "Holder") may exercise the Issuer Option, in whole or in part, by sending notice within 90 days (subject to extension as provided in the Issuer Option Agreement) after the occurrence of both an "Initial Triggering Event" and a "Subsequent Triggering Event" (as such terms are defined herein) prior to termination of the Issuer Option. The term "Initial Triggering Event" is defined as the occurrence of any of the following events:

    (i) the Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), without having received the Optionee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined herein) with any person (the term "person" for purposes of the Issuer Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder) other than the Optionee or any of its subsidiaries (each an "Optionee Subsidiary") or the Board of Directors of the Issuer shall have recommended that the stockholders of the Issuer approve or accept any such Acquisition Transaction. For purposes of the Issuer Option Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving the Issuer or any "Significant Subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) of the Issuer, (x) a purchase, lease, or other acquisition of all or a substantial portion of the assets or deposits of the Issuer or any Significant Subsidiary of the Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of the Issuer, or
  (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase, or similar transaction involving only the Issuer and one or more of its subsidiaries or involving only any two or more of such Issuer Subsidiaries, be deemed to be an Acquisition Transaction, provided any such transaction is not entered into in violation of the terms of the Merger Agreement; and provided, further, that any transaction described in this sentence that is expressly permitted by the Merger Agreement shall not be deemed to be an Acquisition Transaction;

    (ii) the Issuer or any Issuer Subsidiary, without having received Optionee's prior written consent, shall have authorized, recommended, proposed, or publicly announced its intention to authorize, recommend, or propose, to engage in an Acquisition Transaction with any person other than the Optionee or an Optionee Subsidiary, or the Board of Directors of the Issuer shall have publicly withdrawn or modified, or publicly announced its interest to withdraw or modify, in any manner adverse to the Optionee, its recommendation that the stockholders of the Issuer approve the transactions contemplated by the Merger Agreement;

    (iii) any person other than the Optionee, any Optionee Subsidiary, or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business (and other than any person who (a) as of the date of the Issuer Option Agreement, beneficially owned 10% or more of the outstanding shares of the Issuer Common Stock, and (b) would have been eligible to use
  Schedule 13G but for the fact that such person owned 10% or more of the outstanding shares of the Issuer Common Stock) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of the Issuer Common Stock (the term "beneficial ownership" for purposes of the Issuer Option Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder);

    (iv) any person other than the Optionee or any Optionee Subsidiary shall have made a bona fide proposal to the Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

    (v) after an overture is made by a third party to the Issuer or its stockholders to engage in an Acquisition Transaction, the Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle the Optionee to terminate the Merger Agreement and (y) shall not have been cured prior to the date of the written notice exercising the Issuer Option; or

    (vi) any person other than the Optionee or any Optionee Subsidiary, other than in connection with a transaction to which the Optionee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other Federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

  "Subsequent Triggering Event" is defined as either (A) the acquisition by any person of beneficial ownership of 20% or more of the then outstanding Issuer Common Stock, or (B) the occurrence of the Initial Triggering Event described in clause (i) above, except that the percentage referred to in subclause (y) thereof shall be 20%.

  Within 90 days (subject to extension as provided in the Issuer Option Agreement) after a Subsequent Triggering Event prior to the termination of the Issuer Option, the Optionee (on behalf of itself or any subsequent Holder) may demand that the Issuer Option and the related Issuer Option Shares be registered under the Securities Act. Upon such demand, the Issuer must effect such registration promptly, subject to certain exceptions. The Optionee is entitled to two such registrations.

  The Issuer Option terminates (i) at the Effective Time, (ii) upon termination of the Merger Agreement in accordance with the terms of the Merger Agreement prior to the occurrence of an Initial Triggering Event except a termination by the Optionee due to the material breach by the Issuer of any representation, warranty, covenant or other agreement in the Merger Agreement (unless the breach by the Issuer giving rise to such right of termination is nonvolitional), or (iii) 12 months after termination of the Merger Agreement following the occurrence of an Initial Triggering Event or if the termination is by the Optionee due to the material breach by the Issuer of any representation, warranty, covenant or other agreement in the Merger Agreement (unless the breach by the Issuer giving rise to such right of termination is nonvolitional) (provided that if an Initial Triggering Event occurs after or continues beyond such termination and prior to the passage of such 12-month period, the Issuer Option will terminate twelve months from the expiration of the last Initial Triggering Event to expire, but in no event more than 18 months after such termination).

  Immediately prior to the occurrence of a Repurchase Event (as defined herein), the Issuer is required (i) at the request of the holder delivered prior to termination of the Issuer Option, to repurchase the Issuer Option from the holder at a price (the "Issuer Option Repurchase Price") equal to the amount by which (x) the "Market/Offer Price" (as defined herein) exceeds (y) the then applicable Issuer Option exercise price, multiplied by the number of shares for which the Issuer Option may then be exercised; and (ii) at the request of the owner of Issuer Option Shares from time to time (the "Owner") delivered within 90 days of such occurrence, to repurchase such number of the Issuer Option Shares from the Owner as the Owner designates at a price per share (the "Issuer Option Share Repurchase Price") equal to the "Market/Offer Price". "Market/Offer Price" means the highest of (A) the price per share of the Issuer Common Stock at which a tender offer or exchange offer therefor has been made, (B) the price per share of the Issuer Common Stock to be paid by any third party pursuant to an agreement with the Issuer, (C) the highest closing price for shares of the Issuer Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of the Issuer Option or the Owner gives notice of the required repurchase of the Issuer Option Shares, as the case may be, and (D) in the event of the sale of all or a substantial portion of the Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of the Issuer divided by the number of shares of the Issuer Common Stock then outstanding. "Repurchase Event" means (i) the consummation of any merger, consolidation or similar transaction involving the Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of the Issuer, other than any such transaction which would not constitute an Acquisition Transaction (as defined above) or (ii) the acquisition by any person of beneficial ownership of 50% or more of then outstanding shares of the Issuer Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event (as defined in the Stock Option Agreements).

  In the event that prior to termination of the Issuer Option, the Issuer enters into an agreement (i) to consolidate with or merge into any person other than the Optionee or one of its subsidiaries and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person other than the Optionee or one of its subsidiaries to merge into the Issuer with the Issuer as the continuing or surviving corporation, but, in connection therewith, the then outstanding shares of the Issuer Common Stock are changed into or exchanged for securities of any other person or cash or any other property, or the then outstanding shares of the Issuer Common Stock after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or transfer all or substantially all of its assets to any entity other than the Optionee or one of its subsidiaries, then such agreement shall provide that the Issuer Option be converted into or exchanged for an option (a "Substitute Option") to purchase shares of common stock of, at the holder's option, either
(x) the continuing or surviving corporation of a merger or consolidation or the transferee of all or substantially all of the Issuer's assets, or (y) the person controlling such continuing or surviving corporation or transferee. The number of shares subject to the Substitute Option and the exercise price per share will be determined in accordance with a formula in the Issuer Option Agreement. To the extent possible, the Substitute Option will contain terms and conditions that are the same as those in the Issuer Option.

  The issuer of the Substitute Option will be required to repurchase the Substitute Option at the request of the holder thereof and to repurchase any shares of such issuer's common stock ("Substitute Common Stock") issued upon exercise of a Substitute Option ("Substitute Shares of Issuer Common Stock") at the request of the owner thereof. The repurchase price for a Substitute Option will equal the amount by which (A) the Highest Closing Price (as defined herein) exceeds (B) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, plus the Optionee's reasonable out-of-pocket expenses. The repurchase price for Substitute Shares of Issuer Common Stock shall equal the Highest Closing Price multiplied by the number of Substitute Shares of Issuer Common Stock to be repurchased, plus the Optionee's reasonable out-of-pocket expenses. As used herein, "Highest Closing Price" means the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the holder gives notice of the required repurchase of the Substitute Option or the owner gives notice of the required repurchase of Substitute Shares of Issuer Common Stock, as the case may be.

  Neither the Issuer nor the Optionee may assign any of its respective rights and obligations under the Issuer Option Agreement or the Issuer Option to any other person without the other party's express written consent, except that if a Subsequent Triggering Event occurs prior to termination of the Issuer Option, within 90 days thereafter (subject to extension as provided in the Issuer Option Agreement), the Optionee, subject to the provisions of the Issuer Option Agreement, may assign, in whole or in part, its rights and obligations thereunder; provided, however, that until 15 days after the Federal Reserve Board approves an application by the Optionee to acquire the Issuer Option Shares, the Optionee may not assign its rights under the Issuer Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of the Issuer, (iii) an assignment to a single party for the purpose of conducting a widely dispersed public distribution on the Optionee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

  The rights and obligations of the Issuer and the Optionee under the Issuer Option Agreement are subject to receipt of any required regulatory approvals, and both parties have agreed to use their best efforts in connection therewith. These include, but are not limited to, seeking approval to list shares of the Issuer Common Stock on the NYSE upon official notice of issuance and applying to the Federal Reserve Board for approval to acquire the Issuer Option Shares. See "--Regulatory Approvals Required for the Merger".

FIRST CHICAGO RIGHTS AGREEMENT

  On October 18, 1988, the First Chicago Board declared a dividend of one preferred share purchase right (a "First Chicago Right") for each outstanding share of First Chicago Common Stock to stockholders of record at the close of business on December 2, 1988. Each First Chicago Right, when exercisable, will entitle the registered holder to purchase from First Chicago one one-hundredth of a share (a "Unit") of Series A Junior Participating Voting Preferred Stock, without par value, of First Chicago, at a purchase price of $130 per Unit, subject to adjustment. One additional First Chicago Right has been issued with each share of First Chicago Common Stock issued after December 2, 1988. The First Chicago Rights are not currently exercisable. The description and terms of the First Chicago Rights are set forth in the Rights Agreement, dated as of October 18, 1988, as amended as of July 13, 1990 and July 11, 1995 (the "First Chicago Rights Agreement"), a copy of which is incorporated by reference herein. See "Information Incorporated by Reference".

  The First Chicago Rights have certain anti-takeover effects and will cause substantial dilution to a person or group that attempts to acquire First Chicago on terms not approved by the First Chicago Board.

  Immediately prior to the execution of the Merger Agreement, the First Chicago Board amended the First Chicago Rights Agreement to (i) amend the definition of "Acquiring Person" and the definition of the "Distribution Date" to permit the execution and delivery by First Chicago of the NBD Option Agreement without NBD becoming an Acquiring Person or triggering a Distribution Date under the First Chicago Rights Agreement and (ii) provide that the First Chicago Rights will not be exercisable after the Effective Time.

EMPLOYEE BENEFITS AND PLANS

  The Merger Agreement requires that the employment, compensation and benefit plans in effect with respect to employees of First Chicago (the "First Chicago Benefit Plans") and to employees of NBD (the "NBD Benefit Plans") will remain in effect with respect to employees of First Chicago or NBD who become employed by the combined company at the Effective Time until such time as the combined company adopts New Benefit Plans covering former employees of both parties who continue to be employed by the combined company. Prior to the Effective Time, NBD and First Chicago will cooperate in reviewing, evaluating and analyzing the First Chicago Benefit Plans and NBD Benefit Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby subsequent to the Effective Time. NBD and First Chicago intend to develop New Benefit Plans, effective as of the Effective Time or as soon thereafter as practicable, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees of the combined company who were covered by NBD Benefit Plans, on the one hand, and those covered by First Chicago Benefit Plans, on the other, at the Effective Time. The New Benefit Plans may include any of the NBD Benefit Plans or any of the First Chicago Benefit Plans.

  The foregoing notwithstanding, the combined company has, pursuant to the Merger Agreement, agreed to honor, in accordance with their terms, all benefits which had vested as of the date of the Merger Agreement under the First Chicago Benefit Plans or the NBD Benefit Plans or under certain contracts, arrangements, commitments, or understandings disclosed between the parties. Stockholder approval and adoption of the Merger Agreement will also constitute approval and adoption of the First Chicago Benefit Plans by the combined company.

  In addition, NBD and First Chicago have agreed to take all actions necessary, including securing the consent of optionees, to amend the terms of NBD Benefits Plans pursuant to which options to purchase NBD Common Stock have been issued or granted ("NBD Stock Plans") and the First Chicago Stock Plans and any severance or other agreements that provide for the surrender of stock options issued thereunder in exchange for a cash payment ("LSARs") as a result of or in connection with the Merger to provide that such LSARs will be settled in stock with a fair market value equal to the cash that would otherwise have been payable thereunder. Additional information concerning the First Chicago Stock Plans is incorporated by reference to First Chicago's Annual

Report on Form 10-K for the year ended December 31, 1994, which is incorporated herein by reference. See "Information Incorporated By Reference."

  Each First Chicago Plan Option which is outstanding and unexercised immediately prior to the Effective Time will be converted at the Effective Time into, and will become, a New Option to purchase Common Stock of the combined company and will, subject to the adjustments described below, continue to be governed by the terms of the First Chicago Stock Plans which will be assumed by the combined company. In each case, (i) the number of shares of Common Stock subject to the New Option will be equal to the product of the number of shares of First Chicago Common Stock subject to the First Chicago Plan Option and the Exchange Ratio, rounded to the nearest share, and
(ii) the exercise price per share of Common Stock of the combined company subject to the New Option will be equal to the exercise price per share of First Chicago Common Stock under the First Chicago Plan Option divided by the Exchange Ratio, rounded down to the nearest cent. The duration and other terms of each New Option will be substantially the same as the First Chicago Plan Option.

  In addition, First Chicago employees participating in the First Chicago ESPSP will be eligible to purchase shares of the Common Stock of the combined company at the termination of the current offering under the First Chicago ESPSP, September 30, 1996. Subject to the adjustments described below, participation in the First Chicago ESPSP will continue to be governed by the terms and conditions of the First Chicago ESPSP prior to the Effective Time. After the Effective Time and at the time provided for in the First Chicago ESPSP, each participating First Chicago employee will be entitled to purchase shares of Common Stock of the combined company at a purchase price equal to such employee's original purchase price under the First Chicago ESPSP divided by the Exchange Ratio, rounded down to the nearest cent.

STOCK EXCHANGE LISTING

  The Merger Agreement provides for the filing of a listing application with the NYSE covering the NBD stock issuable pursuant to the Merger. It is a condition to the consummation of the Merger that such shares of NBD Common Stock be authorized for listing on the NYSE effective upon official notice of issuance.

EXPENSES

  The Merger Agreement provides that NBD and First Chicago will each pay its own expenses in connection with the Merger and the transactions contemplated thereby, provided that NBD and First Chicago will divide equally all printing costs, filing fees and registration fees in connection with the Merger Agreement, this Joint Proxy Statement-Prospectus and the Registration Statement of which this Joint Proxy Statement-Prospectus is a part.

DIVIDENDS

  The Merger Agreement provides that NBD and First Chicago will coordinate the declaration and payment of dividends in respect of NBD Common Stock and First Chicago Common Stock, it being the intent of NBD and First Chicago that holders thereof will not receive two dividends, or fail to receive one dividend, for any quarter in which they would otherwise receive a dividend in the absence of the Merger. Dividends on the First Chicago Preferred Stock and the New Preferred Stock will be payable in accordance with their respective terms.

RESALES OF NBD COMMON STOCK AND NEW PREFERRED STOCK IN THE MERGER

  The NBD Common Stock and New Preferred Stock issued pursuant to the Merger will be freely transferable under the Securities Act, except for shares issued to any First Chicago stockholder who may be deemed to be an affiliate of NBD for purposes of Rule 144 promulgated under the Securities Act ("Rule 144") or an affiliate of First Chicago for purposes of Rule 145 promulgated under the Securities Act ("Rule 145") (each an "Affiliate"). Affiliates will include persons (generally executive officers, directors and 10% stockholders) who control, are controlled by, or are under common control with (i) NBD or First Chicago at the time of the First Chicago Meeting or (ii) the combined company at or after the Effective Time.

  Rules 144 and 145 will restrict the sale of NBD Common Stock and New Preferred Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the two years following the Effective Time, those persons who are Affiliates of First Chicago at the time of the First Chicago Meeting, provided they are not Affiliates of NBD at or following the Effective Time, may publicly resell any Common Stock of the combined company and New Preferred Stock received by them in the Merger, subject to certain limitations as to, among other things, the amount of Common Stock of the combined company and New Preferred Stock, as the case may be, sold by them in any three-month period and as to the manner of sale. After the two-year period, such Affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to the combined company as required by Rule 144. Persons who become Affiliates of NBD prior to, or of the combined company at or after the Effective Time, may publicly resell the Common Stock of the combined company and New Preferred Stock received by them in the Merger subject to similar limitations and subject to certain filing requirements specified in Rule 144.

  The ability of Affiliates to resell shares of Common Stock of the combined company and New Preferred Stock received in the Merger under Rule 144 or Rule 145 as summarized herein generally will be subject to the combined company's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell Common Stock of the combined company and New Preferred Stock received in the Merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act registration requirements.

  This Joint Proxy Statement-Prospectus does not cover any resales of Common Stock of the combined company or New Preferred Stock received by persons who may be deemed to be Affiliates of NBD or First Chicago in the Merger.

  Commission guidelines regarding qualifying for the "pooling-of-interests" method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. Commission guidelines indicate further that the "pooling-of-interests" method of accounting will generally not be challenged on the basis of sales by affiliates of the acquiring or acquired company if they do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

  Each of First Chicago and NBD has agreed in the Merger Agreement to use its best efforts to cause each person who is an Affiliate (for purposes of Rule 145 and for purposes of qualifying the Merger for "pooling-of- interests" accounting treatment) of such party to deliver to the other party a written agreement intended to ensure compliance with the Securities Act and preserve the ability to treat the Merger as a "pooling of interests".

  The combined company has agreed in the Merger Agreement to use its best efforts to publish not later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of the Commission's Accounting Series Release No. 135.

NO APPRAISAL RIGHTS

  Under the DGCL, holders of NBD Common Stock, First Chicago Common Stock and First Chicago Preferred Stock will have no appraisal rights in connection with the Merger Agreement and the consummation of the transactions contemplated thereby.

       BOARD OF DIRECTORS, MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

BOARD OF DIRECTORS

  From and after the Effective Time, the Board of Directors of the combined company will consist of 22 persons, divided into three classes of directors, with each class serving staggered terms of three years, so that only one class is elected in any one year. The Board of Directors of the combined company will consist of Messrs. Thomas and Istock, 10 additional persons, two of whom may be executive officers of First Chicago, to be selected prior to the Effective Time by Mr. Thomas and the First Chicago Board, and 10 additional persons, one of whom may be an executive officer of NBD, to be selected prior to the Effective Time by Mr. Istock and the NBD Board. Mr. Thomas and the First Chicago Board have designated Mr. Vitale and Mr. Marks, both currently executive officers of First Chicago, to serve as directors of the combined company. Mr. Istock and the NBD Board have designated Mr. Jeffs, currently an executive officer of NBD, to serve as a director of the combined company. As of the date of this Joint Proxy Statement-Prospectus, no additional directors have been designated by Messrs. Istock and Thomas and the NBD and First Chicago Boards.

  The directors selected by NBD and First Chicago will be divided as equally as practicable among the three classes of directors and the various committees established by the Board of Directors of the combined company in proportion to the aggregate representation of such directors.

MANAGEMENT

  The executive officers of the combined company will consist of certain members of NBD's senior management and certain members of First Chicago's senior management. Mr. Thomas, Chairman of the Board, President, and Chief Executive Officer of First Chicago, will be the Chairman of the Board of the combined company following the Merger, and Mr. Istock, Chairman of the Board and Chief Executive Officer of NBD, will be the Chief Executive Officer and President of the combined company following the Merger. Mr. Thomas will retire as Chairman of the Board of the combined company upon the first annual meeting of the stockholders of the combined company following the Effective Time, at which time Mr. Istock will become Chairman.

  In addition, the following persons will have the responsibilities set forth below at the combined company after the Merger:

NAME                                            RESPONSIBILITY
----                                            --------------
Thomas H. Jeffs II........... Vice Chairman of First Chicago NBD Corporation and
                              President of NBD Bank (Michigan)
David J. Vitale.............. Vice Chairman of First Chicago NBD Corporation and
                              President of The First National Bank of Chicago
Scott P. Marks, Jr........... Vice Chairman of First Chicago NBD Corporation and
                              Chairman of FCC National Bank
Frederick M. Adams, Jr. ..... Corporate Retail Support
John W. Ballantine........... Corporate Banking
Alan F. Delp................. Chairman of American National Bank and Trust
                              Company of Chicago
Sherman I. Goldberg.......... General Counsel
Thomas H. Hodges............. Corporate Banking
Fred J. Johns................ Human Resources
Philip S. Jones.............. Corporate Banking Head
W.G. Jurgensen............... Community Banking
James R. Lancaster........... Regional/Community Banking Head
Thomas J. McDowell........... Risk Management
Susan S. Moody............... Corporate Banking
Andrew J. Paine, Jr.......... President of NBD Bank, N.A. (Indiana)
Robert A. Rosholt............ Chief Financial Officer

  Additional information about certain of such persons, including Messrs. Istock and Thomas and the directors of NBD and First Chicago, is contained in NBD's and First Chicago's respective Annual Reports on Form 10-K for the year ended December 3l, 1994, which are incorporated by reference in this Joint Proxy Statement-Prospectus. See "Available Information" and "Information Incorporated by Reference".

  Except for the foregoing, it has not yet been determined which members of NBD's or First Chicago's senior management also will become executive officers or directors of the combined company following the Merger or what such persons' titles or functions will be. From time to time prior to consummation of the Merger, decisions may be made with respect to the management and operations of the combined company following the Merger, including the selection of executive officers of the combined company.

OPERATIONS

  Following the Merger, the combined company intends to combine the operations of and may, subject to required regulatory approvals, merge certain of the subsidiary banks of NBD and First Chicago and consolidate the operations of certain other NBD and First Chicago subsidiaries which provide similar services. As of the date of this Joint Proxy Statement-Prospectus, no final determination with respect to such matters had been made, although it is anticipated that NBD's Illinois bank subsidiaries will be combined with First Chicago's Illinois bank subsidiaries.

  While no assurances can be given, NBD and First Chicago expect to achieve annualized pre-tax cost savings of approximately $200 million by 1997. Such cost savings are expected to be realized primarily through reductions in staff, elimination or consolidation of certain branches, consolidation of the parties' credit card businesses, and the consolidation of certain offices, data processing and other redundant back-office operations and staff functions. Cost reductions and branch consolidations will come from both companies. Reductions resulting from elimination of the overlap in Chicago-area retail branch expense constitute the largest component of the anticipated cost reductions. The extent to which cost savings will be achieved is dependent upon various factors beyond the control of NBD and First Chicago, including the regulatory environment, economic conditions, unanticipated changes in business conditions, inflation and the level of FDIC assessments. Therefore, no assurances can be given with respect to the ultimate level of cost savings to be realized, or that such savings will be realized in the time-frame currently anticipated.

  NBD and First Chicago also anticipate that in order to achieve approximately $200 million of annualized, pre-tax savings by 1997, they will incur one-time Merger expenses and restructuring charges in connection with the Merger, estimated to be approximately $225 million (pre-tax) in the aggregate, principally as a result of expenses to be incurred in connection with anticipated staff reductions, elimination of duplicate headquarters and operational facilities, and branch consolidations. It is anticipated that substantially all of these charges will be recognized during 1995 and paid within 12 to 15 months of the Merger. For additional information with respect to the estimated $225 million one-time Merger expenses and restructuring charges, see "Unaudited Pro Forma Condensed Combined Financial Statements".

  While no assurances can be given, NBD and First Chicago expect to achieve annualized revenue enhancements of up to approximately $50 million per year by 1997. These revenue enhancements will come principally from the combined company's ability to offer a wider array of corporate risk- and cash-management products and from improved funding costs.

  NBD and First Chicago expect to reduce the combined company's balance sheet by up to approximately $25 billion of generally highly-liquid, low-margin assets and related short-term funding sources. While no assurances can be given, NBD and First Chicago expect that shedding these assets will lower the combined company's average cost of funding and will generate up to approximately $1 billion in additional capital for reinvestment or return to stockholders by 1997. It is not anticipated that the balance sheet reduction program will have any significant impact on the combined company's operating results. In addition, NBD and First Chicago do not anticipate incurring any material probable losses as a result of this balance sheet reduction program.

  The combined company will have its corporate headquarters in Chicago, Illinois, following the Merger, but intends to maintain a significant presence in Detroit, Michigan, where NBD Bank will be headquartered.

                  INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of First Chicago's management and the First Chicago Board, and NBD's management and the NBD Board, respectively, may be deemed to have certain interests in the Merger that are in addition to their interests as stockholders of First Chicago or NBD, as the case may be, generally. The First Chicago Board and the NBD Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

  The directors, officers and principal stockholders of First Chicago and their associates may have had in the past, and expect to have in the future, transactions in the ordinary course of business with NBD and its subsidiaries. The directors, officers and principal stockholders of NBD and their associates may have had in the past, and expect to have in the future, transactions in the ordinary course of business with First Chicago and its subsidiaries. Such transactions were, and are expected to be, on substantially the same terms as those prevailing at the time for comparable transactions with others.

  Directorships and Officerships. The Merger Agreement provides that, from and after the Effective Time, the Board of Directors of the combined company will be comprised of 22 directors, including Mr. Thomas (who will serve as Chairman of the combined company until the first annual meeting of stockholders of the combined company after the Effective Time), Mr. Istock (who will serve as Chief Executive Officer and President of the combined company and will be Chairman of the combined company following the first annual meeting of stockholders of the combined company held after the Effective Time), 10 additional persons, one of whom may be an executive officer of NBD, to be selected prior to the Effective Time by Mr. Istock and the NBD Board, and 10 additional persons, two of whom may be executive officers of First Chicago, to be selected prior to the Effective Time by Mr. Thomas and the First Chicago Board. In addition, after the Effective Time, Mr. Jeffs will serve as Vice Chairman of the combined company and President of NBD Bank, Mr. Vitale will serve as Vice Chairman of the combined company and President of FNBC, and Mr. Marks will serve as Vice Chairman of the combined company and Chairman of FCC National Bank. See "Board of Directors, Management and Operations Following the Merger".

  Indemnification; Directors' and Officers' Insurance. The Merger Agreement provides that, in the event of any threatened or actual claim or proceeding in which any person who is or has been a director, officer or employee of First Chicago, its subsidiaries or any of their predecessors (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or pertaining to, (i) the fact that such person was a director, officer or employee of First Chicago, its subsidiaries or any of their predecessors, or
(ii) the Merger Agreement, the Stock Option Agreements or the transactions contemplated thereby, the combined company will, subject to the conditions set forth in the Merger Agreement, indemnify such person to the fullest extent permitted by law against any liability or expense incurred in connection with any such claim or proceeding. The Merger Agreement provides that the combined company's obligation to indemnify any Indemnified Party will continue for a period of at least six years following the Effective Time, provided that rights to indemnification in respect of any claim asserted or made within such period will continue until final disposition of such claim. The Merger Agreement further provides that the combined company will, subject to the conditions set forth in the Merger Agreement, use its best efforts to cause the persons serving as officers and directors of First Chicago immediately prior to the Merger to be covered for a period of at least six years following the Effective Time by First Chicago's directors' and officers' liability insurance policy (or any equivalent substitute therefor), provided that the combined company will not be required to expend more than 200% of the current amount expended by First Chicago to procure such insurance.

  Severance Policies. NBD and First Chicago have each agreed to adopt new severance policies covering employees which are expected to become effective prior to the Effective Time and which thereafter will become obligations of the combined company.

  New Employment Agreements. First Chicago has entered into employment agreements with 11 key executives (including Messrs. Thomas, Vitale, Marks, and W.G. Jurgensen), and NBD has entered into employment agreements with 12 key executives (including Messrs. Istock, Jeffs, Andrew J. Paine, Jr., and Philip S. Jones) which will become effective at the Effective Time and will thereafter become obligations of the combined company. Each of these employment agreements (the "New Employment Agreements") provides that in the event an employee who is party to a New Employment Agreement (a "Covered Executive") is terminated during the two-year period following the Effective Time other than due to death, disability or for cause (as defined in the New Employment Agreements) or if such Covered Executive terminates his employment for Good Reason (defined in the New Employment Agreements to include a material diminution of duties and responsibilities or benefits), the Covered Executive will receive a severance payment consisting of: (a) the

Covered Executive's base salary through the date of termination, (b) a proportionate bonus based upon the average bonus paid to the Covered Executive with respect to the three fiscal years prior to the Effective Time (the "Average Bonus"), (c) the product of two and one-half and the sum of the Covered Executive's base salary and the Average Bonus, and (d) unpaid deferred compensation and vacation pay. The Covered Executive will also be entitled to a payment equal to the actuarial value of the additional service credit under the combined company's qualified and supplemental retirement plans the Covered Executive would have received had the Covered Executive remained employed for 30 months after the date of termination, which amount will be payable pursuant to the terms of the supplemental retirement plans. The factors that provide the basis for calculating the severance payments and additional service credit payments vary over time, and consequently can only be determined as of the specific date upon which any such payments accrue. If payments were to be made at the Effective Time, the total of such severance payments and additional service credit payments to each of Messrs. Thomas, Vitale, Marks, Jurgensen, Istock, Jeffs, Paine and Jones would be $6,850,500, $3,264,500, $2,702,500,
$2,219,000, $3,859,300, $3,387,800, $1,307,800 and $1,900,400, respectively. A
Covered Executive whose employment is not terminated in the manner described in this paragraph will not be entitled to receive any severance or additional service credit payments under the New Employment Agreements. In addition to such severance payments and additional service credit payments, the Covered Executive is entitled to continued employee welfare benefits for 30 months after his date of termination. The combined company will also provide the Covered Executive with outplacement services, secretarial support, office space and a company car (if provided prior to the termination of employment) for one year following such termination. In addition, the New Employment Agreements provide that in the event a Covered Executive becomes entitled to receive a severance payment, additional service credit payment and other severance benefits and such severance payment and benefits are subject to an excise tax, the Covered Executive will become entitled to receive an additional payment in an amount such that after the payment of all income and excise taxes, the Covered Executive will be in the same after-tax position as if no excise tax had been imposed (the severance payments and benefits described in this paragraph, collectively, the "Severance Benefits").

  New Change of Control Agreements. First Chicago has entered into change of control severance agreements with 14 key executives of First Chicago including the 11 key executives who have entered into New Employment Agreements, and NBD has entered into change of control severance agreements with the same 12 key executives of NBD who have entered into New Employment Agreements. These executive severance agreements (the "Executive Severance Agreements") are effective as of July 11, 1995, the date of the Merger Agreement, and provide, generally, that if, within three years subsequent to a change of control of NBD or First Chicago, as the case may be (a "Change of Control"), or the 30-day period which begins one year after the Change of Control, the Covered Executive's employment is terminated (other than for cause, or for other limited reasons specified in the Executive Severance Agreements), or if the Covered Executive terminates employment for Good Reason (defined in the Executive Severance Agreements to include a material diminution of duties and responsibilities or benefits), the Covered Executive will be entitled to receive the Severance Benefits (as defined herein).

  The Merger does not constitute a Change of Control for purposes of the Executive Severance Agreements.

  In the case of First Chicago, the Executive Severance Agreements amend the change of control employment agreements previously in effect between First Chicago and the same key executives of First Chicago who have entered into New Employment Agreements. The original change of control agreements with such executive provided benefits similar to the Severance Benefits as described above but did not provide for any additional payments to an executive upon the imposition of an excise tax.

  Other Benefit Plans. NBD and First Chicago have each represented and warranted to the other party that the consummation of the Merger and the other transactions contemplated in the Merger Agreement will not (i) result in any material payment becoming due to any of their respective directors or employees under any applicable employee benefit plan or otherwise, (ii) materially increase any benefits otherwise payable under any applicable employee benefit plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

  Transitional Compensation Arrangement. On July 13, 1995, Leo F. Mullin resigned as the President and Chief Operating Officer of First Chicago and of FNBC; Mr. Mullin also resigned from the Board of Directors of First Chicago and of FNBC. In consideration of Mr. Mullin's significant contributions to First Chicago throughout his 15-year tenure, First Chicago expects to enter into a transitional compensation agreement with Mr. Mullin. As of the date of this Joint Proxy Statement-Prospectus, no such agreement has been finalized; however, Mr. Mullin is not expected to be an employee or director of, or a consultant to, the combined company following the Merger.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  The following Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1995, and the Unaudited Pro Forma Condensed Combined Statements of Income for each of the three years ended December 31, 1994, 1993, and 1992 and for the six month periods ended June 30, 1995 and June 30, 1994, give effect to the Merger, accounted for as a "pooling of interests". The Pro Forma Condensed Combined Balance Sheet assumes the Merger was effective on June 30, 1995. The Unaudited Pro Forma Condensed Combined Statements of Income give effect to the Merger as if the Merger had occurred on January 1 in each such year.

  The pro forma information is based on the historical consolidated financial statements of NBD and of First Chicago, under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The pro forma condensed combined financial statements do not give effect to the anticipated cost savings or potential revenue enhancements in connection with the Merger. See "Board of Directors, Management and Operations Following the Merger--Operations".

  The information shown below should be read in conjunction with the consolidated historical financial statements of NBD and of First Chicago, including the respective notes thereto, which are incorporated by reference in this Joint Proxy Statement-Prospectus, and the unaudited pro forma condensed combined per share financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement-Prospectus. The pro forma data are presented for comparative purposes only and are not necessarily indicative of the combined financial position or results of operations in the future or of the combined financial position or results of operations which would have been realized had the Merger been consummated during the periods or as of the dates for which the pro forma data are presented.

  Pro forma per share amounts for the combined NBD and First Chicago entity are based on the Exchange Ratio of 1.81 shares of NBD Common Stock for each share of First Chicago Common Stock. See "Information Incorporated by Reference", "Summary of Joint Proxy Statement-Prospectus--Comparative Stock Prices and Dividends; Pro Forma Equivalent Market Value Per Share", "Selected Historical and Pro Forma Per Share Data" and "Selected Consolidated Financial Data".

                         FIRST CHICAGO NBD CORPORATION

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              AS OF JUNE 30, 1995
                                  (UNAUDITED)

                                   NBD      FIRST CHICAGO  PRO FORMA  PRO FORMA
                              (AS REPORTED) (AS REPORTED) ADJUSTMENTS COMBINED
                              ------------- ------------- ----------- ---------
                                                (IN MILLIONS)
ASSETS
Cash and due from banks-
 noninterest bearing.........    $ 2,376       $ 3,646      $         $  6,022
Due from banks-interest
 bearing.....................        579         9,484                  10,063
Federal funds sold and
 securities under resale
 agreements..................        138        14,274                  14,412
Trading account assets.......        144         7,706                   7,850
Derivative product assets....         87         8,909                   8,996
Investment securities........     11,092         2,583                  13,675
Loans........................     31,967        26,517                  58,484
Allowance for credit losses..       (470)         (689)                 (1,159)
Other assets.................      2,138         2,898                   5,036
                                 -------       -------      -------   --------
    Total assets.............    $48,051       $75,328      $   --    $123,379
                                 =======       =======      =======   ========
LIABILITIES
Deposits:
  Demand.....................    $ 6,805       $ 6,941      $         $ 13,746
  Savings....................     12,455         7,442                  19,897
  Time.......................      9,636         5,681                  15,317
  Foreign offices............      3,659        13,700                  17,359
                                 -------       -------      -------   --------
    Total deposits...........     32,555        33,764          --      66,319
Short-term borrowings........      7,862        23,516                  31,378
Long-term debt...............      3,012         2,271                   5,283
Derivative product
 liabilities.................         92         8,581                   8,673
Other liabilities............        928         2,425          146      3,499
                                 -------       -------      -------   --------
    Total liabilities........     44,449        70,557          146    115,152
STOCKHOLDERS' EQUITY
Preferred stock..............        --            611                     611
Common stock.................        161           467         (467)       323
                                                                162
Surplus......................        533         1,712       (1,712)     2,362
                                                              1,829
Retained earnings............      3,082         2,169         (142)     5,105
                                                                 (4)
Other........................        (57)          --                      (57)
                                 -------       -------      -------   --------
    Total....................      3,719         4,959         (334)     8,344
Less: Treasury stock.........        117           188         (188)       117
                                 -------       -------      -------   --------
  Total Stockholders' equi-
   ty........................      3,602         4,771         (146)     8,227
                                 -------       -------      -------   --------
    Total liabilities and
     stockholders' equity....    $48,051       $75,328      $   --    $123,379
                                 =======       =======      =======   ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                         FIRST CHICAGO NBD CORPORATION

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                  (UNAUDITED)

                                                                FOR SIX MONTHS
                                 FOR YEAR ENDED DECEMBER 31,    ENDED JUNE 30,
                                ------------------------------ -----------------
                                  1994       1993      1992      1995     1994
                                ---------  --------- --------- -------- --------
                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans....  $ 4,000.1  $ 3,611.5 $ 3,934.0 $2,544.1 $1,876.9
Interest on Federal funds sold
 and securities under resale
 agreements...................      623.9      349.6     290.7    485.9    227.5
Interest on trading account
 assets.......................      284.4      227.3     268.1    194.3    118.2
Interest on investment
 securities...................      832.5      724.2     811.3    441.3    379.8
Other interest income.........      394.4      334.3     409.3    304.6    172.5
                                ---------  --------- --------- -------- --------
  Total.......................    6,135.3    5,246.9   5,713.4  3,970.2  2,774.9
INTEREST EXPENSE
Interest on deposits..........    1,652.7    1,472.0   2,082.4  1,239.7    727.6
Interest on short-term
 borrowings...................    1,230.0      760.1     752.8    968.7    461.7
Interest on long-term debt....      296.9      230.9     185.4    183.3    134.6
                                ---------  --------- --------- -------- --------
  Total.......................    3,179.6    2,463.0   3,020.6  2,391.7  1,323.9
NET INTEREST INCOME...........    2,955.7    2,783.9   2,692.8  1,578.5  1,451.0
Provision for credit losses...      276.0      389.7     653.5    175.2    117.0
Provision for loans held for
 accelerated disposition......        --         --      491.0      --       --
                                ---------  --------- --------- -------- --------
Net Interest Income After
 Combined Credit Provisions...    2,679.7    2,394.2   1,548.3  1,403.3  1,334.0
NONINTEREST INCOME
Equity securities gains.......      228.6      480.2     204.6    114.5    138.1
Investment securities gains
 (losses).....................       (1.3)       9.6      10.2      1.7      1.4
Credit card fee revenue.......      870.7      730.3     553.4    424.9    394.3
Other noninterest income......    1,322.2    1,567.7   1,249.2    697.8    669.6
                                ---------  --------- --------- -------- --------
  Total.......................    2,420.2    2,787.8   2,017.4  1,238.9  1,203.4
NONINTEREST EXPENSE
Salaries and employee
 benefits.....................    1,589.6    1,557.7   1,424.2    823.0    775.8
Occupancy and equipment
 expense......................      501.6      460.3     489.2    244.9    261.7
Other noninterest expense.....    1,131.7    1,162.0   1,380.0    557.6    562.2
                                ---------  --------- --------- -------- --------
  Total.......................    3,222.9    3,180.0   3,293.4  1,625.5  1,599.7
INCOME BEFORE INCOME TAXES....    1,877.0    2,002.0     272.3  1,016.7    937.7
Applicable income taxes.......      640.0      715.7      48.8    349.9    317.1
                                ---------  --------- --------- -------- --------
INCOME FROM CONTINUING
 OPERATIONS...................  $ 1,237.0  $ 1,286.3 $   223.5 $  666.8 $  620.6
                                ---------  --------- --------- -------- --------
COMMON SHARE DATA
Income from continuing
 operations
Primary.......................  $    3.67  $    3.90 $    0.60 $   2.00 $   1.84
Fully diluted.................       3.62       3.78      0.60     1.97     1.81
Weighted average shares
Primary.......................      322.7      315.4     299.2    323.5    319.8
Fully diluted.................      330.8      331.3       N/M    330.5    329.4

--------
N/M = Not Meaningful

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                         FIRST CHICAGO NBD CORPORATION

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                        FOR YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                               NBD      FIRST CHICAGO PRO FORMA
                                          (AS REPORTED) (AS REPORTED) COMBINED
                                          ------------- ------------- ---------
                                          (IN MILLIONS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans...............   $2,102.9      $1,897.2    $4,000.1
Interest on Federal funds sold and
 securities under resale agreements......        8.7         615.2       623.9
Interest on trading account assets.......        6.7         277.7       284.4
Interest on investment securities........      764.3          68.2       832.5
Other interest income....................       32.7         361.7       394.4
                                            --------      --------    --------
  Total..................................    2,915.3       3,220.0     6,135.3
INTEREST EXPENSE
Interest on deposits.....................      873.2         779.5     1,652.7
Interest on short-term borrowings........      290.6         939.4     1,230.0
Interest on long-term debt...............      126.8         170.1       296.9
                                            --------      --------    --------
  Total..................................    1,290.6       1,889.0     3,179.6
NET INTEREST INCOME......................    1,624.7       1,331.0     2,955.7
Provision for credit losses..............       52.0         224.0       276.0
                                            --------      --------    --------
Net Interest Income After Provision for
 Credit Losses...........................    1,572.7       1,107.0     2,679.7
NONINTEREST INCOME
Equity securities gains..................        --          228.6       228.6
Investment securities gains (losses).....       (2.5)          1.2        (1.3)
Credit card fee revenue..................       38.6         832.1       870.7
Other noninterest income.................      509.5         812.7     1,322.2
                                            --------      --------    --------
  Total..................................      545.6       1,874.6     2,420.2
NONINTEREST EXPENSE
Salaries and employee benefits...........      720.7         868.9     1,589.6
Occupancy and equipment expense..........      206.9         294.7       501.6
Other noninterest expense................      376.7         755.0     1,131.7
                                            --------      --------    --------
  Total..................................    1,304.3       1,918.6     3,222.9
INCOME BEFORE INCOME TAXES...............      814.0       1,063.0     1,877.0
Applicable income taxes..................      266.7         373.3       640.0
                                            --------      --------    --------
INCOME FROM CONTINUING OPERATIONS........   $  547.3      $  689.7    $1,237.0
                                            --------      --------    --------
COMMON SHARE DATA
Income from continuing operations
Primary..................................   $   3.45      $   7.04    $   3.67
Fully diluted............................       3.43          6.88        3.62
Weighted average shares
Primary..................................      158.8          90.5       322.7
Fully diluted............................      160.1          94.2       330.8

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                         FIRST CHICAGO NBD CORPORATION

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                        FOR YEAR ENDED DECEMBER 31, 1993
                                  (UNAUDITED)

                                               NBD      FIRST CHICAGO PRO FORMA
                                          (AS REPORTED) (AS REPORTED) COMBINED
                                          ------------- ------------- ---------
                                          (IN MILLIONS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans...............   $1,924.1      $1,687.4    $3,611.5
Interest on Federal funds sold and
 securities under resale agreements......        4.8         344.8       349.6
Interest on trading account assets.......        5.4         221.9       227.3
Interest on investment securities........      652.2          72.0       724.2
Other interest income....................       36.3         298.0       334.3
                                            --------      --------    --------
  Total..................................    2,622.8       2,624.1     5,246.9
INTEREST EXPENSE
Interest on deposits.....................      827.9         644.1     1,472.0
Interest on short-term borrowings........      156.2         603.9       760.1
Interest on long-term debt...............       80.6         150.3       230.9
                                            --------      --------    --------
  Total..................................    1,064.7       1,398.3     2,463.0
NET INTEREST INCOME......................    1,558.1       1,225.8     2,783.9
Provision for credit losses..............      119.7         270.0       389.7
                                            --------      --------    --------
Net Interest Income After Provision for
 Credit Losses...........................    1,438.4         955.8     2,394.2
NONINTEREST INCOME
Equity securities gains..................        --          480.2       480.2
Investment securities gains..............        9.3           0.3         9.6
Credit card fee revenue..................       36.1         694.2       730.3
Other noninterest income.................      540.0       1,027.7     1,567.7
                                            --------      --------    --------
  Total..................................      585.4       2,202.4     2,787.8
NONINTEREST EXPENSE
Salaries and employee benefits...........      703.8         853.9     1,557.7
Occupancy and equipment expense..........      202.3         258.0       460.3
Other noninterest expense................      415.8         746.2     1,162.0
                                            --------      --------    --------
  Total..................................    1,321.9       1,858.1     3,180.0
INCOME BEFORE INCOME TAXES...............      701.9       1,300.1     2,002.0
Applicable income taxes..................      220.1         495.6       715.7
                                            --------      --------    --------
INCOME FROM CONTINUING OPERATIONS........   $  481.8      $  804.5    $1,286.3
                                            --------      --------    --------
COMMON SHARE DATA
Income from continuing operations
Primary..................................   $   2.98      $   8.78    $   3.90
Fully diluted............................       2.93          8.43        3.78
Weighted average shares
Primary..................................      161.3          85.2       315.4
Fully diluted............................      167.9          90.3       331.3

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                         FIRST CHICAGO NBD CORPORATION

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                        FOR YEAR ENDED DECEMBER 31, 1992
                                  (UNAUDITED)

                                                NBD      FIRST CHICAGO PRO FORMA
                                           (AS REPORTED) (AS REPORTED) COMBINED
                                           ------------- ------------- ---------
                                           (IN MILLIONS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans...............    $2,039.6      $1,894.4    $3,934.0
Interest on Federal funds sold and
 securities under resale agreements......         5.9         284.8       290.7
Interest on trading account assets.......         9.1         259.0       268.1
Interest on investment securities........       737.9          73.4       811.3
Other interest income....................        51.3         358.0       409.3
                                             --------      --------    --------
  Total..................................     2,843.8       2,869.6     5,713.4
INTEREST EXPENSE
Interest on deposits.....................     1,108.7         973.7     2,082.4
Interest on short-term borrowings........       166.8         586.0       752.8
Interest on long-term debt...............        58.5         126.9       185.4
                                             --------      --------    --------
  Total..................................     1,334.0       1,686.6     3,020.6
NET INTEREST INCOME......................     1,509.8       1,183.0     2,692.8
Provision for credit losses..............       228.5         425.0       653.5
Provision for loans held for accelerated
 disposition.............................         --          491.0       491.0
                                             --------      --------    --------
Net Interest Income After Combined Credit
 Provisions..............................     1,281.3         267.0     1,548.3
NONINTEREST INCOME
Equity securities gains..................         --          204.6       204.6
Investment securities gains..............         1.6           8.6        10.2
Credit card fee revenue..................        37.3         516.1       553.4
Other noninterest income.................       490.3         758.9     1,249.2
                                             --------      --------    --------
  Total..................................       529.2       1,488.2     2,017.4
NONINTEREST EXPENSE
Salaries and employee benefits...........       676.2         748.0     1,424.2
Occupancy and equipment expense..........       192.0         297.2       489.2
Other noninterest expense................       469.9         910.1     1,380.0
                                             --------      --------    --------
  Total..................................     1,338.1       1,955.3     3,293.4
INCOME (LOSS) BEFORE INCOME TAXES........       472.4        (200.1)      272.3
Applicable income taxes (benefits).......       134.4         (85.6)       48.8
                                             --------      --------    --------
INCOME (LOSS) FROM CONTINUING OPERATIONS.    $  338.0      $ (114.5)   $  223.5
                                             --------      --------    --------
COMMON SHARE DATA
Income (loss) from continuing operations
Primary..................................    $   2.11      $  (2.08)   $   0.60
Fully diluted............................        2.06         (2.08)       0.60
Weighted average shares
Primary..................................       160.7          76.5       299.2
Fully diluted............................       168.9           N/M         N/M

--------
N/M = Not Meaningful.

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                         FIRST CHICAGO NBD CORPORATION

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                       FOR SIX MONTHS ENDED JUNE 30, 1995
                                  (UNAUDITED)

                                               NBD      FIRST CHICAGO PRO FORMA
                                          (AS REPORTED) (AS REPORTED) COMBINED
                                          ------------- ------------- ---------
                                          (IN MILLIONS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans...............   $1,345.8      $1,198.3    $2,544.1
Interest on Federal funds sold and
 securities under resale agreements......        6.4         479.5       485.9
Interest on trading account assets.......        3.5         190.8       194.3
Interest on investment securities........      397.4          43.9       441.3
Other interest income....................       22.9         281.7       304.6
                                            --------      --------    --------
  Total..................................    1,776.0       2,194.2     3,970.2
INTEREST EXPENSE
Interest on deposits.....................      604.0         635.7     1,239.7
Interest on short-term borrowings........      231.3         737.4       968.7
Interest on long-term debt...............       91.4          91.9       183.3
                                            --------      --------    --------
  Total..................................      926.7       1,465.0     2,391.7
NET INTEREST INCOME......................      849.3         729.2     1,578.5
Provision for credit losses..............       40.2         135.0       175.2
                                            --------      --------    --------
Net Interest Income After Provision for
 Credit Losses...........................      809.1         594.2     1,403.3
NONINTEREST INCOME
Equity securities gains..................        --          114.5       114.5
Investment securities gains..............        1.7           --          1.7
Credit card fee revenue..................       20.1         404.8       424.9
Other noninterest income.................      259.3         438.5       697.8
                                            --------      --------    --------
  Total..................................      281.1         957.8     1,238.9
NONINTEREST EXPENSE
Salaries and employee benefits...........      361.8         461.2       823.0
Occupancy and equipment expense..........      106.8         138.1       244.9
Other noninterest expense................      191.1         366.5       557.6
                                            --------      --------    --------
  Total..................................      659.7         965.8     1,625.5
INCOME BEFORE INCOME TAXES...............      430.5         586.2     1,016.7
Applicable income taxes..................      146.2         203.7       349.9
                                            --------      --------    --------
INCOME FROM CONTINUING OPERATIONS........   $  284.3      $  382.5    $  666.8
                                            --------      --------    --------
COMMON SHARE DATA
Income from continuing operations
Primary..................................   $   1.79      $   3.98    $   2.00
Fully diluted............................       1.79          3.88        1.97
Weighted average shares
Primary..................................      158.6          91.1       323.5
Fully diluted............................      158.6          95.0       330.5

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                         FIRST CHICAGO NBD CORPORATION

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                       FOR SIX MONTHS ENDED JUNE 30, 1994
                                  (UNAUDITED)

                                               NBD      FIRST CHICAGO PRO FORMA
                                          (AS REPORTED) (AS REPORTED) COMBINED
                                          ------------- ------------- ---------
                                          (IN MILLIONS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans...............    $ 969.0       $ 907.9    $1,876.9
Interest on Federal funds sold and
 securities under resale agreements......        2.8         224.7       227.5
Interest on trading account assets.......        2.4         115.8       118.2
Interest on investment securities........      349.3          30.5       379.8
Other interest income....................       15.0         157.5       172.5
                                             -------       -------    --------
  Total..................................    1,338.5       1,436.4     2,774.9
INTEREST EXPENSE
Interest on deposits.....................      390.8         336.8       727.6
Interest on short-term borrowings........      107.7         354.0       461.7
Interest on long-term debt...............       52.4          82.2       134.6
                                             -------       -------    --------
  Total..................................      550.9         773.0     1,323.9
NET INTEREST INCOME......................      787.6         663.4     1,451.0
Provision for credit losses..............       24.0          93.0       117.0
                                             -------       -------    --------
Net Interest Income After Provision for
 Credit Losses...........................      763.6         570.4     1,334.0
NONINTEREST INCOME
Equity securities gains..................        --          138.1       138.1
Investment securities gains..............        0.3           1.1         1.4
Credit card fee revenue..................       18.1         376.2       394.3
Other noninterest income.................      254.3         415.3       669.6
                                             -------       -------    --------
  Total..................................      272.7         930.7     1,203.4
NONINTEREST EXPENSE
Salaries and employee benefits...........      355.5         420.3       775.8
Occupancy and equipment expense..........      105.6         156.1       261.7
Other noninterest expense................      193.5         368.7       562.2
                                             -------       -------    --------
  Total..................................      654.6         945.1     1,599.7
INCOME BEFORE INCOME TAXES...............      381.7         556.0       937.7
Applicable income taxes..................      123.6         193.5       317.1
                                             -------       -------    --------
INCOME FROM CONTINUING OPERATIONS........    $ 258.1       $ 362.5    $  620.6
                                             -------       -------    --------
COMMON SHARE DATA
Income from continuing operations
Primary..................................    $  1.61       $  3.76    $   1.84
Fully diluted............................       1.59          3.67        1.81
Weighted average shares
Primary..................................      160.7          87.9       319.8
Fully diluted............................      163.5          91.7       329.4

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                         NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

a) The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. It is anticipated that the Merger will be consummated by the end of 1995.

b) First Chicago and NBD are still in the process of reviewing their respective accounting policies in light of those employed by the other entity. As a result of this review, it might be necessary to restate either First Chicago's or NBD's financial statements to conform to those accounting policies that are most appropriate. No restatements of prior periods have been included in the pro forma condensed combined financial statements. At this time, it is not expected that conformance of such accounting policies will have a material impact on the pro forma condensed combined financial statements. Any restatements, if appropriate, will be made upon the completion of this review process.

c) Certain reclassifications have been included in the unaudited pro forma condensed combined balance sheet and statements of income to conform statement presentations. Transactions conducted in the ordinary course of business between the two companies are immaterial, and accordingly, have not been eliminated.

d) Pro forma adjustments to common shares and surplus at June 30, 1995, reflect the Merger accounted for as a "pooling of interests", through the exchange of 162.4 million shares of Common Stock of the combined company (using the Exchange Ratio of 1.81) for the 89.7 million outstanding shares of First Chicago Common Stock. Retained earnings and dividends payable have been adjusted by approximately $4 million, reflecting the pro forma number of shares at NBD's current dividend rate.

  The pro forma entries are displayed below (in millions):

   Debit Common stock (First Chicago)............................ $  467
   Debit Common surplus (First Chicago)..........................  1,712
     Credit Treasury stock (First Chicago).......................        $  188
     Credit Common stock (combined company)......................           162
     Credit Common surplus (combined company)....................         1,829
   Debit Retained earnings....................................... $    4
     Credit Other liabilities....................................        $    4

e) The pro forma financial information presented does not give effect to First Chicago's and NBD's plan to repurchase in the aggregate approximately $300 million worth of First Chicago Common Stock and NBD Common Stock prior to the consummation of the Merger.

f) Income per share data has been computed based on the combined historical income from continuing operations applicable to common stockholders of First Chicago and NBD using the historical weighted average number of outstanding shares of NBD Common Stock, and the historical weighted average number of outstanding shares of First Chicago Common Stock adjusted to equivalent shares of Common Stock of the combined company, as of the earliest period presented.

g) The pro forma condensed combined financial statements do not include the anticipated cost savings in connection with the Merger. It is estimated, however, that approximately $200 million in pre-tax annualized cost savings ($126 million after-tax) will be realized by the combined company in 1997. Reductions resulting from elimination of the overlap in Chicago-area retail branch expense constitute the largest component. Product synergies in the large corporate and middle markets, and staff and functional areas, also provide additional expense reduction opportunities.

h) First Chicago and NBD are still in the process of reviewing their combined investment securities portfolio to determine the classification of such securities as either available-for-sale or held-to-maturity in connection with the combined company's existing interest rate risk position. As a result of this review, certain reclassifications of the combined company's investment securities might take place. No adjustments have been made to existing securities classifications in the pro forma condensed combined balance sheet. Any such reclassifications will be accounted for in accordance with Financial Accounting Standards Board's Statement No. 115.

i) A liability of $225 million has been recorded in the unaudited pro forma condensed combined balance sheet to reflect First Chicago's and NBD's current estimate of merger and restructuring related charges in connection with the attainment by 1997 of annualized pre-tax cost savings of approximately $200 million. This resulted in a $142 million after-tax charge to retained earnings in this unaudited pro forma condensed combined balance sheet.

  The pro forma entries are displayed below (in millions):

   Debit Retained earnings............................................ $142
   Debit Other liabilities--taxes payable.............................   83
     Credit Other liabilities--reserve................................      $225

  It is anticipated that substantially all of these charges will be paid within 12 to 15 months of the Merger. This charge has been excluded from the pro forma condensed combined income statement due to its nonrecurring nature. The following table provides details of the estimated pre-tax charges (in millions).

                                                                          AMOUNT
                                                                          ------
   Personnel.............................................................  $150
   Facilities and equipment..............................................    45
   Other Merger expenses.................................................    30
                                                                           ----
                                                                           $225
                                                                           ====

  Personnel-related costs reflect severance and assistance costs for separated employees. Facilities costs consist of lease termination costs and other facilities-related exit costs arising from the closing of duplicate branch facilities and from the consolidation of duplicate headquarters and operational facilities. Equipment costs consist of computer equipment and software write-offs due to duplication or incompatibility. The reserve will be established in compliance with Emerging Issues Task Force #94-3.

  Substantially all of the personnel-related costs represent employee severance costs. An estimate of staff reductions totals 1,700 coming primarily from the overlap in the Chicago retail banking business, product synergies in the large corporate and middle market businesses, as well as from staff and administrative support functions. The contemplated timeframe for completion of these actions is a 12 to 15 month period from the Effective Time.

  Other merger-related costs include investment banking fees, securities registration and filing fees, as well as accounting, legal and other related costs. Investment banking fees, estimated at $12 million, represent the largest component of such costs.

                       DESCRIPTION OF NBD CAPITAL STOCK

GENERAL

  Under the NBD Certificate, NBD's authorized capital stock consists of 10,000,000 shares of preferred stock ("NBD Preferred Stock", and together with the NBD Common Stock and, after the Effective Time, the New Preferred Stock, "NBD Capital Stock"), without par value, and 500,000,000 shares of NBD Common Stock. In the event stockholders of NBD and First Chicago approve and adopt the Merger Agreement, at the Effective Time, the number of authorized shares of NBD Common Stock will be 750,000,000. At June 30, 1995, 157,139,395 shares of NBD Common Stock were outstanding (excluding treasury shares). Although no shares of NBD Preferred Stock were outstanding at such date, shares of NBD Preferred Stock were reserved for issuance pursuant to potential NBD exercise of the purchase contracts under the NBD Preferred Purchase Units as described under "--NBD Preferred Stock". In addition, the NBD Certificate authorizes the issuance of 460,000 shares of Preferred Stock, Series A ("NBD Series A Preferred Stock"), all of which were issued in 1987 and redeemed in 1988. In the event the stockholders of NBD and First Chicago approve and adopt the Merger Agreement, at the Effective Time the NBD Series A Preferred Stock, no shares of which are outstanding as of the date of this Joint Proxy Statement-Prospectus, will be retired.

  The NBD Certificate contains specific provisions with respect to the election of directors, which include the provision that the NBD Board is divided into three classes, each having a number of directors as nearly equal as possible, and each class being elected for a three-year term, with one class being elected each year. The NBD Certificate also includes specific provisions with respect to mergers and other business combinations. In general, these provisions require that, in the case of a proposed merger or other business combination involving NBD and an Interested Stockholder (as defined herein), the approving vote of the holders of at least a majority of the voting power of all the shares of voting stock held by persons who are not Interested Stockholders or persons affiliated with Interested Stockholders is required, unless the business combination has been approved by a majority of directors not affiliated with the Interested Stockholder or unless certain conditions regarding minimum price and procedural protections are met with respect to each class of NBD's then outstanding voting stock. The provisions of the NBD Certificate also require that the NBD Board will not approve a proposal for a business combination or a tender offer until the NBD Board has evaluated the proposal in light of its effect on the stockholders and employees of NBD and the communities served by NBD. These provisions of the NBD Certificate could be used to make more difficult a change in control of the combined company after the Effective Time. See "Comparison of Stockholders Rights".

NBD COMMON STOCK

  Dividend Rights. Subject to any prior rights of the Preferred Stock then outstanding, holders of the NBD Common Stock are entitled to receive such dividends as are declared by the NBD Board out of funds legally available for that purpose.

  Voting Rights--Non-Cumulative Voting. Subject to the voting rights, if any, of the NBD Preferred Stock, all voting rights are vested in the holders of shares of NBD Common Stock, each share being entitled to one vote.

  The shares of NBD Common Stock have non-cumulative voting rights, which means that the holders of more than 50% of the shares of NBD Common Stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so and, in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the NBD Board at that meeting.

  Liquidation Rights. Subject to the rights of the NBD Preferred Stock, in the event of liquidation, the holders of the NBD Common Stock will be entitled to receive pro rata any assets distributable to stockholders in respect of shares held by them.

  Preemptive Rights. Holders of NBD Common Stock do not have any right to subscribe to any additional securities which may be issued by NBD. Accordingly, holders of NBD Common Stock have no statutory right to purchase a proportionate share of any new NBD Common Stock or other securities issued by NBD.

  Other Matters. The NBD Common Stock does not have any redemption provisions applicable thereto, and all outstanding shares are, and the shares to be issued to holders of First Chicago Common Stock upon the consummation of the Merger will be, fully paid and non-assessable.

  Restrictions on Ownership. The BHC Act requires any "bank holding company" (as defined in the BHC Act) to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of the NBD Common Stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of the NBD Common Stock under the Change in Bank Control Act (the "CBC Act"). Any holder of 25% or more of the NBD Common Stock (or a holder of 5% or more if such holder otherwise exercises a "controlling influence" over NBD) is subject to regulation as a bank holding company under the BHC Act.

NBD PREFERRED STOCK

  The NBD Board is authorized, without further action by the NBD stockholders, to issue preferred stock, without par value, in one or more series, from time to time, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as may be provided in a resolution or resolutions adopted by the NBD Board. The authority of the NBD Board includes, but is not limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (i) the number of shares and designation; (ii) the dividend rate and whether dividends are to be cumulative; (iii) whether shares are to be redeemable and, if so, the terms and amount of any sinking fund providing for the purchase or redemption of such shares; (iv) whether shares will be convertible and, if so, the terms and provisions applying; (v) what voting rights are to apply, if any, not to exceed one vote per share; and (vi) what restrictions are to apply, if any, on the issue or reissue of any additional NBD Preferred Stock. No NBD Preferred Stock is outstanding. If NBD Preferred Stock were outstanding, it would have preference over the NBD Common Stock with respect to dividends and other matters and might have the effect of making more difficult any change in control of NBD.

  On May 11, 1993, NBD issued 6,000,000 preferred purchase units ("NBD Preferred Purchase Units") of which each 7 1/2% NBD Preferred Purchase Unit consisted of a 30-year subordinated debenture and a purchase contract requiring the purchase on May 10, 2023 (or earlier at NBD's election) of NBD 7 1/2% Cumulative Preferred Stock (the "7 1/2% Preferred") at a purchase price of $25 per share. NBD may redeem any or all of the NBD Preferred Purchase Units anytime after May 10, 1998, at par, and, as a result, some or all of the 7 1/2% Preferred may not be issued by NBD. The 7 1/2% Preferred would rank prior to the NBD Common Stock, but would have no voting rights except if the NBD Preferred Purchase Units were in default or the NBD Certificate was proposed to be amended in a manner adverse to the 7 1/2% Preferred stockholder. The Preferred Stock which could be issued pursuant to the purchase contract has been reserved by NBD on its stock records.

                      DESCRIPTION OF NEW PREFERRED STOCK

  The following is a brief description of the New Preferred Stock, the terms, rights and preferences of each series of which will be substantially similar to the terms, rights and preferences of the series of First Chicago Preferred Stock for which the shares of New Preferred Stock will be exchanged. The New Preferred Stock will be issued as New Preferred Stock, without par value, and will consist of four series: (i) New Series B Preferred Stock, (ii) New Series C Preferred Stock, (iii) New Series E Preferred Stock, and (iv) New Convertible Preferred Stock. The New Preferred Stock will have a preference over the Common Stock of the combined company with respect to the payment of dividends and the distribution of assets in the event of liquidation, winding-up or dissolution of the combined company. The New Preferred Stock will rank pari passu with any series of NBD Preferred Stock with respect to dividends and liquidation rights in the combined company.

  The shares of the New Series E Preferred Stock and the New Convertible Preferred Stock will be represented by depositary shares, evidenced by depositary receipts, each representing a fraction of a share of each such series. The combined company, at the Effective Time, will assume First Chicago's obligations under the applicable deposit agreement for each such series.

GENERAL

  The New Preferred Stock will be, when issued, fully paid and nonassessable. The New Preferred Stock will have no preemptive rights to subscribe for any additional securities which may be issued by the combined company.

  Because the combined company will be a holding company, its rights and the rights of holders of its securities, including the holders of New Preferred Stock, to participate in the assets of any subsidiary of the combined company upon the such subsidiary's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors and preferred shareholders, except to the extent the combined company may itself be a creditor with recognized claims against such subsidiary or a holder of preferred shares of such subsidiary.

  First Chicago Trust Company of New York will be the transfer agent, registrar and dividend disbursing agent for the New Preferred Stock and the depositary shares representing such stock, as applicable. The shares of the New Preferred Stock (or with respect to the New Series E Preferred Stock and the New Convertible Preferred Stock, the outstanding depositary receipts evidencing shares of such stock) will be listed on the NYSE. FNBC will continue to serve as depositary for the shares of the New Preferred Stock represented by depositary shares.

  Dividends. Dividends on each series of New Preferred Stock shall be cumulative, and, consequently, the combined company will not declare or pay or set apart for payment any dividends on any series of its preferred shares ranking, as to dividends, on a parity with or junior to the outstanding New Preferred Stock of any series unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such New Preferred Stock for all dividend periods terminating on or prior to the date of payment of any such dividends on such other series of preferred shares of the combined company. When dividends are not paid in full upon New Preferred Stock of any series and any other shares of preferred stock of the combined company ranking on a parity as to dividends with such New Preferred Stock, all dividends declared upon such New Preferred Stock and any other preferred shares of the combined company ranking on a parity as to dividends with such New Preferred Stock will be declared pro rata, so that the amount of dividends declared per share on such New Preferred Stock and such other shares will in all cases bear to each other the same ratio that the accrued dividends per share on such New Preferred Stock and such other preferred shares bear to each other. Except as set forth in the preceding sentence, unless full dividends on the outstanding New Preferred Stock of any series have been paid for all past dividend periods and a sum sufficient for the payment thereof set apart for such payment, no dividends (other than in Common Stock of the combined company or other shares of the combined company ranking junior to such New Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment, nor shall any other distribution be made on Common Stock of the combined company or on any other shares of the combined company ranking junior to or on a parity with such New Preferred Stock as to dividends or upon liquidation. Unless full dividends on the New Preferred Stock of any series have been paid for all past dividend periods and a sum sufficient for the payment thereof set apart for such payment, no Common Stock or any other shares of the combined company ranking junior to or on a parity with such New Preferred Stock as to dividends or upon liquidation will be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any such shares) by the combined company or any subsidiary of the combined company except by conversion into or exchange for shares of the combined company ranking junior to such New Preferred Stock as to dividends and upon liquidation.

  Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the combined company, the holders of New Preferred Stock will be entitled to receive out of the assets of the combined company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock of the combined company or any other class or series of shares ranking junior to such New Preferred Stock upon liquidation, liquidating distributions in the amount of the liquidation preference of such New Preferred Stock plus accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the combined company, the amounts payable with respect to New Preferred Stock of any series and any other shares of the combined company ranking as to any such distribution on a parity with such New Preferred Stock are not paid in full, the holders of such New Preferred Stock and of such other shares will share ratably in any such distribution of assets of the combined company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of New Preferred Stock of any series will not be entitled to any further participation in any distribution of assets by the combined company.

  Voting Rights. Except as indicated below, or except as expressly required by applicable law, the holders of the New Preferred Stock will not be entitled to vote. On any matter with respect to which the New Preferred Stock will be entitled to vote, as indicated below, each full share of each series of New Preferred Stock will be entitled to one vote on matters on which holders of such series of the New Preferred Stock are entitled to vote. Since each full share of any series of New Preferred Stock will be entitled to one vote, the voting power of such series, on matters on which holders of such series and holders of other series of New Preferred Stock are entitled to vote as a single class, will depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of New Preferred Stock. Each depositary share (which represents a fraction of a share of the applicable series of New Preferred Stock) will, in effect, be entitled to a fraction of a vote per depositary share.

  If the equivalent of six quarterly dividends payable on any series of New Preferred Stock are in default, the number of directors of the combined company will be increased by two, and the holders of all outstanding series of New Preferred Stock, voting as a single class without regard to series, will be entitled to elect such additional two directors until all dividends in default have been paid or declared and set apart for payment.

  The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of New Preferred Stock of any series, voting as a class, will be required for any amendment to the certificate of incorporation of the combined company that will adversely affect the powers, preferences, privileges or rights of the New Preferred Stock of such series. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of New Preferred Stock of any series and any other series of preferred shares of the combined company ranking on a parity with the New Preferred Stock of such series as to dividends or upon liquidation, voting as a single class without regard to series, will be required to authorize, effect or validate the creation, authorization or issue of any shares of any class of stock of the combined company ranking prior to the New Preferred Stock of such series as to dividends or upon liquidation, or the reclassification of any authorized stock of the combined company into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

  Subject to such affirmative vote or consent of the holders of the outstanding shares of New Preferred Stock of any series, the combined company may, by resolution of the Board of Directors of the combined company or as otherwise permitted by law, from time to time alter or change the preferences, rights or powers of the New Preferred Stock of such series. The holders of the New Preferred Stock of such series will not be entitled to participate in any such vote if, at or prior to the time when any such alteration or change is to take effect, provision is made for the redemption of all the New Preferred Stock of such series at the time outstanding. Nothing in this Section shall be taken to require a class vote or consent in connection with the authorization, designation, increase or issuance of any shares of any class or series (including additional New Preferred Stock of any series) that rank junior to or on a parity with the New Preferred Stock of such series as to dividends and liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other obligations of the combined company.

NEW SERIES B PREFERRED STOCK

  The New Series B Preferred Stock will be subject to a minimum and maximum dividend rate of 6.00% and 12.00%, respectively. The dividend rate for shares of this series will be adjusted quarterly, based on a formula that considers the interest rates for selected short- and long-term United States Treasury securities prevailing at the time the rate is set. Shares of this series will be redeemable, at the option of the combined company, at their stated value of $100 per share plus accrued and unpaid dividends. Shares of this series will not be convertible into other securities of the combined company.

NEW SERIES C PREFERRED STOCK

  The New Series C Preferred Stock will be subject to a minimum and maximum dividend rate of 6.50% and 12.50%, respectively. The dividend rate for shares of this series will be adjusted quarterly, based on a formula that considers the interest rates for selected short- and long-term United States Treasury securities prevailing at the time the rate is set. Shares of this series will be redeemable, at the option of the combined company, at their stated value of $100 per share plus accrued and unpaid dividends. Shares of this series will not be convertible into other securities of the combined company.

NEW SERIES E PREFERRED STOCK

  The New Series E Preferred Stock will be represented by depositary shares with each depositary share representing a one-twenty-fifth interest in a share of New Series E Preferred Stock. The New Series E Preferred Stock will have an annual dividend rate equal to $52.8125 ($2.1125 per depositary share), or 8.45%. Shares of this series are redeemable, at the option of the combined company, at any time on or after November 16, 1997, at a redemption price of $625 per share ($25 per depositary share). Shares of this series will not be convertible into other securities of the combined company.

NEW CONVERTIBLE PREFERRED STOCK

  The New Convertible Preferred Stock will be represented by depositary shares with each depositary share representing a one-hundredth interest in a share of New Convertible Preferred Stock. The New Convertible Preferred Stock will have an annual dividend rate equal to $287.50 ($2.875 per depositary share), or 5 3/4%, which will be fixed at the date of issue. Shares of the New Convertible Preferred Stock will be convertible into shares of Common Stock of the combined company at a conversion price of $29.6271 per share of Common Stock of the combined company (equivalent to a conversion rate of 1.6876 share of Common Stock of the combined company for each depositary share) at the option of the stockholder at any time. The conversion price represents an adjustment to the conversion price of the First Chicago Convertible Preferred Stock due to the Merger. Resultant fractional interests will be paid in cash. The conversion rate will be subject to further adjustment for certain stock dividends, subdivisions, splits and combinations, certain distributions of assets and debt to holders of Common Stock of the combined company, certain reclassifications of Common Stock of the combined company into other securities and certain distributions of rights or warrants to purchase Common Stock at a price per share less than the then market value of the Common Stock of the combined company. Shares of this series will be redeemable, at the option of the combined company, on or after April 1, 1997 through March 30, 2003, at an original redemption price of $5,172.50 ($51.7250 per depositary share), declining over such period to $5,028.75 ($50.2875 per depositary share), and thereafter at their stated value of $5,000 per share ($50.00 per depositary share) plus accrued and unpaid dividends.

                       AMENDMENTS TO THE NBD CERTIFICATE

  The Merger Agreement provides that, at the Effective Time, the NBD Certificate will be amended in accordance with the DGCL to provide: (a) that the number of shares of authorized Common Stock of the combined company shall be increased to 750,000,000; (b) that the name of the combined company shall be changed to "First Chicago NBD Corporation"; (c) that the NBD Series A Preferred Stock, of which, as of the date of this Joint Proxy Statement-Prospectus, no shares are issued and outstanding, will no longer be authorized capital stock of NBD, and that the combined company shall no longer be authorized to issue such shares of such NBD Series A Preferred Stock; and (d) for the designation of each series of New Preferred Stock. Stockholders are advised that, pursuant to Section 251 of the DGCL, such amendments form a part of the Merger Agreement which stockholders will consider and vote upon at the NBD Meeting and that stockholders will not be asked to consider or vote upon such amendments separate from the Merger Agreement.

  Increase in Authorized NBD Common Stock. The combined company intends to finance its operations through, among other things, the issuance from time to time of various debt and equity securities, to consider the acquisition of financial services businesses (possibly using Common Stock of the combined company as consideration in some instances) and to consider the issuance of additional shares of Common Stock of the combined company in connection with employee benefit plans or through stock splits and stock dividends in appropriate circumstances. Accordingly, the continued availability of shares of Common Stock of the combined company is necessary to provide the combined company with the flexibility to take advantage of opportunities in such situations. There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock of the combined company, except (i) for the shares to be issued pursuant to the Merger, (ii) as described under "The Merger--Conduct of Business Pending the Merger" and (iii) for shares presently reserved for issuance.

  Uncommitted authorized but unissued shares of Common Stock of the combined company may be issued from time to time to such persons and for such considerations as the Board of Directors of the combined company may determine and holders of the then outstanding shares of Common Stock of the combined company may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the NYSE and the judgment of the Board of Directors of the combined company regarding the submission thereof to stockholders of the combined company. Stockholders of the combined company generally will have no preemptive rights to subscribe to newly issued shares.

                      COMPARISON OF STOCKHOLDERS' RIGHTS

GENERAL

  The rights of First Chicago stockholders are currently governed by the First Chicago Certificate, the First Chicago By-laws and the DGCL. The rights of NBD stockholders are governed by the NBD Certificate, the NBD By-laws and the DGCL. After the Effective Time, the rights of First Chicago stockholders who become stockholders of the combined company will be governed by the NBD Certificate, the NBD By-laws and the DGCL. In most respects, the rights of First Chicago stockholders are similar to those of NBD stockholders. The following is a summary of the material differences between the rights of holders of NBD Common Stock and those of holders of First Chicago Common Stock. The following is a discussion only of those material differences between the rights of NBD stockholders under the NBD Certificate, NBD By-laws and the DGCL, on the one hand, and the rights of First Chicago stockholders under the First Chicago Certificate, First Chicago By-laws and the DGCL, on the other. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the NBD Certificate, NBD By-laws, the First Chicago Certificate, First Chicago By-laws and the DGCL.

STOCKHOLDER MEETINGS

  Special Meetings. The NBD Certificate and By-laws provide that a special meeting of NBD stockholders can be called only by action of the NBD Board. The First Chicago By-laws permit a special meeting of First Chicago stockholders to be called by the Chairman of the First Chicago Board, the President or any Vice Chairman of the First Chicago Board, or upon the request of a majority of the directors of First Chicago.

  The First Chicago By-laws provide that no business may be brought before a special meeting of stockholders except such business described in First Chicago's notice of meeting delivered to stockholders. Neither the NBD Certificate nor the NBD By-laws contains a similar provision.

  Action by Written Consent. The NBD Certificate expressly prohibits stockholder action by written consent and requires that any stockholder action be taken at a duly called meeting of stockholders. The affirmative vote of at least 80% of the voting power of NBD is required to amend this provision of the NBD Certificate.

  The First Chicago Certificate and the First Chicago By-laws expressly permit stockholders of First Chicago to act upon the receipt of written consent of holders of a majority of all stock that would be entitled to vote upon the matter were such matter to be acted upon at a meeting of First Chicago stockholders; provided, that in no event may the written consent be by stockholders having less than the minimum percentage of the vote required by any applicable law or statute.

  Written Notice. The NBD By-laws require that shareholders be given notice of meetings no less than 10 and no more than 50 days prior to such meeting. The First Chicago By-laws require that shareholders be given notice of meetings no less than 10 and no more than 60 days prior to such meeting.

  Record Date. The NBD By-laws require that the record date for any meeting of stockholders be no less than 10 and no more than 50 days prior to such meeting. The First Chicago By-laws require that the record date for any meeting of stockholders be no less than 10 and no more than 60 days prior to such meeting.

VOTING RIGHTS

  Required Vote For Certain Business Combinations. The NBD Certificate provides that any Business Combination (as defined herein) involving NBD and an Interested Stockholder (as defined herein) must be approved by the affirmative vote of a majority of the voting power of all the shares of voting stock held by stockholders other than an Interested Stockholder, with which or by or on whose behalf, directly or indirectly, a Business Combination is proposed, voting together as a single class (the "NBD Voting Requirement"). The NBD Voting Requirement does not apply if (i) the Business Combination is approved by a majority of the NBD "Continuing Directors" (defined generally to include any person who is unaffiliated with, and not a representative of, the NBD Interested Stockholder in the Business Combination and who either was a director immediately prior to the time the NBD Interested Stockholder became such a person or was recommended or elected to succeed such an NBD Continuing Director by a majority of the NBD Continuing Directors); or (ii) certain "fair price" (defined generally to mean that the consideration to be received by stockholders in such Business Combination shall be at least equal to the higher of, and in the same form as, (A) the consideration paid by the NBD Interested Stockholder for such person's acquisition of the applicable NBD capital stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination or (y) in the transaction in which such person became a NBD Interested Stockholder, or (B) the market price of NBD capital stock on the date the Interested Stockholder became such) and other criteria are met. As defined in the NBD Certificate, a "Business Combination" includes, among other things: (i) any merger or consolidation of NBD or any NBD subsidiary with any NBD Interested Stockholder or affiliate or associate thereof; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition by NBD of assets or securities having a fair market value equal to 15% or more of the total shareholders' equity of NBD ("Substantial Assets") to an NBD Interested Stockholder or an affiliate or associate thereof; (iii) the adoption of a plan or proposal for the liquidation or dissolution of NBD proposed by or on behalf of an NBD Interested Stockholder or an affiliate or associate thereof; (iv) any transaction that has the effect of increasing the proportionate share of any class of equity or convertible security of NBD or any subsidiary that is beneficially owned by an NBD Interested Stockholder or any affiliate or associate thereof and (v) any agreement or arrangement providing for any of the foregoing. As defined in the NBD Certificate, "Interested Stockholder" means any person (other than NBD or any subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of NBD or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which is a person who is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding voting stock; or is an affiliate or associate of NBD and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock; or is an assignee of or has otherwise succeeded to any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act.

  Neither the First Chicago Certificate nor the First Chicago By-laws contain any similar provision or provisions.

  Board Review of Certain Transactions. The NBD Certificate prohibits the NBD Board from approving, adopting or recommending any proposal to enter into such Business Combination or any tender or exchange offer for any capital stock in NBD until the NBD Board establishes a procedure for evaluating and evaluates and determines that such proposal or offer complies with all applicable laws and is in the best interests of NBD and its stockholders. The NBD Certificate requires that, in making this determination, the NBD Board consider (among other factors) the adequacy of the consideration to be received by NBD and/or its stockholders, the business competence of the acquiring person or entity and the potential social and economic impact of the plan on the communities in which NBD operates.

  In addition, the NBD Certificate provides that the NBD Board may not approve, adopt or recommend any offer of any person, other than the corporation, to make a tender or exchange offer for any capital stock of the corporation in which the fair market value per share of the consideration to be received by one or more stockholders is substantially more than the fair market value per share of the consideration to be received by other stockholders holding shares of the same class and series, or any tender or exchange offer the consummation of which is reasonably likely, in the good faith determination of the NBD Board, in one transaction or a series of transactions, to have that result.

  Neither the First Chicago Certificate nor the First Chicago By-laws contains any similar provision or provisions.

  Charter and By-Law Amendments. The NBD Certificate provides that any amendment, alteration or repeal of Article Twelfth thereof (relating to action by the stockholders) requires the affirmative vote of the holders of at least 80% of the voting power of all the shares of NBD entitled to vote generally in the election of directors, voting together as a single class. The NBD Certificate further provides that any amendment, alteration or repeal of the provisions in the NBD Certificate relating to a Business Combination requires the affirmative vote by the holders of at least 80% of the voting power of all the shares of the voting stock, voting together as a single class, except that if such action has been proposed, directly or indirectly, on behalf of an Interested Stockholder, it must also be approved by the affirmative vote of a majority of the voting power of all the shares of voting stock held by stockholders other than such Interested Stockholder.

  The NBD By-laws provide that such By-laws may be altered, amended or repealed by a majority vote of the whole NBD Board at any meeting of the NBD Board, provided that such amendments are not inconsistent with any provision of the NBD Certificate.

  The First Chicago By-laws provide that such First Chicago By-laws may be altered or repealed at any meeting of the stockholders or the First Chicago Board or by written consent of the stockholders or directors as provided therein.

PROVISIONS RELATING TO DIRECTORS

  Number of Directors. The NBD Certificate provides that the number of directors be no less than 15 and no more than 30. The First Chicago By-laws provide that the number of directors be no less than five and no greater than
25. Pursuant to the Merger Agreement, the number of directors of the combined company after the Effective Time will be 22 until such number is changed by the Board of Directors of the combined company pursuant to the NBD By-laws.

  Classification. The NBD Certificate provides for classification of the NBD Board into three classes as nearly equal in number as possible, with one class being elected annually. Neither the First Chicago Certificate nor the First Chicago By-laws provides for such classification of directors.

  Removal. The NBD Certificate provides that a director may be removed from office only for cause, and only upon the vote of holders of a majority of the voting power of the capital stock of NBD entitled to vote, voting as a single class. The First Chicago By-laws provide that the First Chicago Board may declare vacant the office of a director if such director is declared of unsound mind by an order of court or convicted of a felony, or for any other proper cause, or if, within sixty days after notice of his election as a director, he does not accept such office either in writing or by attending a meeting of the First Chicago Board. Neither the First Chicago Certificate nor the First Chicago By-laws expressly provides for the removal of directors. In the absence of such express provisions, the DGCL provides that directors may be removed, with or without cause, by a vote of the holders of a majority of the voting power of First Chicago entitled to vote at the meeting at which the vote is taken.

RIGHTS AGREEMENT

  First Chicago has issued the First Chicago Rights and is party to the First Chicago Rights Agreement. See "The Merger--First Chicago Rights Agreement". NBD is not party to any similar plan and has neither authorized nor issued similar securities.

                                    EXPERTS

  The consolidated financial statements of NBD incorporated in this Joint Proxy Statement-Prospectus (and elsewhere in the Registration Statement) by reference from NBD's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of First Chicago incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1994 incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 LEGAL OPINION

  The legality of the shares of NBD Common Stock to be issued to the holders of First Chicago Common Stock pursuant to the Merger, and certain other legal matters in connection with the Merger, will be passed upon by Daniel T. Lis, Chief Legal Officer of NBD. Mr. Lis is a Senior Vice President and Secretary of NBD, and is also a stockholder of NBD and a holder of options to purchase shares of NBD.

                            SOLICITATION OF PROXIES

  The cost of solicitation of proxies from holders of NBD Common Stock and First Chicago Common Stock, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy statements to their principals, will be borne by each respective party. D.F. King & Co., Inc. has been retained by NBD to assist in the solicitation of proxies and will be compensated in the estimated amount of $9,500 plus reasonable out-of-pocket expenses. In addition to such solicitation and solicitation by use of the mails, solicitation may be made in person or by telephone or telegraph by certain directors, officers and regular employees of NBD and First Chicago who will not receive additional compensation therefor.

                             STOCKHOLDER PROPOSALS

  Any stockholder who wishes to submit a proposal for presentation to the 1996 Annual Meeting of stockholders must submit the proposal to NBD Bancorp, Inc., 611 Woodward Avenue, Detroit, Michigan 48226, Attention: Secretary, not later than December 11, 1995, for inclusion, if appropriate, in NBD's proxy statement and the form of proxy relating to the 1996 Annual Meeting of stockholders.

                                OTHER BUSINESS

  NBD knows of no other matters to be brought before the NBD Meeting other than those referred to herein, but if any other business should properly come before the NBD Meeting, the persons named in the proxy, or authorized substitutes, intend to vote in accordance with their best judgment.

                             INDEX OF DEFINED TERMS

                                                                            PAGE
                                                                            NO.
                                                                            ----
7 1/2% Preferred...........................................................  74
Acquisition Transaction....................................................  53
Affiliate..................................................................  57
ANC........................................................................  22
Average Bonus..............................................................  62
BHC Act....................................................................   7
Business Combination.......................................................  79
Capital Stock..............................................................   9
CBC Act....................................................................  74
Certificate of Merger......................................................  44
Change of Control..........................................................  62
Closing Date...............................................................  44
Code.......................................................................  13
Combined Company Comparison Group..........................................  39
Commission.................................................................   1
Common Stock...............................................................   1
Continuing Directors.......................................................  79
Covered Executive..........................................................  61
CRA........................................................................  48
DGCL.......................................................................  10
DPC Shares.................................................................  41
Effective Time.............................................................  10
Engagement Letter..........................................................  32
Exchange Act...............................................................   5
Exchange Agent.............................................................  42
Exchange Ratio.............................................................   1
Executive Severance Agreements.............................................  62
FDIC.......................................................................  49
FDICIA.....................................................................  48
Federal Reserve Board......................................................  13
First Chicago..............................................................   1
First Chicago Benefit Plans................................................  56
First Chicago Board........................................................   1
First Chicago By-laws......................................................  15
First Chicago Capital Stock................................................  13
First Chicago Certificate..................................................  15
First Chicago Common Stock.................................................   1
First Chicago Comparison Group.............................................  39
First Chicago Convertible Preferred Stock..................................   9
First Chicago ESPSP........................................................  10
First Chicago Meeting......................................................   1
First Chicago Option.......................................................  14
First Chicago Option Shares................................................  52
First Chicago Plan Option..................................................  42
First Chicago Preferred Stock..............................................   9
First Chicago Right........................................................  56
First Chicago Rights Agreement.............................................  56
First Chicago Series B Preferred Stock.....................................   9
First Chicago Series C Preferred Stock.....................................   9
First Chicago Series E Preferred Stock.....................................   9

                                                                           PAGE
                                                                           NO.
                                                                           ----
First Chicago Stock Option Agreement......................................  14
First Chicago Stock Plans.................................................  10
FNBC......................................................................  22
Highest Closing Price.....................................................  55
Holder....................................................................  53
IBES......................................................................  40
Indemnified Parties.......................................................  61
Initial Triggering Event..................................................  53
Interested Stockholder....................................................  79
Issuer....................................................................  52
Issuer Common Stock.......................................................  52
Issuer Option.............................................................  52
Issuer Option Agreement...................................................  52
Issuer Option Repurchase Price............................................  54
Issuer Option Share Repurchase Price......................................  54
Issuer Option Shares......................................................  52
Issuer Subsidiary.........................................................  53
Lazard Freres.............................................................  11
LSARs.....................................................................  56
LTM.......................................................................  35
Market/Offer Price........................................................  54
Merger....................................................................   1
Merger Agreement..........................................................   1
MOEs......................................................................  35
Montgomery................................................................  11
NBD.......................................................................   1
NBD Bank..................................................................  22
NBD Benefit Plans.........................................................  56
NBD Board.................................................................   1
NBD By-laws...............................................................  15
NBD Capital Stock.........................................................  73
NBD Certificate...........................................................  10
NBD Common Stock..........................................................   1
NBD Comparison Group......................................................  39
NBD Meeting...............................................................   1
NBD Option................................................................  14
NBD Option Shares.........................................................  52
NBD Preferred Purchase Units..............................................  74
NBD Preferred Stock.......................................................  73
NBD Series A Preferred Stock..............................................  73
NBD Stock Option Agreement................................................  14
NBD Stock Plans...........................................................  56
NBD Voting Requirement....................................................  79
New Benefit Plans.........................................................  45
New Convertible Preferred Stock...........................................   9
New Employment Agreements.................................................  61
New Option................................................................  42
New Preferred Stock.......................................................   9
New Series B Preferred Stock..............................................   9
New Series C Preferred Stock..............................................   9

                                                                            PAGE
                                                                            NO.
                                                                            ----
New Series E Preferred Stock...............................................   9
NYSE.......................................................................   1
OCC........................................................................  48
Optionee...................................................................  52
Optionee Subsidiary........................................................  53
Owner......................................................................  54
Record Date................................................................   7
Registration Statement.....................................................   1
Repurchase Event...........................................................  54
Requisite Regulatory Approvals.............................................  44
Rule 144...................................................................  57
Rule 145...................................................................  57

                                                                           PAGE
                                                                           NO.
                                                                           ----
Securities Act............................................................   1
Severance Benefits........................................................  62
Significant Subsidiary....................................................  53
Stock Option Agreements...................................................  14
Subsequent Triggering Event...............................................  54
Substantial Assets........................................................  79
Substitute Common Stock...................................................  55
Substitute Option.........................................................  55
Substitute Shares of Issuer Common Stock..................................  55
Trust Account Shares......................................................  41
Unit......................................................................  56

                             STOCKHOLDER PROPOSALS

  First Chicago intends to hold an annual meeting of stockholders in 1996 only if the Merger is not consummated on or before July 11, 1996. Any eligible stockholder who wishes to submit written proposals for possible inclusion in next year's proxy statement, if any, must be sure that all such proposals are received by First Chicago on or before November 18, 1995. Any such proposal or nomination should be mailed to First Chicago Corporation, One First National Plaza, Chicago, Illinois 60670, Attention: Secretary.

                                OTHER BUSINESS

  First Chicago knows of no other matters that are to be presented for action at the First Chicago Meeting. If any other matters are properly presented to the First Chicago Meeting, the persons named in the enclosed proxy, or authorized substitutes, will vote on such matters in accordance with their best judgment.

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                           FIRST CHICAGO CORPORATION

                                      AND

                               NBD BANCORP, INC.

                                   AS AMENDED

                               ----------------

                           DATED AS OF JULY 11, 1995

                               TABLE OF CONTENTS

                          AGREEMENT AND PLAN OF MERGER

                                   ARTICLE I

                                   The Merger

                                                                           PAGE
                                                                           ----
 1.1  The Merger.........................................................    1
 1.2  Effective Time.....................................................    1
 1.3  Effects of the Merger..............................................    1
 1.4  Conversion of First Chicago Common Stock; First Chicago Preferred
      Stock..............................................................    1
 1.5  NBD Common Stock...................................................    3
 1.6  Options............................................................    3
 1.7  Certificate of Incorporation.......................................    4
 1.8  By-Laws............................................................    4
 1.9  Tax Consequences...................................................    4
 1.10 Management Succession..............................................    4
 1.11 Board of Directors.................................................    4
 1.12 Headquarters of Surviving Corporation..............................    4

                                   ARTICLE II

                               Exchange of Shares

 2.1  NBD to Make Shares Available.......................................    5
 2.2  Exchange of Shares.................................................    5

                                  ARTICLE III

                     Representations and Warranties of NBD

 3.1  Corporate Organization.............................................    6
 3.2  Capitalization.....................................................    7
 3.3  Authority; No Violation............................................    8
 3.4  Consents and Approvals.............................................    8
 3.5  Reports............................................................    9
 3.6  Financial Statements...............................................    9
 3.7  Broker's Fees......................................................    9
 3.8  Absence of Certain Changes or Events...............................    9
 3.9  Legal Proceedings..................................................   10
 3.10 Taxes and Tax Returns..............................................   10
 3.11 Employees..........................................................   11
 3.12 SEC Reports........................................................   12
 3.13 Compliance with Applicable Law.....................................   12
 3.14 Certain Contracts..................................................   12
 3.15 Agreements with Regulatory Agencies................................   13
 3.16 Other Activities of NBD and its Subsidiaries.......................   13
 3.17 Investment Securities..............................................   14
 3.18 Interest Rate Risk Management Instruments..........................   14
 3.19 Undisclosed Liabilities............................................   14

                                                                            PAGE
                                                                            ----
 3.20 Environmental Liability.............................................   14
 3.21 State Takeover Laws.................................................   14
 3.22 Pooling of Interests................................................   14

                                   ARTICLE IV

                Representations and Warranties of First Chicago

 4.1  Corporate Organization..............................................   15
 4.2  Capitalization......................................................   15
 4.3  Authority; No Violation.............................................   16
 4.4  Consents and Approvals..............................................   17
 4.5  Reports.............................................................   17
 4.6  Financial Statements................................................   17
 4.7  Broker's Fees.......................................................   18
 4.8  Absence of Certain Changes or Events................................   18
 4.9  Legal Proceedings...................................................   18
 4.10 Taxes and Tax Returns...............................................   18
 4.11 Employees...........................................................   19
 4.12 SEC Reports.........................................................   20
 4.13 Compliance with Applicable Law......................................   20
 4.14 Certain Contracts...................................................   21
 4.15 Agreements with Regulatory Agencies.................................   21
 4.16 Other Activities of First Chicago and its Subsidiaries..............   21
 4.17 Investment Securities...............................................   22
 4.18 Interest Rate Risk Management Instruments...........................   22
 4.19 Undisclosed Liabilities.............................................   22
 4.20 Environmental Liability.............................................   22
 4.21 State Takeover Laws.................................................   23
 4.22 Rights Agreement....................................................   23
 4.23 Pooling of Interests................................................   23

                                   ARTICLE V

                   Covenants Relating to Conduct of Business

 5.1  Conduct of Businesses Prior to the Effective Time...................   23
 5.2  Forbearances........................................................   23

                                   ARTICLE VI

                             Additional Agreements
 6.1  Regulatory Matters..................................................   25
 6.2  Access to Information...............................................   26
 6.3  Stockholders' Approvals.............................................   26
 6.4  Legal Conditions to Merger..........................................   26
 6.5  Affiliates; Publication of Combined Financial Results...............   26
 6.6  Stock Exchange Listing..............................................   27
 6.7  Employee Benefit Plans..............................................   27
 6.8  Indemnification; Directors' and Officers' Insurance.................   27

                                                                            PAGE
                                                                            ----
 6.9  Additional Agreements...............................................   29
 6.10 Advice of Changes...................................................   29
 6.11 Dividends...........................................................   29

                                  ARTICLE VII

                              Conditions Precedent

 7.1  Conditions to Each Party's Obligation To Effect the Merger..........   29
 7.2  Conditions to Obligations of First Chicago..........................   30
 7.3  Conditions to Obligations of NBD....................................   30

                                  ARTICLE VIII

                           Termination and Amendment

 8.1  Termination.........................................................   31
 8.2  Effect of Termination...............................................   31
 8.3  Amendment...........................................................   31
 8.4  Extension; Waiver...................................................   31


                                   ARTICLE IX

                               General Provisions

 9.1  Closing.............................................................   32
 9.2  Nonsurvival of Representations, Warranties and Agreements...........   32
 9.3  Expenses............................................................   32
 9.4  Notices.............................................................   32
 9.5  Interpretation......................................................   33
 9.6  Counterparts........................................................   33
 9.7  Entire Agreement....................................................   33
 9.8  Governing Law.......................................................   33
 9.9  Severability........................................................   33
 9.10 Publicity...........................................................   33
 9.11 Assignment; Third Party Beneficiaries...............................   33

Exhibit A--First Chicago Option Agreement
Exhibit B--NBD Option Agreement
Exhibit 6.5(a)(1)--Form of Affiliate Letter Addressed to NBD
Exhibit 6.5(a)(2)--Form of Affiliate Letter Addressed to First Chicago

                             INDEX OF DEFINED TERMS

BHC Act.....................................................................   7
CERCLA......................................................................  14
Certificate.................................................................   3
Certificate of Merger.......................................................   1
Claim.......................................................................  28
Closing.....................................................................  32
Closing Date................................................................  32
Code........................................................................   4
Common Certificate..........................................................   2
Confidentiality Agreement...................................................  26
Delaware Secretary..........................................................   1
DGCL........................................................................   1
DPC Shares..................................................................   3
Effective Time..............................................................   1
ERISA.......................................................................  11
Exchange Act................................................................   9
Exchange Agent..............................................................   5
Exchange Fund...............................................................   5
Exchange Ratio..............................................................   2
Federal Reserve Board.......................................................   8
First Chicago...............................................................   1
First Chicago Bank Subsidiary...............................................  22
First Chicago Benefit Plans.................................................  19
First Chicago Capital Stock.................................................   2
First Chicago Common Stock..................................................   2
First Chicago Contract......................................................  21
First Chicago Convertible Preferred Stock...................................  15
First Chicago Disclosure Schedule...........................................  15
First Chicago DRIP..........................................................  15
First Chicago ERISA Affiliate...............................................  19
First Chicago ESPSP.........................................................  16
First Chicago 8.45% Series E Cumulative Fixed Rate Preferred Stock..........  15
First Chicago March 31, 1995 Form 10-Q......................................  17
First Chicago Option Agreement..............................................   1
First Chicago Preferred Stock...............................................  15
First Chicago Regulatory Agreement..........................................  21
First Chicago Reports.......................................................  20
First Chicago Rights........................................................  15
First Chicago Rights Agreement..............................................  15
First Chicago Series A Cumulative Adjustable Rate Preferred Stock...........  15
First Chicago Series B Cumulative Adjustable Rate Preferred Stock...........  15
First Chicago Series C Cumulative Adjustable Rate Preferred Stock...........  15
First Chicago Stock Plans...................................................   3
GAAP........................................................................   9
Governmental Entity.........................................................   8
HOLA........................................................................   7
Indemnified Parties.........................................................  27
Injunction..................................................................  29
Insurance Amount............................................................  28
IRS.........................................................................  10

Joint Proxy Statement.......................................................   8
Liens.......................................................................   7
LSARS.......................................................................  27
Material Adverse Effect.....................................................   6
Merger......................................................................   1
NBD.........................................................................   1
NBD Bank Subsidiary.........................................................  13
NBD Benefit Plans...........................................................  11
NBD Capital Stock...........................................................   2
NBD Common Stock............................................................   2
NBD Contract................................................................  13
NBD Convertible Preferred Stock.............................................   2
NBD Disclosure Schedule.....................................................   6
NBD 8.45% Series E Cumulative Fixed Rate Preferred Stock....................   2
NBD ERISA Affiliate.........................................................  11
NBD March 31, 1995 Form 10-Q................................................   9
NBD New Preferred Stock.....................................................   2
NBD Option Agreement........................................................   1
NBD Preferred Stock.........................................................   7
NBD Regulatory Agreement....................................................  13
NBD Reports.................................................................  12
NBD Series A Cumulative Adjustable Rate Preferred Stock.....................   2
NBD Series B Cumulative Adjustable Rate Preferred Stock.....................   2
NBD Series C Cumulative Adjustable Rate Preferred Stock.....................   2
NBD Stock Plans.............................................................  27
NBD Units...................................................................   7
New Benefit Plans...........................................................  27
NYSE........................................................................   6
OCC.........................................................................   9
Option Agreements...........................................................   1
OTS.........................................................................   8
Preferred Stock Certificate.................................................   3
Regulatory Agencies.........................................................   9
Requisite Regulatory Approvals..............................................  29
S-4.........................................................................   8
SBA.........................................................................   8
SEC.........................................................................   8
Securities Act..............................................................  12
Significant Subsidiary......................................................  13
SRO.........................................................................   8
State Approvals.............................................................   8
State Regulator.............................................................   9
Subsidiary..................................................................   7
Surviving Corporation.......................................................   1
Taxes.......................................................................  11
Trust Account Shares........................................................   3
Trust Activities............................................................  13

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of July 11, 1995, as amended by and between FIRST CHICAGO CORPORATION, a Delaware corporation ("First Chicago") and NBD BANCORP, INC., a Delaware corporation ("NBD").

  WHEREAS, the Boards of Directors of NBD and First Chicago have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which First Chicago will, subject to the terms and conditions set forth herein, merge with and into NBD (the "Merger"), so that NBD is the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger; and

  WHEREAS, it is the intent of the respective Boards of Directors of First Chicago and NBD that the Merger be structured as a "merger of equals" of First Chicago and NBD and that the Surviving Corporation be governed and operated on this basis; and

  WHEREAS, as a condition to, and immediately after the execution of, this Agreement, First Chicago and NBD are entering into a First Chicago stock option agreement (the "First Chicago Option Agreement") attached hereto as Exhibit A; and

  WHEREAS, as a condition to, and immediately after the execution of, this Agreement, First Chicago and NBD are entering into a NBD stock option agreement (the "NBD Option Agreement"; and together with the First Chicago Option Agreement, the "Option Agreements") attached hereto as Exhibit B; and

  WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                  The Merger

  1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2), First Chicago shall merge with and into NBD. NBD shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of First Chicago shall terminate.

  1.2 Effective Time. The Merger shall become effective as set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") on the Closing Date (as defined in Section 9.1). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

  1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 261 of the DGCL.

  1.4 Conversion of First Chicago Common Stock; First Chicago Preferred Stock. At the Effective Time, in each case, subject to Section 2.2(e), by virtue of the Merger and without any action on the part of First Chicago, NBD or the holder of any of the following securities:

    (a) Each share of the common stock, par value $5.00 per share, of First Chicago (the "First Chicago Common Stock"; and together with the First Chicago Preferred Stock (as defined in Section 4.2(a)), the "First Chicago Capital Stock") issued and outstanding immediately prior to the Effective Time (other than shares of First Chicago Capital Stock held (x) in First Chicago's treasury or (y) directly or indirectly by First Chicago or NBD or any of their respective wholly owned Subsidiaries (as defined in Section 3.1) (except for Trust Account Shares and DPC shares, as such terms are defined in Section 1.4(i) and as set forth in the First Chicago Disclosure Schedule)) shall be converted into the right to receive 1.81 shares (the "Exchange Ratio") of the common stock, par value $1.00 per share, of NBD (the "NBD Common Stock"; the NBD Common Stock, the NBD Preferred Stock (as defined in Section 3.2) and the NBD New Preferred Stock (as defined Section 1.4(f)) being referred to herein as the "NBD Capital Stock").

    (b) Each share of First Chicago Series A Cumulative Adjustable Rate Preferred Stock (as defined in Section 4.2(a)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of preferred stock with cumulative and adjustable dividends of NBD (the "NBD Series A Cumulative Adjustable Rate Preferred Stock"). The terms of the NBD Series A Cumulative Adjustable Rate Preferred Stock shall be substantially the same as the terms of the First Chicago Series A Cumulative Adjustable Rate Preferred Stock.

    (c) Each share of First Chicago Series B Cumulative Adjustable Rate Preferred Stock (as defined in Section 4.2(a)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of preferred stock with cumulative and adjustable dividends of NBD (the "NBD Series B Cumulative Adjustable Rate Preferred Stock"). The terms of the NBD Series B Cumulative Adjustable Rate Preferred Stock shall be substantially the same as the terms of the First Chicago Series B Cumulative Adjustable Rate Preferred Stock.

    (d) Each share of First Chicago Series C Cumulative Adjustable Rate Preferred Stock (as defined in Section 4.2(a)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of preferred stock with cumulative and adjustable dividends of NBD (the "NBD Series C Cumulative Adjustable Rate Preferred Stock"). The terms of the NBD Series C Cumulative Adjustable Rate Preferred Stock shall be substantially the same as the terms of the First Chicago Series C Cumulative Adjustable Rate Preferred Stock.

    (e) Each share of First Chicago 8.45% Series E Cumulative Fixed Rate Preferred Stock (as defined in Section 4.2(a)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of preferred stock with a fixed rate dividend of NBD (the "NBD 8.45% Series E Cumulative Fixed Rate Preferred Stock"). The terms of the NBD 8.45% Series E Cumulative Fixed Rate Preferred Stock shall be substantially the same as the terms of the First Chicago 8.45% Series E Cumulative Fixed Rate Preferred Stock.

    (f) Each share of First Chicago Convertible Preferred Stock (as defined in Section 4.2(a)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of convertible preferred stock with a fixed rate dividend of NBD (the "NBD Convertible Preferred Stock", and together with the NBD Series A Cumulative Adjustable Rate Preferred Stock, NBD Series B Cumulative Adjustable Rate Preferred Stock, NBD Series C Cumulative Adjustable Rate Preferred Stock, and NBD 8.45% Series E Cumulative Fixed Rate Preferred Stock, the "NBD New Preferred Stock"). The terms of the NBD Convertible Preferred Stock shall be substantially the same as the terms of the First Chicago Convertible Preferred Stock.

    (g) At the Effective Time, any deposit agreements pursuant to which shares of First Chicago Preferred Stock are held subject to depositary receipts shall automatically, and without further action on the part of the Surviving Corporation, be assumed by the Surviving Corporation.

    (h) All of the shares of First Chicago Common Stock converted into NBD Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Common Certificate") previously representing any such shares of First Chicago Common Stock shall thereafter represent the right to receive (i) a certificate representing the number of whole shares of NBD Common Stock and (ii) cash in lieu of fractional shares into which the shares of First Chicago Common Stock represented by such Common Certificate have been converted pursuant to this Section 1.4 and Section 2.2(e). Common Certificates previously representing shares of First Chicago Common Stock shall be exchanged for certificates representing whole shares of NBD Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Common Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of NBD Common Stock or First Chicago Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

    (i) At the Effective Time, all shares of First Chicago Common Stock that are owned by First Chicago as treasury stock and all shares of First Chicago Common Stock that are owned, directly or indirectly, by First Chicago or NBD or any of their respective wholly owned Subsidiaries (other than shares of First Chicago Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of NBD Common Stock which are similarly held, whether held directly or indirectly by First Chicago or NBD, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of First Chicago Common Stock held by First Chicago or NBD or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of First Chicago Common Stock, and shares of NBD Common Stock which are similarly held, whether held directly or indirectly by First Chicago or NBD or any of their respective Subsidiaries, being referred to herein as "DPC Shares") and as set forth in the First Chicago Disclosure Schedule) shall be cancelled and shall cease to exist and no stock of NBD or other consideration shall be delivered in exchange therefor. All shares of NBD Common Stock that are owned by First Chicago or any of its wholly owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of NBD.

    (j) All of the shares of First Chicago Preferred Stock converted into NBD New Preferred Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Preferred Stock Certificate"; and together with a Common Certificate, a "Certificate") previously representing any such shares of First Chicago Preferred Stock shall thereafter represent the right to receive a certificate representing the number of whole shares of corresponding NBD New Preferred Stock into which the shares of First Chicago Preferred Stock represented by such Preferred Stock Certificate have been converted pursuant to this Section
  1.4. Preferred Stock Certificates previously representing shares of First Chicago Preferred Stock shall be exchanged for certificates representing whole shares of corresponding NBD New Preferred Stock issued in consideration therefor upon the surrender of such Preferred Stock Certificates in accordance with Section 2.2 hereof, without any interest thereon.

  1.5 NBD Common Stock. At and after the Effective Time, each share of NBD Common Stock issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

  1.6 Options. (a) At the Effective Time, each option granted by First Chicago to purchase shares of First Chicago Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of First Chicago Common Stock and shall be converted automatically into an option to purchase shares of NBD Common Stock in an amount and at an exercise price determined as provided below (and otherwise, in the case of options, subject to the terms of the First Chicago benefit plans under which they were issued (collectively, the "First Chicago Stock Plans") and the agreements evidencing grants thereunder)):

    (i) The number of shares of NBD Common Stock to be subject to the new option shall be equal to the product of the number of shares of First Chicago Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of NBD Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

    (ii) The exercise price per share of NBD Common Stock under the new option shall be equal to the exercise price per share of First Chicago Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest whole cent.

  (b) The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to First Chicago shall be deemed to be references to NBD.

  1.7 Certificate of Incorporation. Subject to the terms and conditions of this Agreement, at the Effective Time, the Certificate of Incorporation of NBD shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law, except that such Certificate of Incorporation shall be amended to provide: (a) that the number of shares of authorized Common Stock of the Surviving Corporation shall be increased to 750,000,000; (b) that the name of the Surviving Corporation shall be "First Chicago NBD Corporation"; (c) for the deletion of the Series A Preferred Stock, par value $1.00 per share; and (d) for the NBD New Preferred Stock.

  1.8 By-Laws. Subject to the terms and conditions of this Agreement, at the Effective Time, the By-Laws of NBD, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

  1.9 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(i)(A) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

  1.10 Management Succession. (a) At the Effective Time, Mr. Richard L. Thomas shall be Chairman of the Board of the Surviving Corporation, and shall serve in such capacity until the annual meeting of stockholders of the Surviving Corporation (anticipated to be held on May 20, 1996). At the Effective Time, Mr. Verne G. Istock shall be the President and Chief Executive Officer of the Surviving Corporation. Mr. Istock shall immediately and without further action of the Board of Directors become Chairman of the Board of the Surviving Corporation on the date (which in no event shall be later than May 31, 1996) upon which Mr. Thomas ceases to be Chairman of the Board.

  (b) At the annual meeting of stockholders of the Surviving Corporation (anticipated to be held on May 20, 1996), Mr. Thomas shall retire from all positions he then holds as an officer of the Surviving Corporation or as an officer or employee of any of its Subsidiaries.

  1.11 Board of Directors. (a) From and after the Effective Time, the Board of Directors of the Surviving Corporation shall consist of 22 persons, including Messrs. Thomas and Istock, 10 additional persons, two of whom may be executive officers of First Chicago, to be named by Mr. Thomas and the Board of Directors of First Chicago, and 10 additional persons, one of whom may be an executive officer of NBD, to be named by Mr. Istock and the Board of Directors of NBD.

  (b) The representatives selected by First Chicago and NBD, respectively, shall be divided as equally as practicable among the three classes of directors in proportion to the aggregate representation set forth above. From and after the Effective Time, the representatives of First Chicago and NBD shall also be represented in proportion to the aggregate representation set forth above on all committees of the Board of Directors of the Surviving Corporation.

  1.12 Headquarters of Surviving Corporation. At the Effective Time, the headquarters and principal executive offices of the Surviving Corporation shall be Chicago, Illinois.

                                  ARTICLE II

                              Exchange of Shares

  2.1 NBD to Make Shares Available. At or prior to the Effective Time, NBD shall deposit, or shall cause to be deposited, with First Chicago Trust Company of New York, or another bank or trust company reasonably acceptable to each of First Chicago and NBD (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of NBD Common Stock and NBD New Preferred Stock and cash in lieu of any fractional shares (such cash and certificates for shares of NBD Common Stock and NBD New Preferred Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of First Chicago Common Stock.

  2.2 Exchange of Shares. (a) As soon as practicable after the Effective Time, and in no event later than five business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing, the shares of NBD Common Stock, NBD New Preferred Stock and any cash in lieu of fractional shares into which the shares of First Chicago Common Stock or First Chicago Preferred Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of NBD Common Stock or NBD New Preferred Stock to which such holder of First Chicago Common Stock or First Chicago Preferred Stock shall have become entitled pursuant to the provisions of Article I, and (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates.

  (b) No dividends or other distributions declared with respect to NBD Common Stock or NBD New Preferred Stock with a record date following the 30th day to occur after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. Subject to Section 6.11 and to the effect of applicable laws, (i) until such 30th day, there shall be paid to each former holder of shares of First Chicago Common Stock or First Chicago Preferred Stock, the amount of dividends or other distributions with a record date after the Effective Time but on or before such 30th day payable with respect to the shares of NBD Common Stock or NBD New Preferred into which such First Chicago Common Stock or First Chicago Preferred Stock has been converted pursuant to this Article II and (ii) after the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions with a record date following the 30th day to occur after the Effective Time, without any interest thereon, which theretofore had become payable with respect to shares of NBD Common Stock or NBD New Preferred Stock represented by such Certificate.

  (c) If any certificate representing shares of NBD Common Stock or NBD New Preferred Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of NBD Common Stock or NBD New Preferred Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

  (d) After the Effective Time, there shall be no transfers on the stock transfer books of First Chicago of the shares of First Chicago Common Stock or First Chicago Preferred Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of NBD Common Stock or NBD New Preferred Stock as provided in this Article II.

  (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of NBD Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to NBD Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of First Chicago. In lieu of the issuance of any such fractional share, NBD shall pay to each former stockholder of First Chicago who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the average of the closing-sale prices of NBD Common Stock on the New York Stock Exchange, Inc. (the "NYSE") as reported by The Wall Street Journal for the five trading days immediately preceding the date of the Effective Time by (ii) the fraction of a share (rounded to the nearest thousandth when expressed as an Arabic number) of NBD Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4.

  (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of First Chicago for 12 months after the Effective Time shall be paid to NBD. Any stockholders of First Chicago who have not theretofore complied with this Article II shall thereafter look only to NBD for payment of the shares of NBD Common Stock or NBD New Preferred Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the NBD Common Stock or NBD New Preferred Stock deliverable in respect of each share of First Chicago Common Stock or First Chicago Preferred Stock, as the case may be, such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of First Chicago, NBD, the Exchange Agent or any other person shall be liable to any former holder of shares of First Chicago Common Stock or First Chicago Preferred Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

  (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by NBD, the posting by such person of a bond in such amount as NBD may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of NBD Capital Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III

                     Representations and Warranties of NBD

  Except as disclosed in the NBD disclosure schedule delivered to First Chicago concurrently herewith (the "NBD Disclosure Schedule") NBD hereby represents and warrants to First Chicago as follows:

  3.1 Corporate Organization. (a) NBD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NBD has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on NBD. As used in this Agreement, the term "Material Adverse Effect" means, with respect to First Chicago, NBD or the

Surviving Corporation, as the case may be, a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of such party and its Subsidiaries taken as a whole. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. NBD is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and as a savings and loan holding company under the Home Owners' Loan Act ("HOLA"). True and complete copies of the Certificate of Incorporation and By-Laws of NBD, as in effect as of the date of this Agreement, have previously been made available by NBD to First Chicago.

  (b) Each NBD Subsidiary (i) is duly organized and validly existing as a bank, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on NBD, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

  (c) The minute books of NBD accurately reflect in all material respects all corporate actions held or taken since January 1, 1993 of its stockholders and Board of Directors (including committees of the Board of Directors of NBD).

  3.2 Capitalization. (a) The authorized capital stock of NBD consists of (i) 500,000,000 shares of NBD Common Stock, of which as of June 30, 1995, 157,139,395 shares were issued and outstanding and 3,743,613 shares were held in treasury, and (ii) 10,460,000 shares of Preferred Stock (the "NBD Preferred Stock"), of which as of June 30, 1995, (A) 10,000,000 shares were designated and no shares were issued and outstanding as Preferred Stock, no par value, and (B) 460,000 shares were designated and no shares were issued and outstanding as Series A Preferred Stock, par value $1.00 per share. All of the issued and outstanding shares of NBD Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of NBD's issued and outstanding Preferred Stock Purchase Units ("NBD Units") and for the NBD Option Agreement, NBD does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of NBD Capital Stock or any other equity securities of NBD or any securities representing the right to purchase or otherwise receive any shares of NBD Common Stock or NBD Preferred Stock. As of June 30, 1995, no shares of NBD Common Stock were reserved for issuance, except for (i) 2,152,022 shares reserved for issuance upon the exercise of stock options pursuant to the NBD Stock Plans (as defined in Section 6.7), (ii) 32,243 shares reserved for issuance as awards under the NBD Directors Stock Award Plans and (iii) 546,170 shares reserved for issuance upon the exercise of options granted in substitution for options assumed in prior NBD acquisitions. The only shares of NBD Preferred Stock reserved for issuance were 1,500,000 shares reserved pursuant to NBD Units. Since June 30, 1995, NBD has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of employee stock options granted prior to such date. The shares of NBD Capital Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

  (b) NBD owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the NBD Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No NBD Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

  3.3 Authority; No Violation. (a) NBD has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of NBD. The Board of Directors of NBD has directed that this Agreement and the transactions contemplated hereby be submitted to NBD's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of NBD Common Stock, no other corporate proceedings on the part of NBD are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NBD and (assuming due authorization, execution and delivery by First Chicago) constitutes a valid and binding obligation of NBD, enforceable against NBD in accordance with its terms.

  (b) Neither the execution and delivery of this Agreement by NBD nor the consummation by NBD of the transactions contemplated hereby, nor compliance by NBD with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of NBD or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NBD or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of NBD or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NBD or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause
(y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on NBD or the Surviving Corporation.

  3.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications with the Office of Thrift Supervision (the "OTS") (iii) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices (the "State Approvals"), (iv) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of First Chicago's and NBD's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Joint Proxy Statement") and the registration statement on Form S-4 (the "S-4") in which the Joint Proxy Statement will be included as a prospectus, (v) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (vi) any notices to or filings with the Small Business Administration ("SBA"), (vii) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization ("SRO"), and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of NBD Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite vote of the stockholders of First Chicago and NBD, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (A) the execution and delivery by NBD of this Agreement and (B) the consummation by NBD of the Merger and the other transactions contemplated hereby.

  3.5 Reports. NBD and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1993 with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation, (iii) any state regulatory authority (each a "State Regulator"),
(iv) the Office of the Comptroller of the Currency (the "OCC"), (v) the OTS,
(vi) the SEC and (vii) any SRO (collectively "Regulatory Agencies"), and all other reports and statements required to be filed by them since January 1, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on NBD. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of NBD and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of NBD, investigation into the business or operations of NBD or any of its Subsidiaries since January 1, 1993, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on NBD. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of NBD or any of its Subsidiaries which, in the reasonable judgment of NBD, is likely, either individually or in the aggregate, to have a Material Adverse Effect on NBD.

  3.6 Financial Statements. NBD has previously made available to First Chicago copies of (a) the consolidated balance sheets of NBD and its Subsidiaries as of December 31, for the fiscal years 1993 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1992 through 1994, inclusive, as reported in NBD's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Deloitte & Touche LLP, independent public accountants with respect to NBD, and (b) the unaudited consolidated balance sheet of NBD and its Subsidiaries as of March 31, 1994 and March 31, 1995 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the three-month periods then ended as reported in NBD's Quarterly Report on Form 10-Q for the period ended March 31, 1995 filed with the SEC under the Exchange Act (the "NBD March 31, 1995 Form 10-Q"). The December 31, 1994 consolidated balance sheet of NBD (including the related notes, where applicable) fairly presents the consolidated financial position of NBD and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of NBD and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of NBD and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

  3.7 Broker's Fees. Neither NBD nor any NBD Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreements.

  3.8 Absence of Certain Changes or Events. (a) Except as publicly disclosed in NBD Reports (as defined in Section 3.12) filed prior to the date hereof, since March 31, 1995, (i) NBD and its Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on NBD or the Surviving Corporation.

  (b) Except as publicly disclosed in NBD Reports filed prior to the date hereof, since March 31, 1995, NBD and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

  (c) Since December 31, 1994, neither NBD nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1994, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses aggregating in excess of 5% of NBD's 1994 salary and employee benefits expenses, other than customary year-end bonuses for fiscal 1994 and 1995, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in the reasonable judgment of NBD, is likely, either individually or in the aggregate, to have a Material Adverse Effect on NBD.

  3.9 Legal Proceedings. (a) Neither NBD nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of NBD's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against NBD or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the NBD Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on NBD.

  (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies or banks) imposed upon NBD, any of its Subsidiaries or the assets of NBD or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on NBD.

  3.10 Taxes and Tax Returns. (a) Each of NBD and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of NBD's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes (as defined in Section 3.10(b)) and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of NBD, to have a Material Adverse Effect on NBD. The income tax returns of NBD and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") and any liability with respect thereto has been satisfied for all years to and including 1987, and either no material deficiencies were asserted as a result of such examination for which NBD does not have adequate reserves or all such deficiencies were satisfied. To the best of NBD's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon NBD or any of its Subsidiaries for which NBD does not have adequate reserves, nor has NBD or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (A) proper and accurate amounts have been withheld by NBD and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on NBD, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by NBD and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on NBD, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by NBD in its consolidated financial statements as of December 31, 1994, except where failure to do so would not have a Material Adverse Effect on NBD and (D) there are no Tax liens upon any property or assets of NBD or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on NBD. Neither NBD nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by NBD or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on NBD. Except as set forth in the financial statements described in Section 3.6, neither NBD nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on NBD.

  (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

  (c) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of NBD or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or NBD Benefit Plan (as defined in Section 3.11(a)) currently in effect should not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

  (d) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by NBD or any Subsidiary of NBD under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on NBD.

  3.11 Employees. (a) The NBD Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "NBD Benefit Plans") by NBD or any of its Subsidiaries or by any trade or business, whether or not incorporated (an "NBD ERISA Affiliate"), all of which together with NBD would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

  (b) NBD has heretofore delivered to First Chicago true and complete copies of each of the NBD Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such NBD Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Plan.

  (c) (i) Each of the NBD Benefit Plans has been operated and administered in all material respects with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the NBD Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified,
(iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no NBD Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of NBD, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law,
(B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of NBD, its Subsidiaries or the ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by NBD, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to NBD, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by NBD or its Subsidiaries as of the Effective Time with respect to each NBD Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither NBD, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which NBD, its Subsidiaries or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of NBD there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the NBD Benefit Plans or any trusts related thereto which are, in the reasonable judgment of NBD, likely, either individually or in the aggregate, to have a Material Adverse Effect on NBD.

  (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of NBD or any of its affiliates from NBD or any of its affiliates under any NBD Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any NBD Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

  3.12 SEC Reports. NBD has previously made available to First Chicago an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1993 by NBD with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "NBD Reports") and prior to the date hereof and (b) communication mailed by NBD to its stockholders since January 1, 1993 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1993, NBD has timely filed all NBD Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all NBD Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

  3.13 Compliance with Applicable Law. NBD and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to NBD or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on NBD.

  3.14 Certain Contracts. (a) Neither NBD nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from First Chicago, NBD, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof,
(iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the NBD Reports, (iv) which materially restricts the conduct of any line of business by NBD, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. NBD has previously made available to First Chicago true and correct copies of all employment and deferred compensation agreements which are in writing and to which NBD is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the NBD Disclosure Schedule, is referred to herein as an "NBD Contract", and neither NBD nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on NBD.

  (b) (i) Each NBD Contract is valid and binding on NBD or any of its Subsidiaries, as applicable, and in full force and effect, (ii) NBD and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each NBD Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on NBD, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of NBD or any of its Subsidiaries under any such NBD Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on NBD.

  3.15 Agreements with Regulatory Agencies. Neither NBD nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1993, a recipient of any supervisory letter from, or since January 1, 1993, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the NBD Disclosure Schedule, an "NBD Regulatory Agreement"), nor has NBD or any of its Subsidiaries been advised since January 1, 1993, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

  3.16 Other Activities of NBD and its Subsidiaries.

  (a) Neither NBD nor any of its Subsidiaries that is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the Federal Reserve Board. Without limiting the generality of the foregoing, any equity investment of NBD and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation, is not prohibited by the Federal Reserve Board.

  (b) To NBD's knowledge, each NBD Subsidiary which is a bank (a "NBD Bank Subsidiary") currently performs all personal trust, corporate trust and other fiduciary activities ("Trust Activities") with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any Governmental Entity pending, or to the knowledge of NBD, threatened, against or affecting NBD, or any Significant Subsidiary thereof relating to the compliance by NBD or any such Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X of the SEC) with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on NBD, each employee of a NBD Bank Subsidiary had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a NBD Bank Subsidiary; and each NBD Bank Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits since January 1, 1993 have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

  3.17 Investment Securities. Each of NBD and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of NBD or any of its Subsidiaries. Such securities are valued on the books of NBD in accordance with GAAP.

  3.18 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of NBD or for the account of a customer of NBD or one of its Subsidiaries, were entered into in the ordinary course of business and, to NBD's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of NBD or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. NBD and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to NBD's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

  3.19 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of NBD included in the NBD March 31, 1995 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice, since March 31, 1995, neither NBD nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on NBD.

  3.20 Environmental Liability. Except as set forth in the NBD Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on NBD of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against NBD, which liability or obligation could reasonably be expected to have a Material Adverse Effect on NBD. To the knowledge of NBD, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on NBD. NBD is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on NBD.

  3.21 State Takeover Laws. The Board of Directors of NBD has approved the transactions contemplated by this Agreement and the Option Agreements such that the provisions of Section 203 of the DGCL will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby.

  3.22 Pooling of Interests. As of the date of this Agreement, NBD has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

                                  ARTICLE IV

                Representations and Warranties of First Chicago

  Except as disclosed in the First Chicago disclosure schedule delivered to NBD concurrently herewith (the "First Chicago Disclosure Schedule") First Chicago hereby represents and warrants to NBD as follows:

  4.1 Corporate Organization. (a) First Chicago is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. First Chicago has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on First Chicago. First Chicago is duly registered as a bank holding company under the BHC Act. True and complete copies of the Certificate of Incorporation and By-Laws of First Chicago, as in effect as of the date of this Agreement, have previously been made available by First Chicago to NBD.

  (b) Each First Chicago Subsidiary (i) is duly organized and validly existing as a bank, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether Federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on First Chicago, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

  (c) The minute books of First Chicago accurately reflect in all material respects all corporate actions held or taken since January 1, 1993 of its stockholders and Board of Directors (including committees of the Board of Directors of First Chicago).

  4.2 Capitalization. (a) The authorized capital stock of First Chicago consists of 150,000,000 shares of First Chicago Common Stock, of which, as of June 30, 1995, 89,719,497 were issued and outstanding, and 15,000,000 shares of Preferred Stock, no par value (the "First Chicago Preferred Stock", of which (i) 2,500,000 shares were designated and 2,410,000 shares were issued and outstanding as Preferred Stock with Cumulative and Adjustable Dividends ("First Chicago Series A Cumulative Adjustable Rate Preferred Stock"), (ii) 1,250,000 shares were designated and 1,191,000 shares were issued and outstanding as Preferred Stock with Cumulative and Adjustable Dividends, Series B ("First Chicago Series B Cumulative Adjustable Rate Preferred Stock"), (iii) 750,000 shares were designated and 713,800 were issued and outstanding as Preferred Stock with Cumulative and Adjustable Dividends, Series C ("First Chicago Series C Cumulative Adjustable Rate Preferred Stock"), (iv) 160,000 shares were designated and 160,000 shares were issued and outstanding as 8.45% Cumulative Preferred Stock, Series E ("First Chicago 8.45% Series E Cumulative Fixed Rate Preferred Stock"), and (v) 40,000 shares were designated and 40,000 shares were issued and outstanding as 5 3/4% Cumulative Convertible Preferred Stock, Series B ("First Chicago Convertible Preferred Stock"). As of June 30, 1995, 3,710,822 shares of First Chicago Common Stock were held in First Chicago's treasury. On June 30, 1995, no shares of First Chicago Common Stock or First Chicago Preferred Stock were reserved for issuance, except for (i) 5,877,204 shares of First Chicago Common Stock reserved for issuance upon the exercise of stock options pursuant to the First Chicago Stock Plans, (ii) shares of First Chicago Series A Junior Participating Preferred Stock were reserved for issuance upon exercise of the rights (the "First Chicago Rights") distributed to holders of First Chicago Common Stock pursuant to the Rights Agreement, dated as of November 18, 1988, between First Chicago and Bankers Trust Company, as Rights Agent (the "First Chicago Rights Agreement"), (iii) the shares of First Chicago Common Stock issuable pursuant to the First Chicago Option Agreement, (iv) shares of First Chicago Common Stock reserved for issuance pursuant to the First Chicago Dividend Reinvestment and Stock Purchase Plan (the "First Chicago DRIP"), (v) shares of First Chicago Common Stock reserved for issuance pursuant to the 1994 offering of the First Chicago Employee Stock Purchase and Savings Plan (as in effect as of the Effective Time, the "First Chicago ESPSP"), and (vi) shares of First Chicago Common Stock reserved for issuance upon conversion of First Chicago Convertible Preferred Stock. All of the issued and outstanding shares of First Chicago Common Stock and First Chicago Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except for the First Chicago Rights Agreement, the First Chicago Option Agreement, the First Chicago Convertible Preferred Stock, the First Chicago DRIP, the First Chicago ESPSP and the First Chicago Stock Plans, First Chicago does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of First Chicago Common Stock or First Chicago Preferred Stock or any other equity securities of First Chicago or any securities representing the right to purchase or otherwise receive any shares of First Chicago Common Stock or First Chicago Preferred Stock. Assuming compliance by NBD with Article I of this Agreement, after the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which First Chicago or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of First Chicago. First Chicago has previously provided NBD with a list of the option holders, the date of each option to purchase First Chicago Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under an applicable First Chicago Stock Plan. Since June 30, 1995, First Chicago has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to (i) the exercise of employee stock options granted prior to such date, (ii) the First Chicago DRIP, and (iii) the First Chicago ESPSP.

  (b) First Chicago owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the First Chicago Subsidiaries, free and clear of any Liens, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No First Chicago Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

  4.3 Authority; No Violation. (a) First Chicago has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of First Chicago. The Board of Directors of First Chicago has directed that this Agreement and the transactions contemplated hereby be submitted to First Chicago's stockholders for approval at a meeting of such stockholders and except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of First Chicago Common Stock, no other corporate proceedings on the part of First Chicago are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by First Chicago and (assuming due authorization, execution and delivery by NBD) constitutes a valid and binding obligation of First Chicago, enforceable against First Chicago in accordance with its terms.

  (b) Neither the execution and delivery of this Agreement by First Chicago, nor the consummation by First Chicago of the transactions contemplated hereby, nor compliance by First Chicago with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of First Chicago or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Chicago or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of First Chicago or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First Chicago or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have or be reasonably likely to have a Material Adverse Effect on First Chicago.

  4.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (ii) the State Approvals, (iii) the filing with the SEC of the Joint Proxy Statement and the S-4, (iv) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL,
(v) any notices to or filings with the SBA, (vi) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable SRO, and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws and (vii) the approval of this Agreement by the requisite vote of the stockholders of First Chicago and NBD, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (A) the execution and delivery by First Chicago of this Agreement and (B) the consummation by First Chicago of the Merger and the other transactions contemplated hereby.

  4.5 Reports. First Chicago and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1993 with the Regulatory Agencies, and all other reports and statements required to be filed by them since January 1, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on First Chicago. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of First Chicago and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of First Chicago, investigation into the business or operations of First Chicago or any of its Subsidiaries since January 1, 1993, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on First Chicago. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of First Chicago or any of its Subsidiaries which, in the reasonable judgment of First Chicago, is likely, either individually or in the aggregate, to have a Material Adverse Effect on First Chicago.

  4.6 Financial Statements. First Chicago has previously made available to NBD copies of (a) the consolidated balance sheets of First Chicago and its Subsidiaries as of December 31, for the fiscal years 1993 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1992 through 1994, inclusive, as reported in First Chicago's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Arthur Andersen LLP, independent public accountants with respect to First Chicago, and (b) the unaudited consolidated balance sheet of First Chicago and its Subsidiaries as of March 31, 1994 and March 31, 1995 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the three-month periods then ended as reported in First Chicago's Quarterly Report on Form 10-Q for the period ended March 31, 1995 filed with the SEC under the Exchange Act (the "First Chicago March 31, 1995 Form 10-Q"). The December 31, 1994 consolidated balance sheet of First Chicago (including the related notes, where applicable) fairly presents the consolidated financial position of First Chicago and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of First Chicago and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of First Chicago and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

  4.7 Broker's Fees. Neither First Chicago nor any First Chicago Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreements.

  4.8 Absence of Certain Changes or Events. (a) Except as publicly disclosed in First Chicago Reports (as defined in Section 4.12) filed prior to the date hereof, since March 31, 1995, (i) First Chicago and its Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on First Chicago.

  (b) Except as publicly disclosed in First Chicago Reports filed prior to the date hereof, since March 31, 1995, First Chicago and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

  (c) Since December 31, 1994, neither First Chicago nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1994, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses aggregating in excess of 5% of First Chicago's 1994 salary and employee benefit expenses, other than customary year-end bonuses for fiscal 1994 and 1995, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in the reasonable judgment of First Chicago is likely, either individually or in the aggregate, to have a Material Adverse Effect on First Chicago.

  4.9 Legal Proceedings. (a) Neither First Chicago nor any of its Subsidiaries is a party to any and there are no pending or, to the best of First Chicago's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against First Chicago or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the First Chicago Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on First Chicago.

  (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies or banks) imposed upon First Chicago, any of its Subsidiaries or the assets of First Chicago or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on First Chicago or the Surviving Corporation.

  4.10 Taxes and Tax Returns. (a) Each of First Chicago and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of First Chicago's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, is not likely, in the reasonable judgment of First Chicago, to have a Material Adverse Effect on First Chicago. The income tax returns of First Chicago and its Subsidiaries have been examined by the IRS through 1991 and any liability with respect thereto has been satisfied for all years to and including 1976, and either no material deficiencies were asserted as a result of such examination for which First Chicago does not have adequate reserves or all such deficiencies were satisfied. To the best of First Chicago's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon First Chicago or any of its Subsidiaries for which First Chicago does not have adequate reserves, nor has First Chicago or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (A) proper and accurate amounts have been withheld by First Chicago and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on First Chicago, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by First Chicago and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on First Chicago, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by First Chicago in its consolidated financial statements as of December 31, 1994, except where failure to do so would not have a Material Adverse Effect on First Chicago and
(D) there are no Tax liens upon any property or assets of First Chicago or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on First Chicago. Neither First Chicago nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by First Chicago or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case, which has had or is reasonably likely to have a Material Adverse Effect on First Chicago. Except as set forth in the financial statements described in Section 4.6, neither First Chicago nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on First Chicago.

  (b) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of First Chicago or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or First Chicago Benefit Plan currently in effect should not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

  (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by First Chicago or any Subsidiary of First Chicago under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on First Chicago.

  4.11 Employees. (a) The First Chicago Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "First Chicago Benefit Plans") by First Chicago, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "First Chicago ERISA Affiliate"), all of which together with First Chicago would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

  (b) First Chicago has heretofore delivered to NBD true and complete copies of each of the First Chicago Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such First Chicago Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such First Chicago Plan.

  (c) (i) Each of the First Chicago Benefit Plans has been operated and administered in all material respects with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the First Chicago Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each First Chicago Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such First Chicago Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such First Chicago Plan's actuary with respect to such First Chicago Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such First Chicago Plan allocable to such accrued benefits, (iv) no First Chicago Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of First Chicago, its Subsidiaries or any First Chicago ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA),
(C) deferred compensation benefits accrued as liabilities on the books of First Chicago, its Subsidiaries or the First Chicago ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by First Chicago, its Subsidiaries or any First Chicago ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to First Chicago, its Subsidiaries or any First Chicago ERISA Affiliate of incurring a material liability thereunder, (vi) no First Chicago Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by First Chicago or its Subsidiaries as of the Effective Time with respect to each First Chicago Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither First Chicago, its Subsidiaries nor any First Chicago ERISA Affiliate has engaged in a transaction in connection with which First Chicago, its Subsidiaries or any First Chicago ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of First Chicago there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the First Chicago Benefit Plans or any trusts related thereto which are, in the reasonable judgment of First Chicago, likely, either individually or in the aggregate, to have a Material Adverse Effect on NBD.

  (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of First Chicago or any of its affiliates from First Chicago or any of its affiliates under any First Chicago Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any First Chicago Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

  4.12 SEC Reports. First Chicago has previously made available to NBD an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1993 by First Chicago with the SEC pursuant to the Securities Act or the Exchange Act (the "First Chicago Reports") and prior to the date hereof and (b) communication mailed by First Chicago to its stockholders since January 1, 1993 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1993, First Chicago has timely filed all First Chicago Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all First Chicago Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

  4.13 Compliance with Applicable Law. First Chicago and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to First Chicago or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on First Chicago.

  4.14 Certain Contracts. (a) Neither First Chicago nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from First Chicago, NBD, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the First Chicago Reports, (iv) which materially restricts the conduct of any line of business by First Chicago, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. First Chicago has previously made available to NBD true and correct copies of all employment and deferred compensation agreements which are in writing and to which First Chicago is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not set forth in the First Chicago Disclosure Schedule, is referred to herein as a "First Chicago Contract", and neither First Chicago nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on First Chicago.

  (b) (i) Each First Chicago Contract is valid and binding on First Chicago or any of its Subsidiaries, as applicable, and in full force and effect, (ii) First Chicago and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each First Chicago Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on First Chicago, and
(iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of First Chicago or any of its Subsidiaries under any such First Chicago Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on First Chicago.

  4.15 Agreements with Regulatory Agencies. Neither First Chicago nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1993, a recipient of any supervisory letter from, or since January 1, 1993, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the First Chicago Disclosure Schedule, a "First Chicago Regulatory Agreement"), nor has First Chicago or any of its Subsidiaries been advised since January 1, 1993, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

  4.16 Other Activities of First Chicago and its Subsidiaries.

  (a) Neither First Chicago nor any of its Subsidiaries that is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly engages in any activity prohibited by the Federal Reserve Board. Without limiting the generality of the foregoing, any equity investment of First Chicago and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation, is not prohibited by the Federal Reserve Board.

  (b) To First Chicago's knowledge, each First Chicago Subsidiary which is a bank (a "First Chicago Bank Subsidiary") currently performs all Trust Activities with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any Governmental Entity pending, or, to the knowledge of First Chicago, threatened, against or affecting First Chicago or any Significant Subsidiary thereof relating to the compliance by First Chicago or any such Significant Subsidiary with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on First Chicago, each employee of a First Chicago Bank Subsidiary had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a First Chicago Bank Subsidiary; and each First Chicago Bank Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

  4.17 Investment Securities. Each of First Chicago and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practice to secure obligations of First Chicago or any of its Subsidiaries. Such securities are valued on the books of First Chicago in accordance with GAAP.

  4.18 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of First Chicago or for the account of a customer of First Chicago or one of its Subsidiaries, were entered into in the ordinary course of business and, to First Chicago's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of First Chicago or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. First Chicago and each of its Subsidiaries has duly performed in all material respects all of its material obligations thereunder to the extent that such obligations to perform have accrued; and to First Chicago's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

  4.19 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of First Chicago included in the First Chicago March 31, 1995 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice, since March 31, 1995, neither First Chicago nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on First Chicago.

  4.20 Environmental Liability. Except as set forth in the First Chicago Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could result in the imposition, on First Chicago of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or threatened against First Chicago, which liability or obligation could reasonably be expected to have a Material Adverse Effect on First Chicago. To the knowledge of First Chicago, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on First Chicago. First Chicago is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on First Chicago.

  4.21 State Takeover Laws. The Board of Directors of First Chicago has approved the transactions contemplated by this Agreement and the Option Agreements such that the provisions of Section 203 of the DGCL will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby.

  4.22 Rights Agreement. First Chicago has taken all action (including, if required, redeeming all of the outstanding preferred stock purchase rights issued pursuant to the First Chicago Rights Agreement or amending or terminating the First Chicago Rights Agreement) so that the entering into of this Agreement and the Option Agreements, the Merger, the acquisition of shares pursuant to the Option Agreements and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the First Chicago Rights Agreement or enable or require the First Chicago Rights to be exercised, distributed or triggered.

  4.23 Pooling of Interests. As of the date of this Agreement, First Chicago has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

                                   ARTICLE V

                   Covenants Relating to Conduct of Business

  5.1 Conduct of Businesses Prior to the Effective Time.

  During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the NBD Disclosure Schedule and the First Chicago Disclosure Schedule) or the Option Agreements, each of First Chicago and NBD shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action which would adversely affect or delay the ability of either First Chicago or NBD to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Option Agreements.

  5.2 Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the First Chicago Disclosure Schedule or the NBD Disclosure Schedule, as the case may be, and, except as expressly contemplated or permitted by this Agreement or the Option Agreements, neither First Chicago nor NBD shall, and neither First Chicago nor NBD shall permit any of their respective Subsidiaries to, without the prior written consent of the other:

    (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of NBD or any of its Subsidiaries to NBD or any of its Subsidiaries, on the one hand, or of First Chicago or any of its Subsidiaries to First Chicago or any of its Subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements);

    (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except, (A) in the case of NBD, for regular quarterly cash dividends at a rate not in excess of $.33 per share of NBD Common Stock, (B) in the case of First Chicago, for regular quarterly cash dividends on First Chicago Common Stock at a rate not in excess of $.60 per share of First Chicago Common Stock, (C) in the case of First Chicago Preferred Stock, for regular quarterly or semiannual cash dividends thereon at the rates set forth in the applicable certificate of incorporation or certificate of designation for such securities and except for dividends paid by any of the Subsidiaries of each of First Chicago and NBD to First Chicago or NBD or any of their Subsidiaries, respectively, and (D) except for dividends paid in the ordinary course of business by any subsidiaries (whether or not wholly owned) of each of First Chicago and NBD), (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (except for options to purchase stock granted in the ordinary course of business consistent with past practice pursuant to the First Chicago Stock Plans, the First Chicago ESPSP, and the NBD Stock Plans) or (iv) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of the date hereof, (B) the First Chicago Convertible Preferred Stock, (C) the Option Agreements, (D) the First Chicago Rights Agreement, (E) the First Chicago DRIP, or (F) the First Chicago ESPSP;

    (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

    (d) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

    (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

    (f) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

    (g) solicit, encourage or authorize any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its Subsidiaries with any corporation or other entity other than as provided by this Agreement (and each party shall promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

    (h) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

    (i) take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of First Chicago or NBD to exercise its rights under the NBD Option Agreement or the First Chicago Option Agreement, as the case may be;

    (j) amend its certificate of incorporation or articles of incorporation, as the case may be, or its bylaws; or

    (k) other than in prior consultation with the other party to this Agreement, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

    (l) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

    (m) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

                                  ARTICLE VI

                             Additional Agreements

  6.1 Regulatory Matters. (a) First Chicago and NBD shall promptly prepare and file with the SEC the Joint Proxy Statement and NBD shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of First Chicago and NBD shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and First Chicago and NBD shall thereafter mail or deliver the Joint Proxy Statement to their respective stockholders. NBD shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and First Chicago shall furnish all information concerning First Chicago and the holders of First Chicago Capital Stock as may be reasonably requested in connection with any such action.

  (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. First Chicago and NBD shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to NBD or First Chicago, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

  (c) First Chicago and NBD shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of First Chicago, NBD or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

  (d) First Chicago and NBD shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

  6.2 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of First Chicago and NBD shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of First Chicago and NBD shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws, savings and loan or savings association laws (other than reports or documents which First Chicago or NBD, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither First Chicago nor NBD nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of First Chicago's or NBD's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

  (b) Each of First Chicago and NBD shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated June 25, 1995, between First Chicago and NBD (the "Confidentiality Agreement").

  (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

  6.3 Stockholders' Approvals. Each of First Chicago and NBD shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite stockholder approvals required in connection with this Agreement and the Merger, and each shall use its best efforts to cause such meetings to occur on the same date.

  6.4 Legal Conditions to Merger. Each of First Chicago and NBD shall, and shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by NBD or First Chicago or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

  6.5 Affiliates; Publication of Combined Financial Results. (a) Each of First Chicago and NBD shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the stockholders meetings called by First Chicago and NBD to approve this Agreement, a written agreement, in the form of Exhibit 6.5(a)(1) or (2), as applicable, hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of First Chicago Capital Stock or NBD Capital Stock held by such "affiliate" and, in the case of the "affiliates" of First Chicago, the shares of NBD Capital Stock to be received by such "affiliate" in the Merger: (i) in the case of shares of NBD Capital Stock to be received by "affiliates" of First Chicago in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (ii) except to the extent and under the conditions permitted therein, during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of First Chicago and NBD.

  (b) The Surviving Corporation shall use its best efforts to publish as promptly as reasonably practical but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

  6.6 Stock Exchange Listing. NBD shall cause the shares of NBD Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time and shall use its best efforts to cause the shares of NBD Preferred Stock to be so approved.

  6.7 Employee Benefit Plans. (a) From and after the Effective Time, unless otherwise mutually determined, the NBD Benefit Plans and First Chicago Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of NBD or First Chicago (or their Subsidiaries) covered by such plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such plans, adopt new benefit plans with respect to employees of the Surviving Corporation and its Subsidiaries (the "New Benefit Plans"). Prior to the Closing Date, NBD and First Chicago shall cooperate in reviewing, evaluating and analyzing the First Chicago Benefit Plans and NBD Benefit Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby subsequent to the Merger. It is the intention of NBD and First Chicago to develop New Benefit Plans, effective as of the Effective Time, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees of the Surviving Corporation who were covered by NBD Benefit Plans, on the one hand, and those covered by First Chicago Benefit Plans, on the other, at the Effective Time.

  (b) The foregoing nothwithstanding, the Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the date hereof under the First Chicago Benefit Plans or the NBD Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the First Chicago Disclosure Schedule and the NBD Disclosure Schedule.

  (c) Nothing in this Section 6.7 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any First Chicago Benefit Plans, NBD Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

  (d) NBD and First Chicago shall take all actions necessary, including securing the consent of optionees, to amend the terms of NBD Benefits Plans pursuant to which options to purchase NBD Common Stock have been issued or granted ("NBD Stock Plans") and the First Chicago Stock Plans and any severance or other agreements that provide for the surrender of stock options issued thereunder in exchange for a cash payment ("LSARs") as a result of or in connection with the Merger to provide that such LSARs shall be settled in stock with a fair market value equal to the cash that would otherwise have been payable thereunder.

  6.8 Indemnification; Directors' and Officers' Insurance. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of First Chicago or any of its Subsidiaries, including any entity specified in the First Chicago Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of First Chicago, any of the First Chicago Subsidiaries or any entity specified in the First Chicago Disclosure Schedule or any of their respective predecessors or (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, NBD shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with NBD; provided, however, that (A) NBD shall have the right to assume the defense thereof and upon such assumption NBD shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if NBD elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between NBD and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with NBD, and NBD shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (B) NBD shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, NBD shall be obligated to pay for such separate counsel, (C) NBD shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (D) NBD shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify NBD thereof, provided that the failure to so notify shall not affect the obligations of NBD under this Section 6.8 except to the extent such failure to notify materially prejudices NBD. NBD's obligations under this Section 6.8 continue in full force and effect for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

  (b) NBD shall use its best efforts to cause the individuals serving as officers and directors of First Chicago, its Subsidiaries or any entity specified in the First Chicago Disclosure Schedule immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by First Chicago (provided that NBD may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall NBD be required to expend more than 200% of the current amount expended by First Chicago (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and provided further that if NBD is unable to maintain or obtain the insurance called for by this Section 6.8(b), NBD shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

  (c) In the event NBD or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of NBD assume the obligations set forth in this section.

  (d) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

  6.9 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of NBD and a Subsidiary of First Chicago) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, NBD.

  6.10 Advice of Changes. First Chicago and NBD shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

  6.11 Dividends. After the date of this Agreement, each of First Chicago and NBD shall coordinate with the other the declaration of any dividends in respect of First Chicago Common Stock and NBD Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of First Chicago Common Stock or NBD Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of First Chicago Common Stock and/or NBD Common Stock and any shares of NBD Capital Stock any such holder receives in exchange therefor in the Merger.

                                  ARTICLE VII

                             Conditions Precedent

  7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the respective requisite affirmative votes of the holders of NBD Common Stock and First Chicago Common Stock entitled to vote thereon.

    (b) NYSE Listing. The shares of NBD Common Stock which shall be issued to the stockholders of First Chicago upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

    (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

    (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

    (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

    (f) Federal Tax Opinion. First Chicago and NBD each shall have received an opinion of Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to First Chicago and NBD, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

      (i) The Merger will constitute a tax free reorganization under
    Section 368(a)(1)(A) of the Code and First Chicago and NBD will each be a party to the reorganization;

      (ii) No gain or loss will be recognized by First Chicago or NBD as a result of the Merger;

      (iii) No gain or loss will be recognized by the stockholders of First Chicago who exchange their First Chicago Capital Stock solely for NBD Capital Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in NBD Capital Stock);

      (iv) The tax basis of the NBD Capital Stock received by stockholders who exchange all of their First Chicago Capital Stock solely for NBD Capital Stock in the Merger will be the same as the tax basis of the First Chicago Capital Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

      (v) The holding period of NBD Capital Stock received by stockholders of First Chicago in the Merger will include the period during which the shares of First Chicago Capital Stock surrendered in exchange therefor were held; provided, such First Chicago Capital Stock was held as a capital asset by the holder of such First Chicago Capital Stock at the Effective Time.

    In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of First Chicago, NBD and others.

    (g) Pooling of Interests. First Chicago and NBD shall each have received a letter from their respective independent accountants addressed to NBD or First Chicago, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

  7.2 Conditions to Obligations of First Chicago. The obligation of First Chicago to effect the Merger is also subject to the satisfaction or waiver by First Chicago at or prior to the Effective Time of the following conditions:

    (a) Representations and Warranties. The representations and warranties of NBD set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. First Chicago shall have received a certificate signed on behalf of NBD by the Chief Executive Officer and the Chief Financial Officer of NBD to the foregoing effect.

    (b) Performance of Obligations of NBD. NBD shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and First Chicago shall have received a certificate signed on behalf of NBD by the Chief Executive Officer and the Chief Financial Officer of NBD to such effect.

  7.3 Conditions to Obligations of NBD. The obligation of NBD to effect the Merger is also subject to the satisfaction or waiver by NBD at or prior to the Effective Time of the following conditions:

    (a) Representations and Warranties. The representations and warranties of First Chicago set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. NBD shall have received a certificate signed on behalf of First Chicago by the Chief Executive Officer and the Chief Financial Officer of First Chicago to the foregoing effect.

    (b) Performance of Obligations of First Chicago. First Chicago shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and NBD shall have received a certificate signed on behalf of First Chicago by the Chief Executive Officer and the Chief Financial Officer of First Chicago to such effect.

    (c) First Chicago Rights Agreement. The rights issued pursuant to the First Chicago Rights Agreement shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of such agreement.

                                 ARTICLE VIII

                           Termination and Amendment

  8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of First Chicago or NBD:

    (a) by mutual consent of First Chicago and NBD in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

    (b) by either the Board of Directors of First Chicago or the Board of Directors of NBD if any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

    (c) by either the Board of Directors of First Chicago or the Board of Directors of NBD if the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement, unless the failure of the Closing (as defined in Section 9.1) to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

    (d) by either the Board of Directors of First Chicago or the Board of Directors of NBD (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date; or

    (e) by either First Chicago or NBD if any approval of the stockholders of First Chicago or NBD required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof.

  8.2 Effect of Termination. In the event of termination of this Agreement by either First Chicago or NBD as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of First Chicago, NBD, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b), 8.2, 9.2 and 9.3, shall survive any termination of this Agreement, and
(ii) notwithstanding anything to the contrary contained in this Agreement, neither First Chicago nor NBD shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

  8.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of NBD; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of First Chicago or NBD, there may not be, without further approval of such stockholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the holders of First Chicago Common Stock hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of First Chicago or NBD, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of First Chicago Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE IX

                              GENERAL PROVISIONS

  9.1 Closing. Subject to the terms and conditions of this Agreement and the Option Agreements, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, unless extended by mutual agreement of the parties (the "Closing Date").

  9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreements, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

  9.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by First Chicago and NBD.

  9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to First Chicago, to:

      First Chicago Corporation
      One First National Plaza, Suite O276
      Chicago, Illinois 60670
      Attn: General Counsel

      Fax: (312) 732-1069

  and

    (b) if to NBD, to:

      NBD Bancorp, Inc.
      611 Woodward Avenue
      Detroit, Michigan 48226
      Attn: General Counsel

      Fax: (313) 225-2070

  9.5 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require NBD, First Chicago or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

  9.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

  9.7 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option Agreements and the Confidentiality Agreement.

  9.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

  9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  9.10 Publicity. Except as otherwise required by applicable law or the rules of the NYSE, neither First Chicago nor NBD shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

  9.11 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

  IN WITNESS WHEREOF, First Chicago and NBD have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

NBD Bancorp, Inc.                         First Chicago Corporation


          /s/ Verne G. Istock                      /s/ Richard L. Thomas
By: _________________________________     By: _________________________________
            Verne G. Istock                         Richard L. Thomas
     Chairman and Chief Executive              Chairman and Chief Executive
                Officer                                   Officer

                                                                      EXHIBIT B



                     [LETTERHEAD OF MONTGOMERY SECURITIES]

September 18, 1995

Members of the Board of Directors
NBD Bancorp, Inc.
611 Woodward Avenue
Detroit, Michigan 48226

Gentlemen:

  We understand that NBD Bancorp, Inc., a Delaware corporation (the "Company"), and First Chicago Corporation, a Delaware corporation ("First Chicago"), have entered into an Agreement and Plan of Merger, dated as of July 11, 1995, as amended (the "Merger Agreement"), pursuant to which First Chicago will be merged with and into the Company, which will be the surviving entity (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement, we understand that (i) each outstanding share of the common stock, $5.00 par value per share, of First Chicago, except those shares held or owned, directly or indirectly, by either party to the Merger Agreement or any of their respective subsidiaries other than in a fiduciary capacity or in respect of a debt previously contracted, will be converted into the right to receive 1.81 shares of the common stock, $1.00 par value per share, of the Company (the "Company Common Stock"), subject to certain adjustments, and (ii) each outstanding share of each series of the preferred stock of First Chicago will be converted into the right to receive one share of a series of preferred stock of the Company with substantially the same terms as that of the exchanged share (collectively, the "Consideration").

  You have asked for our opinion as to whether the Consideration to be paid by the Company pursuant to the Merger is fair to the Company from a financial point of view, as of the date hereof.

  In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to the Company and First Chicago, including the consolidated financial statements for recent years and interim periods to June 30, 1995 and certain other relevant financial and operating data relating to the Company and First Chicago made available to us from published sources and from the internal records of the Company and First Chicago; (ii) reviewed the Merger Agreement; (iii) reviewed certain historical market prices and trading volumes of the Company Common Stock and the common stock of First Chicago as reported by the New York Stock Exchange; (iv) compared the Company and First Chicago from a financial point of view with certain other companies which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations, including transactions which we deemed to be mergers of equals, in the banking and savings and loan industries which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of the Company and First Chicago certain information of a business and financial nature regarding the Company and First Chicago, furnished to us by them, including financial forecasts and related assumptions of the Company and First Chicago; (vii) made inquiries regarding and discussed the Merger, the Merger Agreement and other matters related thereto with the Company's counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

  In connection with our review, we have not assumed any obligation independently to verify any of the foregoing information and have relied on all such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company and First Chicago provided to us by their respective managements, we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of the Company and First Chicago and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in the Company's or First Chicago's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel as to all legal matters with respect to the Company, First Chicago, the Merger and the Merger Agreement. We have also assumed that you will conduct the Merger in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. In addition, we are not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of the Company and First Chicago are in the aggregate adequate to cover such losses. In addition, we have not assumed responsibility for reviewing any individual credit files or making an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company or First Chicago, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We have further assumed, with your consent, that the Merger will be consummated in accordance with the terms and provisions of the Merger Agreement, without any amendments thereto, and without any waiver by the Company or First Chicago of any of the material conditions to their respective obligations thereunder.

  In the ordinary course of our business, we actively trade the equity securities of the Company and First Chicago for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also performed various investment banking services for the Company.

  Based upon the foregoing and in reliance thereon, it is our opinion that the Consideration to be paid by the Company pursuant to the Merger is fair to the Company from a financial point of view, as of the date hereof.

  This opinion is furnished pursuant to our engagement letter dated June 13, 1995. This opinion is addressed to the Board of Directors of the Company and is not intended to be and shall not be deemed to constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. Except as provided in such engagement letter, this opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner without our prior written consent. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                          Very truly yours,

                                          MONTGOMERY SECURITIES

                                                                      EXHIBIT C


                    [Letterhead of Lazard Freres & Co. LLC]

                                                             September 18, 1995

The Board of Directors First Chicago Corporation One First National Plaza Chicago, Illinois 60670

Dear Members of the Board:

  We understand that First Chicago Corporation ("First Chicago") and NBD Bancorp, Inc. ("NBD") have entered into an Agreement and Plan of Merger, dated as of July 11, 1995, as amended (the "Agreement"), pursuant to which First Chicago proposes to merge with and into NBD (the "Merger"). In connection with their entering into the Agreement, we note that First Chicago and NBD also entered into separate stock option agreements pursuant to which (i) First Chicago has granted to NBD an option to purchase, at a price and on terms and conditions set forth therein, up to 19.9% of the outstanding shares of common stock, par value $5.00 per share ("First Chicago Common Stock"), of First Chicago and (ii) NBD has granted to First Chicago an option to purchase, at a price set forth therein and on substantially the same terms and conditions as those of the option issued by First Chicago to NBD, up to 19.9% of the outstanding shares of common stock, par value $1.00 per share ("NBD Common Stock"), of NBD.

  You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of First Chicago Common Stock, of the exchange ratio (the "Exchange Ratio") of 1.81 shares of NBD Common Stock to be exchanged for each share of First Chicago Common Stock in the Merger, as provided in the Agreement. In connection with this opinion, we have:

  (i) Reviewed the financial terms and conditions of the Agreement;

  (ii) Analyzed certain historical business and financial information relating to First Chicago and NBD;

  (iii) Reviewed various financial forecasts and other data provided to us by First Chicago and NBD with respect to the businesses and prospects of First Chicago and NBD, respectively, the strategic objectives of each, and possible financial benefits which might be realized following the Merger;

  (iv) Participated in discussions with members of the senior managements of First Chicago and NBD with respect to the businesses and prospects of First Chicago and NBD, respectively, the strategic objectives of each, and possible financial benefits which might be realized following the Merger;

  (v) Reviewed public information with respect to certain other bank holding companies, the securities of which are publicly traded;

  (vi) Reviewed the financial terms of certain comparable business combinations involving bank holding companies;

  (vii) Reviewed the historical stock prices and trading volumes of shares of First Chicago Common Stock and NBD Common Stock; and

  (viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

  We have relied upon the accuracy and completeness of the financial and other information provided by First Chicago and NBD and reviewed by us for purposes of this opinion, and have not assumed any responsibility for any independent verification of such information. With respect to financial forecasts, as well as projected cost savings, revenue enhancements and operating synergies, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of First Chicago and NBD as to the future financial performance of First Chicago and NBD, respectively, and we have assumed that such forecasts and projections will be realized in the amounts and at the times contemplated thereby. We assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based. We are not experts in the evaluation of loan portfolios or the allowances for loan losses with respect thereto and have assumed with your consent that such allowances for First Chicago and NBD are in the aggregate adequate to cover such losses. In addition, we have not reviewed individual credit files nor have we made an independent appraisal of the assets and liabilities of First Chicago or NBD or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Finally, you have informed us and we have assumed, with your consent, that the Merger will be recorded as a pooling of interests in accordance with generally accepted accounting principles.

  Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by First Chicago and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on First Chicago, NBD or the combined company.

  Lazard Freres & Co. LLC is acting as financial advisor to First Chicago in connection with the Merger and will receive fees for our services, including a fee for rendering this opinion and additional fees for our other services as financial advisor. A substantial portion of such additional fees is contingent upon the closing of the Merger. Also, as you are aware, we have from time to time provided investment banking and financial advisory services to First Chicago for which we previously have received fees.
  Further, our opinion is limited to the fairness, from a financial point of view, to the holders of First Chicago Common Stock of the Exchange Ratio and does not address First Chicago's underlying business decision to undertake the Merger. Moreover, this letter, and the opinion expressed herein, does not constitute a recommendation to any stockholder as to any approval of the Merger or the Agreement. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction.

  Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of First Chicago Common Stock from a financial point of view.

                                          Very truly yours,

                                          Lazard Freres & Co. LLC

                                                  Kendrick R. Wilson, III
                                          By___________________________________
                                                     Managing Director

                                  LOGO OF NBD

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article Eighth of the Registrant's Restated Certificate of Incorporation, as amended, provides for indemnification of directors and officers. The provision provides that any person shall be indemnified and reimbursed by the Registrant for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of the Registrant, or of any corporation or organization which the person served in any capacity at the request of the Registrant, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided, however, that no indemnification shall be made in respect of any matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the Registrant unless the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity.

  The directors and officers of the Registrant are covered by an insurance policy, indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits. The following is a list of Exhibits to this Registration
Statement:

      2     Agreement and Plan of Merger, dated as of July 11, 1995, between
            NBD Bancorp, Inc. ("NBD") and First Chicago Corporation ("First
            Chicago"), as amended (included in Part I of this Registration
            Statement as Exhibit A to the Joint Proxy Statement-Prospectus)
      3(i) Restated Certificate of Incorporation of NBD (incorporated by reference to Exhibit 3 to NBD's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)
      3(ii) Amended By-laws of NBD
      4(a) Form of Proposed Amended and Restated Certificate of Incorporation of First Chicago NBD Corporation
      4(b) Instruments defining the rights of security holders, including indentures (NBD has no instruments defining the rights of holders of equity or debt securities where the amount of securities authorized thereunder exceeds 10% of the total assets of NBD and its subsidiaries on a consolidated basis. NBD hereby agrees to furnish to the Commission upon request a copy of any instrument covering securities the amount of which does not exceed 10% of the total assets of NBD and its subsidiaries on a consolidated basis)
      4(c)  Form of Certificate of Designation Preferences, Rights and
            Limitations relating to the NBD Preferred Stock with Cumulative and Adjustable Dividends, Series B
      4(d)  Form of Certificate of Designation Preferences, Rights and
            Limitations relating to the NBD Preferred Stock with Cumulative and Adjustable Dividends, Series C
      4(e)  Form of Certificate of Designation Preferences, Rights and
            Limitations relating to the NBD 8.45% Cumulative Preferred Stock,
            Series E
      4(f)  Form of Certificate of Designation Preferences, Rights and
            Limitations relating to the NBD 5 3/4% Cumulative Convertible
            Preferred Stock, Series B

      4(g) Deposit Agreement relating to the 5 3/4% Cumulative Convertible
           Preferred Stock, Series B (incorporated by reference to Exhibit 4(k)
           to First Chicago's Registration Statement on Form S-3 (No. 33-51408)
           as filed on First Chicago's Current Report on Form 8-K dated March
           5, 1993)
      4(h) Deposit Agreement relating to the NBD 8.45% Cumulative Preferred
           Stock, Series E (incorporated by reference to Exhibit 4(h) to First
           Chicago's Registration Statement on Form S-3 (No. 33-51408) as filed on First Chicago's Current Report on Form 8-K dated November 13,
           1992)
      5    Opinion of Daniel T. Lis as to legality of securities being issued
      8    Form of Opinion of Wachtell, Lipton, Rosen & Katz as to federal income tax matters
     12    Computation of Consolidated Ratios of Earnings to Fixed Charges
     21    Subsidiaries of NBD
     23(a) Consent of Deloitte & Touche LLP
     23(b) Consent of Arthur Andersen LLP
     23(c) Consent of Montgomery Securities, Inc.
     23(d) Consent of Lazard, Freres & Co. LLC
     23(e) Consent of Daniel T. Lis (included in Exhibit 5 hereof)
     23(f) Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8 hereof)
     24    Powers of Attorney (included on signature pages to this Registration
           Statement)
     99(a) Form of Proxy for NBD
     99(b) Form of Plan Participant Instruction Card for NBD
     99(c) Form of Proxy for First Chicago
     99(d) Form of Plan Participant Instruction Card for First Chicago
     99(e) Stock Option Agreement, dated as of July 11, 1995, between First
           Chicago (as "Issuer") and NBD (as "Grantee") (incorporated by reference to Exhibit 2 to NBD's Current Report on Form 8-K dated
           July 19, 1995)
     99(f) Stock Option Agreement, dated as of July 11, 1995, between NBD (as
           "Issuer") and First Chicago (as "Grantee") (incorporated by reference to Exhibit 3 to NBD's Current Report on Form 8-K dated
           July 19, 1995)

ITEM 22. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's and First Chicago's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 20 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES AND AMENDMENTS

  Each person whose signature appears below constitutes and appoints the Chairman and Chief Executive Officer, the Chief Financial Officer or the Secretary of the Registrant, or any one of them, acting alone, such person's true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit and State of Michigan on August 21, 1995.

                                          NBD BANCORP, INC.


                                          By:     /s/ Verne G. Istock
                                          _____________________________________
                                                     VERNE G. ISTOCK
                                                      CHAIRMAN AND
                                                 CHIEF EXECUTIVE OFFICER

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 21, 1995.

              SIGNATURE                                TITLE
              ---------                                -----
         /s/ Verne G. Istock          Chairman, Chief Executive Officer and
 ____________________________________ Director
           Verne G. Istock

         /s/ Philip S. Jones          Executive Vice President, Treasurer and
 ____________________________________ Chief Financial Officer (Principal
           Philip S. Jones            Financial Officer)

         /s/ Gerald K. Hanson         Senior Vice President and Comptroller
 ____________________________________ (Principal Accounting Officer)
           Gerald K. Hanson

       /s/ Terence E. Adderley        Director
 ____________________________________
         Terence E. Adderley

         /s/ James K. Baker           Director
 ____________________________________
            James K. Baker

          /s/ Don H. Barden           Director
 ____________________________________
            Don H. Barden

       /s/ Siegfried Buschmann        Director
 ____________________________________
         Siegfried Buschmann

        /s/ Bernard B. Butcher        Director
 ____________________________________
          Bernard B. Butcher

              SIGNATURE                 TITLE
              ---------                 -----
           /s/ John W. Day            Director
 ____________________________________
             John W. Day

      /s/ Maureen A. Fay, O.P.        Director
 ____________________________________
         Maureen A. Fay, O.P.

      /s/ Charles T. Fisher III       Director
 ____________________________________
        Charles T. Fisher III

       /s/ Alfred R. Glancy III       Director
 ____________________________________
         Alfred R. Glancy III
                                      Director

 ____________________________________
          Dennis J. Gormley

      /s/ Joseph L. Hudson, Jr.       Director
 ____________________________________
        Joseph L. Hudson, Jr.

        /s/ Thomas H. Jeffs II        Director
 ____________________________________
          Thomas H. Jeffs II

          /s/ John E. Lobbia          Director
 ____________________________________
            John E. Lobbia

       /s/ Richard A. Manoogian       Director
 ____________________________________
         Richard A. Manoogian

    /s/ William T. McCormick, Jr.     Director
 ____________________________________
      William T. McCormick, Jr.

      /s/ Thomas E. Reilly, Jr.       Director
 ____________________________________
        Thomas E. Reilly, Jr.

           /s/ Irving Rose            Director
 ____________________________________
             Irving Rose

        /s/ Robert C. Stempel         Director
 ____________________________________
          Robert C. Stempel

                                      Director
 ____________________________________
            Peter W. Stroh

                                      Director
 ____________________________________
            Ormand J. Wade

                                 EXHIBIT INDEX

                                                                     SEQUENTIAL
 EXHIBIT                                                                PAGE
 NUMBER                     DOCUMENT DESCRIPTION                       NUMBER
 -------                    --------------------                     ----------
  2      Agreement and Plan of Merger, dated as of July 11, 1995,
         between NBD Bancorp, Inc. ("NBD") and First Chicago
         Corporation ("First Chicago") as amended (included in
         Part I as Exhibit A to the Joint Proxy Statement-
         Prospectus in this Registration Statement)
  3(i)   Restated Certificate of Incorporation of NBD
         (incorporated by reference to Exhibit 3 to NBD's Annual
         Report on Form 10-K for the fiscal year ended December
         31, 1993)
  3(ii)  Amended By-laws of NBD
  4(a)   Form of Proposed Amended and Restated Certificate of
         Incorporation of First Chicago NBD Corporation
  4(b)   Instruments defining the rights of security holders,
         including indentures (NBD has no instruments defining the
         rights of holders of equity or debt securities where the
         amount of securities authorized thereunder exceeds 10% of
         the total assets of NBD and its subsidiaries on a
         consolidated basis. NBD hereby agrees to furnish to the
         Commission upon request a copy of any instrument covering
         securities the amount of which does not exceed 10% of the
         total assets of NBD and its subsidiaries on a
         consolidated basis)
  4(c)   Form of Certificate of Designation Preferences, Rights
         and Limitations relating to the NBD Preferred Stock with
         Cumulative and Adjustable Dividends, Series B
  4(d)   Form of Certificate of Designation Preferences, Rights
         and Limitations relating to the NBD Preferred Stock with
         Cumulative and Adjustable Dividends, Series C
  4(e)   Form of Certificate of Designation Preferences, Rights
         and Limitations relating to the NBD 8.45% Cumulative
         Preferred Stock, Series E
  4(f)   Form of Certificate of Designation Preferences, Rights
         and Limitations relating to the NBD 5 3/4% Cumulative
         Convertible Preferred Stock, Series B
  4(g)   Deposit Agreement relating to the 5 3/4% Cumulative
         Convertible Preferred Stock, Series B (incorporated by
         reference to Exhibit 4(k) to First Chicago's Registration
         Statement on Form S-3 (No. 33-51408) as filed on First
         Chicago's Current Report on Form 8-K dated March 5, 1993)
  4(h)   Deposit Agreement relating to the NBD 8.45% Cumulative
         Preferred Stock, Series E (incorporated by reference to
         Exhibit 4(h) to First Chicago's Registration Statement on
         Form S-3 (No. 33-51408) as filed on First Chicago's
         Current Report on Form 8-K dated November 13, 1992)
  5      Opinion of Daniel T. Lis as to legality of securities
         being issued
  8      Form of Opinion of Wachtell, Lipton, Rosen & Katz as to
         federal income tax matters
 12      Computation of Consolidated Ratios of Earnings to Fixed
         Charges
 21      Subsidiaries of NBD
 23(a)   Consent of Deloitte & Touche LLP
 23(b)   Consent of Arthur Andersen LLP
 23(c)   Consent of Montgomery Securities, Inc.
 23(d)   Consent of Lazard, Freres & Co. LLC
 23(e)   Consent of Daniel T. Lis (included in Exhibit 5 hereof)
 23(f)   Consent of Wachtell, Lipton, Rosen & Katz (included in
         Exhibit 8 hereof)
 24      Powers of Attorney (included on signature pages to this
         Registration Statement)
 99(a)   Form of Proxy for NBD

                                                                 SEQUENTIAL
 EXHIBIT                                                            PAGE
 NUMBER                   DOCUMENT DESCRIPTION                     NUMBER
 -------                  --------------------                   ----------
 99(b)   Form of Plan Participant Instruction Card for NBD
 99(c)   Form of Proxy for First Chicago
 99(d)   Form of Plan Participant Instruction Card for First
         Chicago
 99(e)   Stock Option Agreement, dated as of July 11, 1995,
         between First Chicago (as "Issuer") and NBD (as
         "Grantee") (incorporated by reference to Exhibit 2 to
         NBD's Current Report on Form 8-K dated July 19, 1995)
 99(f)   Stock Option Agreement, dated as of July 11, 1995,
         between NBD (as "Issuer") and First Chicago (as
         "Grantee") (incorporated by reference to Exhibit 3 to
         NBD's Current Report on Form 8-K dated July 19, 1995)